Exhibit 2.1

****** Where this marking appears throughout this Exhibit 2.1, information has been omitted pursuant to a request for confidential treatment and such information has been filed with the Securities and Exchange Commission separately.

CONTRIBUTION AGREEMENT
This Contribution Agreement (“Agreement”), dated this 19th day of July, 2016, is made and entered into between BKEP Terminal Holding, L.L.C., a Texas limited liability company (“Acquirer”), Ergon Asphalt & Emulsions, Inc., a Mississippi corporation (“EA&E”), Ergon Terminaling, Inc., a Mississippi corporation (“ETI”), Ergon Asphalt Holdings, LLC, a Delaware limited liability company (“EAH”), and Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”). Each of EA&E, ETI and EAH is sometimes referred to individually as a “Contributor” and sometimes collectively referred to as the “Contributors”. Each Contributor, Acquirer and the Partnership are sometimes individually referred to as a “Party” and sometimes collectively referred to as the “Parties”.
RECITALS
WHEREAS, one or more the Contributors are the owner or lessee of certain asphalt terminals, storage tanks and related real property, contracts, Permits, assets and other interests including (i) an asphalt terminal located in Wolcott, Kansas, (ii) an asphalt terminal located in Ennis, Texas, (iii) an emulsion terminal located in Chandler, Arizona, (iv) an emulsion terminal located in Mt. Pleasant, Texas, (v) an emulsion terminal located in Pleasanton, Texas, (vi) an asphalt terminal located in Birmingport, Alabama, (vii) an asphalt terminal located in Memphis, Tennessee, (viii) an asphalt terminal located in Nashville, Tennessee and (ix) an asphalt terminal located in Yellow Creek, Mississippi (which terminals, storage tanks and related property, contracts, Permits, assets and other interests are described on Schedule 1 attached hereto and specifically include the Owned Real Property, Leased Real Property, Personal Property and Permits, the “Terminal Assets”);
WHEREAS, at or before the Closing, the Contributors will contribute the Terminal Assets to BKEP Terminalling, L.L.C., a Texas limited liability company to be formed prior to the Closing as a wholly owned subsidiary of the Contributors (“Holdings”), pursuant to the Transfer Documents;
WHEREAS, the Contributors desire to contribute, and Acquirer desires to acquire, all of the issued and outstanding membership interests (the “Membership Interests”) in Holdings and an amounts in cash of (i) $22,100,000.00 (as it may be adjusted in accordance with Section 1.3, the “Series A Cash Amount”), and (ii) $5,000,000.00 (the “Common Cash Amount” and, collectively with the Series A Cash Amount, the “Cash Amount”), upon the terms and subject to the conditions set forth below in this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows (capitalized terms used herein and not otherwise defined shall have the meanings set forth on Appendix A):

ARTICLE 1: CONTRIBUTION OF MEMBERSHIP INTERESTS AND CASH AMOUNT

1.1.    Contribution and Acquisition of the Membership Interests and Cash Amount. Subject to

the terms and conditions set forth herein, at the Closing (defined below), the Contributors shall contribute and convey to Acquirer, and Acquirer shall acquire from the Contributors, the Membership Interests (which Membership Interests have a Net Agreed Value (as such term is defined in the Partnership’s Fourth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”)) of $108,837,721.00) and the Cash Amount.

1.2.    Consideration; General Partner Top-Off Rights. Subject to the terms and conditions set forth herein, at the Closing (i) in exchange for the contribution by the Contributors of the Membership Interests and the Series A Cash Amount, Acquirer agrees to deliver to Contributor 18,312,968 newly issued, unregistered Series A Preferred Units (as such term is defined in the Partnership Agreement) of the Partnership (the “Issued Series A Units”), and (ii) in exchange for the contribution to the Contributors of the Common Cash Amount, Acquirer agrees to deliver to Contributor a number (rounded down to the nearest whole Common Unit) of newly issued, unregistered Common Units (as that term is defined in the Partnership Agreement) of the Partnership equal to (A) the Common Cash Amount divided by (B) the Common Purchase Price (the “Issued Common Units,” and collectively with the Issued Series A Units, the “Issued Units”). At Closing, the Partnership shall cause American Stock Transfer & Trust Company, LLC (the “Transfer Agent”) to deliver the Issued Units to the Contributors in accordance with the transfer agent instruction letter in the form reasonably requested by the Transfer Agent (the “Transfer Agent Instruction Letter”), which Issued Units shall be allocated to the respective Contributors in accordance with the written instructions of EA&E delivered to the Partnership prior to the Closing Date. The Contributors hereby agree that, upon receipt of the Issued Units, each Contributor (i) shall be admitted to the Partnership as a Limited Partner (as defined in the Partnership Agreement), (ii) shall become bound by the terms of the Partnership Agreement, (iii) grants the powers of attorney set forth in the Partnership Agreement and (iv) makes the consents and approvals contained in the Partnership Agreement. The parties acknowledge that, in connection with such issuance of the Issued Units, the General Partner shall be entitled to make additional Capital Contributions (as defined in the Partnership Agreement) in accordance with Section 5.2(a) of the Partnership Agreement.
1.3.    Costs and Adjustments.
(a)    All utility costs and other operating expenses, rents, prepaid items and other similar items attributable to the Terminal Assets shall be prorated as of the time of Closing on the basis of the proportional number of days in the relevant determination period for such items, allocated to the Contributors for all days through and including the Closing Date, and to Acquirer for all days after the Closing Date. To the extent known prior to the Closing Date, such amounts shall be apportioned as of the Closing Date, and the net amount thereof shall be added to or deducted from, as the case may be, the Series A Cash Amount. Any such amounts which are not known or available for proration on the Closing Date shall be paid by Acquirer to the Contributors, or the Contributors to Acquirer, as applicable, as soon as practicable after such amount becomes available, but in no event later than 90 days after the applicable tax year that overlaps the Closing Date.
(b)    Each of Acquirer, on one hand, and the Contributors, on the other hand, shall pay and be responsible for fifty percent (50%) of all fees and charges and/or transfer Taxes applicable to the transfer of the Membership Interests and any sales, use, excise, and any and all other Taxes, together with any interest, fines and penalties, as a result of the transfer of the Membership Interests or the contribution of the Terminal Assets to Holdings; provided, however, that each Contributor shall be responsible for its own income Taxes in respect of the transfer of the Membership Interests and the contribution of the Terminal Assets to Holdings pursuant to the transactions contemplated by this Agreement.

(c)    The Contributors shall pay (or reimburse Acquirer) for fifty percent (50%) the fees and expenses of Jackson Walker L.L.P. related to the preparation and provision of the Legal Opinion, provided that the aggregate amount payable by the Contributors under this Section 1.3(c) shall not exceed $25,000.00.
ARTICLE 2: CLOSING
2.1.    Time and Place of Closing. Consummation of the transactions contemplated by this Agreement (the “Closing”), shall, unless otherwise agreed to in writing by Acquirer and EA&E, take place at the offices of Baker Botts L.L.P., counsel to the Contributors, located at 910 Louisiana Street, Houston, Texas 77002, at 10:00 a.m., Central Time, on the later of (a) the first business day after the conditions set forth in Article 7 have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date) and (b) such other date and time as to which the Parties agree in writing, in each case subject to the rights of the Parties under Sections 7.1 through 7.4. The date on which the Closing occurs is herein referred to as the “Closing Date.” The Closing shall be deemed effective as of 12:01 a.m., Central Time, on the Closing Date.
2.2.    Deliverables: At the Closing:
(a)    The Contributors shall deliver (or cause to be delivered) to Acquirer:
(i)    the Cash Amount by wire transfer of immediately available funds, in United States dollars, to a bank account designed by Acquirer prior to the Closing;
(ii)    a duly executed assignment in the form attached hereto as Exhibit B providing for the assignment by the Contributors to Acquirer of the Membership Interests (the “Assignment of Membership Interests”);
(iii)    a Bill of Sale and Assignment Agreement in the form attached hereto as Exhibit C (the “Bill of Sale and Assignment Agreement”), which provides for the conveyance, assignment and transfer of the Personal Property to Holdings, duly executed by each of EA&E, ETI and Holdings;
(iv)    an Assignment and Assumption of Lease Agreement in the form attached hereto as Exhibit D (the “Lease Assignment Agreement”), which provides for the assignment and transfer of the Leased Real Property to Holdings, duly executed by Ergon, Inc., a Mississippi corporation, and Holdings;
(v)    executed and acknowledged special warranty deeds, in substantially the form attached hereto as Exhibit E, as modified by specific state requirements (the “Deeds” and, collectively with the Bill of Sale and Assignment Agreement, the Lease Assignment Agreement, the “Transfer Documents”), which provide for the conveyance of good and indefeasible title to the Owned Real Property to Holdings, duly executed by the applicable Contributor and Holdings;

(vi)    [Reserved.]
(vii)    for each of the Contributors and Holdings, a certificate by the applicable Secretary of State, dated no earlier than 15 days prior to the Closing Date, as to the good standing (or its equivalent) of such person in its jurisdiction of formation;
(viii)    for each of the Contributors and Holdings, a certificate, dated the Closing Date and signed by an authorized person of such Contributor or Holdings (as applicable), certifying as to the completeness and correctness of attached copies of (i) such person’s charter and governing documents (including amendments thereto), (ii) resolutions of such person (or its governing persons) approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and (iii) the incumbency and signatures of the signatories of the person executing this Agreement and any other certificate or document delivered in connection herewith on its behalf;
(ix)    a notice satisfying the requirements of Treasury Regulations § 1.1445-2(b)(2), in form and substance reasonably acceptable to Acquirer, duly executed by each Contributor;
(x)    for each of the Contributors and Holdings, all authorizations, consents and approvals required to be obtained by such person (as set forth in Schedule 3.2(c)), in each case, which shall be in full force and effect (other than Permits required under applicable Environmental Laws);
(xi)    a Storage Throughput and Handling Agreement in substantially the form attached hereto as Exhibit G (the “Storage Throughput and Handling Agreement”), duly executed by EA&E;
(xii)    a Registration Rights Agreement in substantially the form attached hereto as Exhibit H (the “Registration Rights Agreement”), duly executed by each Contributor;
(xiii)    a Secondment Agreement in substantially the form attached hereto as Exhibit I (the “Secondment Agreement”), duly executed by EA&E;
(xiv)    an Omnibus Agreement in substantially the form attached hereto as Exhibit J (the “Omnibus Agreement”), duly executed by EA&E and Holdings;
(xv)    a certificate, dated the Closing Date and signed by an authorized person of EA&E, on behalf of the Contributors, certifying on behalf of the Contributors that the conditions set forth in Sections 7.2(a), (b) and (c) have been satisfied; and
(xvi)    such other documents requested by Acquirer or the Partnership that are reasonably necessary to consummate the transactions contemplated hereby.

(b)    Acquirer shall deliver (or cause to be delivered) to the Contributors:
(i)    evidence from the Transfer Agent that the Issued Units have been credited to book-entry accounts maintained by the Transfer Agent;
(ii)    the Transfer Agent Instruction Letter duly executed by the Partnership and the Transfer Agent;
(iii)    a signed counterpart of the Assignment of Membership Interests;
(iv)    for each of Acquirer and the Partnership, a certificate by the applicable Secretary of State, dated no earlier than 15 days prior to the Closing Date, as to the good standing (or its equivalent) of such Party in its jurisdiction of formation;
(v)    for each of Acquirer and the Partnership, a certificate, dated the Closing Date and signed by an authorized person of Acquirer or the Partnership (as applicable), certifying as to the completeness and correctness of attached copies of (i) such Party’s charter and organizational documents (including amendments thereto), (ii) resolutions of such Party (or its governing persons) approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and (iii) the incumbency and signatures of the signatories of the person executing this Agreement and any other certificate or document delivered in connection herewith;
(vi)    the Storage Throughput and Handling Agreement, duly executed by Acquirer;
(vii)    the Registration Rights Agreement, duly executed by the Partnership;
(viii)    the Secondment Agreement, duly executed by Holdings;
(ix)    the Omnibus Agreement, duly executed by the General Partner, the Partnership and Acquirer;
(x)    an opinion from Jackson Walker L.L.P., in the form and substance attached hereto as Exhibit K (the “Legal Opinion”);
(xi)    a certificate, dated the Closing Date and signed by an authorized person of the Partnership, certifying (in substantially the same manner as set forth in Section 5.9(a)) as to the capitalization of the Partnership immediately prior to the Closing and the issuance of the Issued Units hereunder;
(xii)    a certificate, dated the Closing Date and signed by an authorized person of the Acquirer, on behalf of the Partnership and Acquirer, certifying on behalf of the Partnership and Acquirer, that the conditions set forth in Sections 7.3(a), (b) and (c) have been satisfied; and

(xiii)    such other documents requested by the Contributors that are reasonably necessary to consummate the transactions contemplated hereby.
ARTICLE 3: CERTAIN REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS
Except as set forth in the Schedules to this Agreement that make reference to a particular subsection of this Agreement to which exception is being taken, EA&E hereby represents and warrants to Acquirer as of the date hereof and as of the Closing Date (except for such representations and warranties made as of a specific date) that:
3.1.    Existence and Good Standing. Each of the Contributors is, and as of the Closing Date Holdings will be, a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the State of Mississippi, Delaware or Texas, as the case may be.
3.2.    Authority, Validity, Effect and No Conflict; Consents.
(a)    Each Contributor has all requisite authority and full legal capacity to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by each Contributor pursuant to all necessary authorization and is the legal, valid and binding obligation of such Contributor, enforceable against such Contributor, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar Laws and principles of equity affecting creditors’ rights and remedies generally (the “General Enforceability Exceptions”).
(b)    Neither the execution of this Agreement, nor the performance by any Contributor of its obligations hereunder, will (i) violate or conflict with the organizational or governing documents of such Contributor or Holdings or any Law or order, (ii) violate, conflict with or result in a breach or termination of, or otherwise give any person additional rights or compensation under, or the right to terminate or accelerate, or constitute (with notice or lapse of time, or both) a default under the terms of, any note, deed, mortgage, or other contract to which such Contributor or Holdings is or by which the Terminal Assets or the Membership Interests are bound, or (iii) result in the creation or imposition of any Lien (other than Permitted Liens) with respect to, or otherwise have a materially adverse effect upon, the Terminal Assets or Membership Interests.
(c)    Except as set forth on Schedule 3.2(c) attached hereto, no consent, approval, Permit, governmental order, declaration or filing of or with, or transfer of any of the foregoing, or notice to, any person (including any Governmental Authority) is required by or with respect to any Contributor or Holdings in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

3.3.    Title.
(a)    EA&E warrants to Acquirer that: (i) the Contributors own as of the date of this Agreement, and at the Closing Holdings will own, good and marketable (or, for the real property and the improvements thereon situated in Texas, good and indefeasible) fee simple title to the real property and the improvements thereon described on Schedule 3.3(a)(i) attached hereto (including all easements, rights-of-way and other rights and privileges appurtenant thereto, collectively the “Owned Real Property”); (ii) the Contributors own as of the date of this Agreement, and at the Closing Holdings will own, a good and valid leasehold interest in certain real property and the improvements thereon described on Schedule 3.3(a)(ii) hereto (including, all security deposits, reserves or prepaid rents paid in connection therewith, collectively “Leased Real Property” and, collectively with the Owned Real Property, the “Real Property”); (iii) the Contributors own as of the date of this Agreement, and at the Closing Holdings will own, good title or a valid leasehold interest in all personal property and other non-real estate assets included in the Terminal Assets (collectively, the “Personal Property”), which Personal Property is specifically described on Schedule 3.3(a)(iii) attached hereto, in each case free and clear of any Liens (other than Permitted Liens). None of the Contributors nor Holdings is in material violation of any covenants, restrictions or conditions of record with respect to the Terminal Assets. Except as provided in this Agreement, none of the Contributors nor Holdings has, (i) obligated itself in any manner whatsoever to sell, lease or encumber (other than with a Permitted Lien) the Terminal Assets or any interest therein to any party, or (ii) granted any rights of first refusal or purchase options or similar rights regarding the Terminal Assets, and to EA&E’s Knowledge, no rights of first refusal or purchase options or similar rights regarding the Terminal Assets exist.
(b)    Upon the formation of Holdings, the Contributors will have and at the Closing will transfer to Acquirer good and valid record and beneficial title to all of the Membership Interests, free and clear of any Liens. The Membership Interests constitute all of the issued and outstanding membership or other equity interests in Holdings and such Membership Interests have been duly and validly authorized and are fully paid (to the extent required under the limited liability company agreement of Holdings) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act). None of the Membership Interests were issued in violation of any agreement, arrangement or commitment to which any Contributor or Holdings in a party or bound. Except for the governing documents of Holdings, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Membership Interests or other equity interests in Holdings or obligating any Contributor or Holdings to issue or sell any Membership Interests or other equity interests in Holdings.
3.4.    No Violation. Except for Environmental Laws (which are the subject of Section 3.10), each of the Contributors, Holdings and their respective affiliates have complied, and are now complying in all material respects with all Laws applicable to the ownership, use and operation of the Terminal Assets, the Membership Interests and Holdings.
3.5.    Litigation. There is no action, suit, proceeding, inquiry or investigation (any of the foregoing, an “Action”) before or brought by any Governmental Authority, now pending, or, to the Knowledge of EA&E, threatened, against any Contributor, Holdings or any of their respective affiliates, in each case which might reasonably be expected, individually or in the aggregate, to result in a Contributor Material Adverse Effect or to materially and adversely affect the performance by any Contributor or Holdings of its obligations under this Agreement.

3.6.    Broker, Finder or Agent. None of the Contributors nor Holdings expressly or impliedly engaged any broker, finder or agent with respect to any transaction contemplated by this Agreement.
3.7.    Purchase for Investment. Each Contributor is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Each Contributor acknowledges that the Issued Units are not registered under the Securities Act or under any state or foreign securities Laws, are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, each Contributor represents that it is knowledgeable with respect to Rule 144 promulgated under the Securities Act. Each Contributor represents that it is not an underwriter, as such term is defined under the Securities Act, and is acquiring the Issued Units solely for investment, with no intention to distribute any of the Issued Units to any person, and such Contributor will not sell, transfer or otherwise dispose of the Issued Units except in compliance with this Agreement, the limited partnership agreement of the Partnership, as in effect from time to time, the registration requirements or exemption provisions under the Securities Act and the rules promulgated thereunder, and any other applicable securities Laws. Each Contributor acknowledges that (i) it has conducted its own investigation of the Partnership, (ii) it has had access to, and has had an adequate opportunity to review, all information the Partnership has filed with and furnished to the SEC, including the information set forth in the Partnership’s filings under the Exchange Act (including any risk factors set forth therein), and such financial and other information as it deems necessary to make its decision to acquire the Issued Units and (iii) it has been offered the opportunity to ask questions of the Partnership, and received answers thereto, as it deemed necessary in connection with the decision to acquire the Issued Units. Each Contributor acknowledges that the acquisition of the Issued Units involves substantial risk, and that such Contributor can bear the economic risk of its investment and that it has such knowledge and experience in financial or business matters that such Contributor is capable of evaluating the merits and risks of its investment in the Issued Units. Each Contributor has read and understands the Partnership Agreement.
3.8.    Legend. Each Contributor understands that the book-entry account maintained by the Transfer Agent evidencing ownership of the Issued Units will bear the legend or restrictive notation required by the Partnership Agreement as well as any other legend required by the Transfer Agent.
3.9.    Orders. There are no (a) outstanding governmental orders against any of the Contributors with respect to the Terminal Assets or Holdings or otherwise related to any Terminal Assets or the Membership Interests that provide for injunctive relief, or (b) unsatisfied judgments, penalties or awards against or otherwise affecting Holdings, the Membership Interests or any Terminal Assets.

3.10.    Environmental Matters. Except as would not reasonably be expected to have a Contributor Material Adverse Effect:
(a)    Each Contributor with respect to the Terminal Assets and the Terminal Assets are and have been in compliance with all Environmental Laws.
(b)    Except as specified in Schedule 3.10(b), no Contributor has received any written or, to the Knowledge of EA&E, oral notice of any claim alleging that any Contributor with respect to the Terminal Assets, or the Terminal Assets are in violation of or alleged to be in violation of, or are subject to any Liability arising under, any Environmental Law and no Action, order, judgment, injunction, consent agreement, decree, proceeding or, to the Knowledge of EA&E, investigation arising under Environmental Law is pending as to any Contributor with respect to the Terminal Assets or any Contributor with respect to the Terminal Assets.
(c)    To the Knowledge of EA&E, no Hazardous Materials have been used, stored, disposed of or Released (and, to the Knowledge of EA&E, no Release is currently threatened) on the Terminal Assets (including the Real Property) by the Contributors or any other person, except in compliance with and so has not given rise to any Liability arising under Environmental Laws.
(d)    None of the Contributors nor Holdings has received any written information request or notice of potentially responsible party status regarding any location related to the Terminal Assets at which any Hazardous Material for which any Contributor or Holdings (or any other person on behalf of any Contributor or Holdings) has arranged for disposal, have come to be located or disposed.
(e)    The Contributors (i) have obtained all Permits (defined below) required under applicable Environmental Laws for the ownership or operation of the Terminal Assets, which Permits are listed on Schedule 3.10(e), including for the construction, ownership and operation of the Terminal Assets, and each such Permit is either in full force and effect or remains effective as result of the timely filing of a renewal application and (ii) are and have been operating in compliance with all terms, conditions and obligations imposed by such Permits.
(f)    The Contributors have furnished to Acquirer true and correct copies of all environmental audits, assessments and reports and all other documents bearing on environmental, health or safety Liabilities relating to the Terminal Assets or past or current operations, properties or facilities of the Contributors or Holdings with respect to the Terminal Assets, in each case which are in its possession or under its reasonable control.
(g)    None of the Contributors nor Holdings has received written notice of any events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Authority or agency, against or affecting the Terminal Assets relating to Hazardous Materials or any Environmental Laws.
(h)    The Contributors and Holdings with respect to the Terminal Assets and the Terminal Assets are in compliance with all spill prevention, control and countermeasure requirements, including planning requirements, under applicable Environmental Laws.

3.11.    Tax Matters. Except as set forth on Schedule 3.11 or as would not reasonably be expected to result in a Contributor Material Adverse Effect: (a) all Tax Returns required to be filed (whether by the Contributors, Holdings or otherwise) on or prior to the Closing Date with respect to the Terminal Assets or Membership Interests and by or with respect to Holdings have been or will be timely filed, all such Tax Returns were or will be correct and complete in all material respects, and all Taxes due and payable or with respect to the Terminal Assets or Membership Interests and by or with respect to any Contributor or Holdings have been or will be paid; (b) there are no Liens for Taxes other than Permitted Liens upon any of the Terminal Assets or the Membership Interests; (c) there is no claim or adjustment pending, and no written assessment has been proposed, by any Governmental Authority in connection with any Tax relating to the Terminal Assets, Membership Interests or Holdings; (d) no Tax Returns relating to the Terminal Assets, Membership Interests or Holdings are under audit, examination, written inquiry or other proceeding by any Governmental Authority, and none of the Contributors nor Holdings has received any written notice from any Governmental Authority indicating an intent to open an audit or other review with respect to Taxes relating to the Terminal Assets, Membership Interests or Holdings; (e) none of the Contributors (with respect to the Terminal Assets or Membership Interests) nor Holdings is a party to any Tax allocation, indemnification or sharing arrangement (other than arrangements that principal purpose of which is not Tax-related); (f) no written claim has ever been made in a jurisdiction where Tax Returns or Taxes relating to the Terminal Assets, Membership Interests or Holdings have not been filed or paid to the effect that any Contributor or Holdings may be subject to taxation by that jurisdiction with respect to the Terminal Assets; (g) each of the Contributors (with respect to the Terminal Assets or Membership Interests) and Holdings has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed; and (h) none of the Contributors (with respect to the Terminal Assets or Membership Interests) nor Holdings has any Liability for the Taxes of any person under Treasury Regulations § 1.1502-6 (or any similar provision of state, local, or non-U.S. Law) other than a member of the consolidated group the common parent of which is Ergon, Inc., as a transferee or successor, by contract, or otherwise.
3.12.    No Operations or Liabilities.
(a)    At the Closing, the sole assets of Holdings shall consist of the Terminal Assets. Holdings has not, and as of the Closing will not have, carried on any business or engaged in any activity, other than (i) its organization, and (ii) the preparation, negotiation and execution of the Transfer Documents and the transactions contemplated thereby. As of the Closing, and at all times prior to the Closing, Holdings shall (i) have no operations, (ii) have not generated any revenues. As of Closing, none of the Contributors nor any their respective affiliates shall have assigned or transferred to Holdings any Liabilities of any kind (other than Liabilities in respect of the Leases, but only to the extent that such Liabilities are required to be performed after the Closing Date, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by the Contributors or Holdings on or prior to the Closing). For purposes of clarity, the Parties agree that nothing in this Section 3.12(a) shall (i) limit any obligation of any Party for the payment of Taxes as expressly set forth herein, or (ii) permit any Acquirer Indemnified Person to bring any claim under Section 8.2 with respect to Pre-Closing Environmental Liabilities or a breach of Section 3.10 or Section 3.11.

(b)    As of the Closing, Holdings shall be classified as a disregarded entity for U.S. federal income tax purposes. As of the Closing, no election shall have been made under Treasury Regulations § 301.7701-3 or any similar Tax Law to treat Holdings as an association or corporation.
3.13.    Information Supplied. None of the information supplied (or to be supplied) in writing by or on behalf of the Contributors or Holdings specifically for inclusion or incorporation by reference in the Information Statement to be filed with the SEC by the Partnership with respect to the issuance of the Issued Series A Units in connection with the transactions contemplated hereunder will, at the time the Information Statement, or any amendment or supplement thereto, is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, none of the Contributors makes any representation or warranty with respect to information supplied by or on behalf of Acquirer or the Partnership for inclusion or incorporation by reference in any of the foregoing documents.
3.14.    Real Property.
(a)    With respect to each parcel of Owned Real Property:
(i)    the Contributors have delivered to Acquirer copies of all title insurance policies, opinions, abstracts and surveys in the possession of Contributor with respect to such parcel;
(ii)    except as set forth on Schedule 3.14(a), none of the Contributors or Holdings has leased or otherwise granted to any person the right to use or occupy such Owned Real Property or any portion thereof; and
(iii)    there are no unrecorded outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein.
(b)    Schedule 3.14(b) contains a true and complete list of all leases, subleases, licenses, concessions and other agreements (whether written or oral), including all amendments, extensions renewals, guaranties and other agreements with respect thereto, pursuant to which any Contributor or Holdings holds any Leased Real Property (collectively, the “Leases”). The Contributors has delivered to Acquirer a true and complete copy of each Lease. With respect to each Lease:
(i)    none of the Contributors nor Holdings received nor given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by any Contributor or Holdings under any of the Leases and, to the Knowledge of EA&E, no other party is in default thereof, and no party to any Lease has exercised any termination rights with respect thereto;

(ii)    none of the Contributors nor Holdings has subleased, assigned or otherwise granted to any person the right to use or occupy such Leased Real Property or any portion thereof; and
(iii)    none of the Contributors nor Holdings has granted a Lien (other than a Permitted Lien) on its leasehold interest in any Leased Real Property.
(c)    no Contributor has received any written notice of, and to the Knowledge of EA&E there are no, (i) violations of building codes and/or zoning ordinances or other Laws affecting the Real Property, (ii) existing, pending or threatened condemnation proceedings affecting the Real Property, or (iii) existing, pending or threatened zoning, building code or other moratorium proceedings, or similar matters which could reasonably be expected to adversely affect the ability to operate the Real Property as currently operated.
3.15.    Employment Matters; Employee Benefits.
(a)    The schedule provided to the Partnership by EA&E on July 14, 2016 contains a list of all persons who are employees, independent contractors or consultants providing services in connection with the Terminal Assets as of the date hereof (“Terminal Employees”), and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. All compensation, including wages, commissions and bonuses payable to such Terminal Employees for services performed on or prior to the date hereof have been paid in full and, except as set forth on such schedule there are no outstanding agreements, understandings or commitments of the Contributors or Holdings with respect to any compensation, commissions or bonuses of such persons. All Terminal Employees characterized and treated by the Contributors or Holdings, as applicable, as consultants or independent contractors are properly treated as independent contractors under all applicable Laws. All Terminal Employees classified as exempt under the Fair Labor Standards Act and state and local wage and hour Laws are properly classified in all material respects.
(b)    There are no labor unions presently representing or, to the Knowledge of EA&E, engaged in any organizing activity with respect to any Terminal Employee. Except as would not reasonably be expected to have a Contributor Material Adverse Effect, there has not within the last three years been, there is not presently pending or existing, and, to the Knowledge of EA&E, there is not threatened in writing, any (i) strike, slowdown, picketing, or work stoppage by Terminal Employees, (ii) any material charge or complaint filed by an employee, union or other labor organization with any labor relations board, (iii) application for certification of a collective bargaining agent for one or more groups of Terminal Employees; (iv) Actions by any Governmental Authority with respect to the employment practices of the Contributors and their affiliates with respect to the Terminal Employees for which any Contributor or the subsidiaries of any Contributor could have any liability; or (v) Actions by current or former Terminal Employees for matters arising out of their employment, termination or resignation therefrom for which any Contributor or the subsidiaries of any Contributor could have any liability. Except as would not reasonably be expected to have a Contributor Material Adverse Effect, the Contributors and their affiliates are in compliance with all applicable Laws with respect to employment, employment practices, labor, and the terms and conditions of employment, including workplace discrimination and harassment, occupational safety and health, workers’ compensation, immigration, employee leave issues, equal opportunity, plant closures and layoffs, severance and wages and hours, and are not engaged in any unfair labor practice, in each case, with respect to the Terminal Employees.

(c)    None of the following events has occurred or exists: (i) except as would not reasonably be expected to have a Contributor Material Adverse Effect, a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Contributor Plan determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or, to the Knowledge of EA&E, an investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of any Terminal Employee that would reasonably be expected, individually or in the aggregate, to result in a Contributor Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of Law or applicable qualification standards, with respect to the employment or compensation of any Terminal Employee that would reasonably be expected, individually or in the aggregate, to result in a Contributor Material Adverse Effect. None of the following events has occurred: (i) a material increase in the aggregate amount of contributions required to be made to all Contributor Plans in the current fiscal year of the Contributors and their affiliates compared to the amount of such contributions made in the Contributors’ most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Contributors, Holdings or their respective affiliates in respect of the Terminal Employees compared to the amount of such obligations in the Contributors’ most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA in respect of the Terminal Employees that might reasonably be expected, individually or in the aggregate, to result in a Contributor Material Adverse Effect; or (iv) the filing of a claim by one or more Terminal Employees or former employees of the Contributors, Holdings or their affiliates related to its or their employment with respect to the Terminal Assets that might reasonably be expected, individually or in the aggregate, to result in a Contributor Material Adverse Effect.
3.16.    Permits. Except for Permits required under applicable Environmental Laws (which are the subject of Section 3.10(e)):
(a)    The Contributors possess as of the date of this Agreement all material permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business of the Terminal Assets as currently operated and as operated prior to the Closing, which Permits are set forth on Schedule 3.16.
(b)    Except as set forth on Schedule 3.16, as of the Closing, Holdings will possess the Permits necessary to conduct the business of the Terminal Assets as currently operated and as operated prior to the Closing. The Contributors, Holdings and their affiliates are in material compliance with the terms and conditions of all such Permits.

(c)    All Permits referenced in clauses (a) and (b) above are valid and in full force and effect. Neither the Contributors, Holdings nor their respective affiliates have received any notice of proceedings relating to the revocation or material modification of any such Permits.
3.17.    OFAC. To the Knowledge of EA&E, none of the Contributors, Holdings nor any director or officer thereof is currently subject to any U.S. sanctions administered by OFAC, nor located, organized or resident in a country or territory that is the subject of any U.S. sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).
3.18.    Certain Disclaimers.
(a)    EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS ARTICLE 3, THE CONTRIBUTORS MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED.
(b)    THE CONTRIBUTORS ACKNOWLEDGE THAT EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE 4 OR ARTICLE 5, THERE ARE NO REPRESENTATIONS AND WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, BY ACQUIRER OR THE PARTNERSHIP.
(c)    FOR PURPOSES OF CLARITY, NOTHING IN THIS SECTION 3.18 IS INTENDED TO LIMIT THE EXPRESS REPRESENTATIONS AND WARRANTIES MADE ANY PARTY IN ANOTHER WRITTEN AGREEMENT EXECUTED BY SUCH PARTY IN CONNECTION HEREWITH, INCLUDING WITHOUT LIMITATION THE TRANSFER DOCUMENTS, STORAGE THROUGHPUT AND HANDLING AGREEMENT, SECONDMENT AGREEMENT AND REGISTRATION RIGHTS AGREEMENT.
ARTICLE 4: CERTAIN REPRESENTATIONS AND WARRANTIES REGARDING ACQUIRER
Except (i) as set forth in the Schedules to this Agreement that make reference to a particular subsection of this Agreement to which exception is being taken or (ii) as disclosed in the SEC Documents (excluding any disclosures set forth in any such SEC Documents under the heading “Risk Factors” or in any section related to forward-looking statements (other than any factual information contained within such headings, disclosure or statements)) filed on or after January 1, 2016 and prior to the date of this Agreement, the Acquirer hereby represents and warrants to the Contributors as of the date hereof and as of the Closing Date (except for such representations and warranties made as of a specific date) that:
4.1.    Existence and Good Standing. Acquirer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas.
4.2.    Validity and Enforceability. Acquirer has all requisite authority and full legal capacity to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by Acquirer pursuant to all necessary authorizations and is the legal, valid and binding obligation of Acquirer, enforceable against Acquirer in accordance with its terms, subject to General Enforceability Exceptions.

4.3.    No Conflict; Consents.
(a)    Neither the execution of this Agreement, nor the performance by Acquirer of its obligations hereunder, will (i) violate or conflict with the organizational or governing documents of Acquirer or any Law or order, or (ii) violate, conflict with or result in a breach or termination of, or otherwise give any person additional rights or compensation under, or the right to terminate or accelerate, or constitute (with notice or lapse of time, or both) a default under the terms of, any note, deed, mortgage, or other contract to which Acquirer is bound.
(b)    Except as set forth on Schedule 4.3(b) attached hereto, no consent, approval, Permit, governmental order, declaration or filing of or with, or transfer of any of the foregoing, or notice to, any person (including any Governmental Authority) is required by or with respect to Acquirer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for such filings as may be required under the HSR Act.
4.4.    Broker, Finder or Agent. Acquirer has not expressly or impliedly engaged any broker, finder or agent with respect to any transaction contemplated by this Agreement.
4.5.    Tax Status. As of the Closing, Acquirer shall be classified for U.S. federal income tax purposes as an entity disregarded as separate from the Partnership. As of the Closing, no election shall have been made under Treasury Regulations § 301.7701-3 or any similar Tax Law to treat Acquirer as an association or corporation.
4.6.    Information Supplied. None of the information supplied (or to be supplied) in writing by or on behalf of Acquirer specifically for inclusion or incorporation by reference in the Information Statement to be filed with the SEC by the Partnership with respect to the issuance of the Issued Series A Units in connection with the transactions contemplated hereunder will, at the time the Information Statement, or any amendment or supplement thereto, receives clearance by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Acquirer makes no representation or warranty with respect to information supplied by or on behalf of the Contributors or Holdings for inclusion or incorporation by reference in any of the foregoing documents.
4.7.    Certain Disclaimers.
(a)    EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS ARTICLE 4 AND ARTICLE 5, NEITHER ACQUIRER NOR THE PARTNERSHIP MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED.
(b)    ACQUIRER ACKNOWLEDGES THAT EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE 3, THERE ARE NO REPRESENTATIONS AND WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, BY THE CONTRIBUTORS.

(c)    FOR PURPOSES OF CLARITY, NOTHING IN THIS SECTION 4.7 IS INTENDED TO LIMIT THE EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY ANY PARTY IN ANOTHER WRITTEN AGREEMENT EXECUTED BY SUCH PARTY IN CONNECTION HEREWITH, INCLUDING WITHOUT LIMITATION THE TRANSFER DOCUMENTS, STORAGE THROUGHPUT AND HANDLING AGREEMENT, SECONDMENT AGREEMENT AND REGISTRATION RIGHTS AGREEMENT.

ARTICLE 5: CERTAIN REPRESENTATIONS AND WARRANTIES REGARDING THE PARTNERSHIP
Except (i) as set forth in the Schedules to this Agreement that make reference to a particular subsection of this Agreement to which exception is being taken (ii) as disclosed in the SEC Documents (excluding any disclosures set forth in any such SEC Documents under the heading “Risk Factors” or in any section related to forward-looking statements (other than any factual information contained within such headings, disclosure or statements)) filed on or after January 1, 2016 and prior to the date of this Agreement, Acquirer hereby represents and warrants to the Contributors as of the date hereof and as of the Closing Date (except for such representations and warranties made as of a specific date) that:
5.1.    Existence and Good Standing. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.
5.2.    Validity and Enforceability. The Partnership has all requisite authority and full legal capacity to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by the Partnership pursuant to all necessary authorizations and is the legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, subject to General Enforceability Exceptions.
5.3.    No Conflict; Consents.
(a)    Neither the execution of this Agreement, nor the performance by the Partnership of its obligations hereunder, will (i) violate or conflict with the organizational or governing documents of the Partnership or any Law or order, or (ii) violate, conflict with or result in a breach or termination of, or otherwise give any person additional rights or compensation under, or the right to terminate or accelerate, or constitute (with notice or lapse of time, or both) a default under the terms of, any note, deed, mortgage, or other contract to which the Partnership is bound.
(b)    Except as set forth on Schedule 5.3(b) attached hereto, no consent, approval, Permit, governmental order, declaration or filing or of or with, or transfer of any of the foregoing, or notice to, any person (including any Governmental Authority) is required by or with respect to the Partnership in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for such filings as may be required under the HSR Act or such filing as may be required under state securities or “Blue Sky” Laws.
5.4.    Broker, Finder or Agent. Neither the Partnership nor BKEP GP Management has expressly or impliedly engaged any broker, finder or agent with respect to any transaction contemplated by this Agreement.

5.5.    Issued Units. On the Closing Date, the Issued Units to be issued to the Contributors by the Partnership hereunder will be duly authorized for issuance and sale to the Contributors pursuant to the Partnership Agreement and this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement as consideration for the Membership Interests and Cash Amount as set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act). Except as set forth in Schedule 5.5, none of the Equity Interests are subject to any voting trust, member or partnership agreement or voting agreement or other agreement, right, instrument or understanding with respect to any purchase, sale, issuance, transfer, repurchase, redemption or voting of such Issued Units, in each case which is binding on the Partnership, other than as created by the Contributors or Holdings or as set forth in the Partnership Agreement.
5.6.    Investment Company Status. Neither the Partnership nor BKEP GP Management is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
5.7.    MLP Status. The Partnership has, at all times since July 23, 2007, (i) been treated as a partnership for U.S. federal income tax purposes, and (ii) met the gross income requirements to avoid classification as a corporation under Section 7704(c)(2) of the Code.
5.8.    Offering. Assuming the accuracy of the representations and warranties of the Contributors contained in this Agreement, the sale and issuance of the Issued Units to the Contributors pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Partnership nor any authorized agent acting on its behalf has taken any action hereafter that could reasonably be expected to cause the loss of such exemptions.
5.9.    Capitalization of the Partnership.
(a)    As of the date of this Agreement, (i) the issued and outstanding partnership interests of the Partnership consist of 1,127,755 General Partner Units, 33,277,499 Common Units (which include 22,623 restricted Common Units outstanding for the Partnership’s independent directors), zero (0) Class B Units, 30,147,624 Series A Preferred Units, and the Incentive Distribution Rights (as such capitalized terms are defined in the Partnership Agreement), (ii) each outstanding Series A Preferred Unit is convertible into one Common Unit, subject to the terms and conditions of the Partnership Agreement, and (iii) there are 875,295 phantom units and no unit options or unit warrants issued and outstanding under the Partnership’s Long-Term Incentive Plan. All of the General Partner Units, Common Units, Class B Units and Series A Preferred Units (collectively, the “Equity Interests”) have been duly authorized and validly issued, are fully paid (to the extent required under the Partnership Agreement) and nonassessable, except as provided in Sections 17-303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act, and were not issued in violation of, or subject to, any preemptive rights or preferential rights of subscription or purchase of any other person that are binding upon the Partnership.
(b)    Except as set forth in the governing documents of the Partnership, the Partnership has no contractual obligations to repurchase, redeem or otherwise acquire any Equity Interests.

5.10.    Absence of Certain Changes. Except as contemplated by this Agreement or as otherwise set forth in Schedule 5.10, since March 31, 2016, (a) none of the Partnership, its subsidiaries or BKEP GP Management has taken any action that would have required the written consent of EA&E under Section 6.1(b) if taken after the date hereof and (b) there has not occurred any event, condition or occurrence that has had, or is reasonably expected to have, an Acquirer Material Adverse Effect.
5.11.    SEC Filings. Since December 31, 2014, the Partnership has timely filed with the SEC all reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, forms, schedules and statements required to be filed or furnished by the Partnership under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act (collectively, the “SEC Documents”). The SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “SEC Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed SEC Document filed prior to the date of this Agreement) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The SEC Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present in all material respects the consolidated financial position and status of the business of the Partnership as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject in the case of unaudited statements, to normal, recurring and year-end audit adjustments).
5.12.    Tax Matters. Except as set forth on Schedule 5.12 or as would not reasonably be expected to result in an Acquirer Material Adverse Effect, (a) all Tax Returns required to be filed on or prior to the Closing Date by the Partnership and BKEP GP Management have been or will be timely filed, all such Tax Returns were or will be correct and complete, and all Taxes due and payable have been or will be paid; (b) there are no Liens for Taxes other than Permitted Liens upon any of the assets of the Partnership or BKEP GP Management; (c) there is no claim or adjustment pending, and no written assessment has been proposed, by any governmental authority in connection with any Tax relating to the assets of the Partnership or BKEP GP Management; (d) no Tax Returns relating to the Partnership or BKEP GP Management are under audit, examination, written inquiry or other proceeding by any governmental authority, and neither the Partnership nor BKEP GP Management has received any written notice from any governmental authority indicating an intent to open an audit or other review with respect to Taxes relating to the Partnership or BKEP GP Management, as applicable; (e) neither the Partnership nor BKEP GP Management is party to any Tax allocation, indemnification or sharing arrangement (other than arrangements that principal purpose of which is not Tax-related); (f) no written claim has ever been made in a jurisdiction where Tax Returns or Taxes relating to the Partnership or BKEP GP Management have not been filed or paid to the effect that the Partnership or BKEP GP Management may be subject to taxation by that jurisdiction; (g) the Partnership and BKEP GP Management have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed; (h) neither the Partnership nor BKEP GP Management has any liability for the taxes of any person under Treasury Regulations § 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise; and (i) the Partnership each (I) has in effect an election under Section 754 of the Code and (II) has elected to use the “remedial allocation method” described in

Treasury Regulations § 1.704-3(d) to eliminate any disparity between the book value and U.S. federal income tax basis of its properties.
5.13.     Special Approval. The Conflicts Committee of the Board of Directors of Blueknight Energy Partners G.P., L.L.C., a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), has granted Special Approval (as defined in the Partnership Agreement) with respect to this Agreement and the Preferred Unit Repurchase Agreement and the transactions contemplated hereby and thereby.
5.14.    Absence of Proceedings. There is no Action now pending, or, to the Knowledge of Acquirer, threatened against the Partnership, any affiliate of the Partnership or BKEP GP Management, in each case which might reasonably be expected, individually or in the aggregate, to result in an Acquirer Material Adverse Effect.
5.15.    Possession of Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, an Acquirer Material Adverse Effect, each of the Partnership and BKEP GP Management owns and possesses or has valid and enforceable rights to use all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that is necessary for the conduct of its business as currently conducted and as described in the SEC Documents, to the Knowledge of Acquirer, neither the Partnership nor BKEP GP Management has engaged in infringement with rights of others with respect to any Intellectual Property, and Partnership has not received written notice of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Partnership or BKEP GP Management, as applicable, therein.
5.16.    Possession of Licenses and Permits. The Partnership, BKEP GP Management and their affiliates possess such Permits issued by the Governmental Authorities necessary to conduct the business now operated by them, except for such Permits that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, an Acquirer Material Adverse Effect. Except as could not reasonably be expected to have, individually or in the aggregate, an Acquirer Material Adverse Effect, (i) the Partnership, BKEP GP Management and their affiliates are in compliance with the terms and conditions of all such Permits; (ii) all such Permits are valid and in full force and effect; and (iii) none of the Partnership, BKEP GP Management or their affiliates have received any notice of proceedings relating to the revocation or modification of any such Permits, except for such revocations or modifications that could not reasonably be expected to have, individually or in the aggregate, an Acquirer Material Adverse Effect.

5.17.    Environmental Laws. Except as set forth in Schedule 5.17 or as would not, individually or in the aggregate, result in an Acquirer Material Adverse Effect:
(a)     (A) neither the Partnership nor BKEP GP Management is in violation of any Environmental Laws, (B) each of the Partnership and BKEP GP Management has all Permits required under any applicable Environmental Laws to operate the business now operated by them and are each in compliance with their requirements, (C) there are no pending or, to the Knowledge of Acquirer, or threatened administrative, regulatory or judicial Actions, Liens or notices of noncompliance relating to any Environmental Law against the Partnership or BKEP GP Management and (D) the Partnership has not received written notice of any events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an Action by any private party or Governmental Authority, against or affecting the Partnership or BKEP GP Management relating to Hazardous Materials or any Environmental Laws.
(b)    The Partnership, BKEP GP Management, and all asphalt plants operated by the Partnership or its subsidiaries are in compliance with all spill prevention, control and countermeasure requirements, including planning requirements, under applicable Environmental Laws.
5.18.    Insurance. Schedule 5.18 sets forth a complete list of all policies of insurance and any fidelity or surety bonds maintained by the Partnership, BKEP GP Management and their affiliates and such persons’ businesses, assets, employees, officers and directors; such policies and instruments are in full force and effect; except as would not reasonably be expected to have an Acquirer Material Adverse Effect, each of the Partnership and BKEP GP Management is in compliance with the terms of such policies and instruments; except as described in the SEC Documents, there are no claims by the Partnership or BKEP GP Management under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; since December 31, 2015 , neither the Partnership nor BKEP GP Management has been refused any insurance coverage sought or applied for; and, except as set forth on Schedule 5.18, neither the Partnership nor BKEP GP Management has received written notice providing that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would, individually or in the aggregate, result in an Acquirer Material Adverse Effect.
5.19.    Accounting and Disclosure Controls.
(a)    The Partnership has established and maintained effective “internal control over financial reporting” (as defined in Rule 13a-15 of the Exchange Act Regulations). The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as reasonably necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; and (C) the unauthorized acquisition, use or disposition of the Partnership’s assets that could have material effect on the Partnership’s financial statements are prevented or detected in a timely manner. Except as described in the SEC Documents, there has not been (1) at any time since the Partnership’s most recent fiscal year for which audited financial statements were included in the SEC Documents or at any time subsequent thereto, any material weakness (as defined in Rule 1-02 of Regulation S-X of the SEC) in the design or operation of the Partnership’s internal control over financial reporting (whether or not remediated), or (2) any fraud, whether or not material, involving management or other employees who have a significant role in the Partnership’s internal control over financial reporting and, since the end of the Partnership’s most recent fiscal year for which audited financial statements were included in the SEC Documents, there has been no change in the Partnership’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the

Partnership’s internal control over financial reporting. The Partnership has established, maintained and periodically evaluates the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to provide reasonable assurance that material information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act and the interactive data in extensible Business Reporting Language included as an exhibit to certain SEC Documents or incorporated by reference in certain SEC Documents are recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and is accumulated and communicated to the General Partner’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(b)    Based on the Partnership’s most recent evaluation of its disclosure controls and procedures prior to the date of this Agreement, the Partnership’s independent public accountants and the audit committee of the board of directors of the General Partner have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X), if any, in the Partnership’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a significant role in the Partnership’s internal control over financial reporting, in each case that occurred or existed, or was first detected, at any time during the Partnership’s three consecutive fiscal years ended with and including the Partnership’s most recent fiscal year for which audited financial statements were included in the SEC Documents or at any time subsequent thereto.
5.20.    Compliance with the Sarbanes-Oxley Act. Each of the Partnership and BKEP GP Management is in compliance in all material respects with any provision of the Sarbanes-Oxley Act with which it is required to comply.
5.21.    Foreign Corrupt Practices Act. To the Knowledge of Acquirer, none of the Partnership, BKEP GP Management, nor any director or officer thereof has taken any action, directly or indirectly, that has resulted or would reasonably be expected to result in a material violation by any such person of the FCPA, including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Partnership, BKEP GP Management and, to the Knowledge of Acquirer, their affiliates have conducted their businesses in material compliance with the FCPA and have instituted and maintain policies and procedures designed to provide reasonable assurance of compliance therewith.

5.22.    Money Laundering Laws. The operations of the Partnership and BKEP GP Management are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT ACT), and the money laundering Laws of all applicable jurisdictions (collectively, “Money Laundering Laws”) and no Action by or before any court or Governmental Authority involving the Partnership with respect to the Money Laundering Laws is pending or, to the Knowledge of Acquirer, threatened.
5.23.    OFAC. To the Knowledge of Acquirer, none of the Partnership, BKEP GP Management nor any director or officer thereof is currently subject to any U.S. sanctions administered by OFAC, nor located, organized or resident in a country or territory that is the subject of any U.S. sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria); and the Partnership will not use any of the proceeds from the sale of Issued Units by the Partnership for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
5.24.    Information Supplied. None of the information supplied (or to be supplied) in writing by or on behalf of the Partnership specifically for inclusion or incorporation by reference in the Information Statement to be filed with the SEC by the Partnership with respect to the issuance of the Issued Series A Units in connection with the transactions contemplated hereunder will, at the time the Information Statement, or any amendment or supplement thereto, receives clearance by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Partnership makes no representation or warranty with respect to information supplied by or on behalf of the Contributors or Holdings for inclusion or incorporation by reference in any of the foregoing documents.
5.25.    Material Contracts of the Partnership and BKEP GP Management.
(a)    As of the date of this Agreement, except as set forth on Schedule 5.25(a) and except for contacts that have terminated prior to the date of this Agreement in accordance with their respective terms and contracts related to properties or operations that have been, or are under contract to be, purchased or sold or otherwise disposed of or are in the process of being purchased or sold or otherwise disposed of to the extent such sales and/or dispositions have been disclosed in an SEC Document, none of the Partnership, its subsidiaries or BKEP GP Management is a party to or bound by any contract (whether written or oral) that is:
(i)    an agreement that expressly restricts the ability of the Partnership, a subsidiary of the Partnership or BKEP GP Management to compete in or enter into or do any line of business in any geographic area;
(ii)    an agreement entered into by the Partnership, a subsidiary of the Partnership or BKEP GP Management with any Sponsor or an affiliate of any Sponsor (other than the General Partner, the Partnership, a subsidiary of the Partnership or BKEP GP Management), in each case involving the payment or receipt of more than $500,000 per annum or $1,000,000 in the aggregate; or

(iii)    an executory contract that includes the acquisition or sale of assets with a book value in excess of $10,000,000 (whether by merger, sale of stock, sale of assets or otherwise).
All contracts of the type described in this Section 5.25(a), together with any “material contracts” of the Partnership, each subsidiary of the Partnership and BKEP GP Management (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC, but excluding any such “material contracts” that have terminated prior to the date of this Agreement in accordance with their respective terms), are referred to in this Agreement as the “Partnership Material Contracts”.
(b)    All Partnership Material Contracts are, and immediately following the Closing will be, valid and binding, in full force and effect and enforceable against the parties thereto in accordance with their respective terms, except as such enforceability may be limited the General Enforceability Exceptions. The Partnership, each of its subsidiaries and BKEP GP Management has performed all obligations required to have been performed and is not in breach or default under the respective Partnership Material Contracts, in each case except for such non-performance, breaches or defaults that would not reasonably be expected to have an Acquirer Material Adverse Effect. As of the date of this Agreement, no event has occurred, which after notice or lapse of time, or both, would constitute a default by the Partnership, any of its subsidiaries or BKEP GP Management or, to the Knowledge of Acquirer, any other party to such Partnership Material Contract, in each case except as would not reasonably be expected to have an Acquirer Material Adverse Effect. Prior to the execution of this Agreement, the Partnership has made available to the Contributors true, correct and complete copies of each Partnership Material Contract and all written amendments, waivers and modifications thereto.
5.26.    Liabilities or Obligations. The Partnership has no material liabilities or obligations of a type that would be required to be included or reserved against in a consolidated balance sheet of the Partnership prepared in accordance with GAAP, except for liabilities or obligations (a) reflected or reserved against in the consolidated balance sheet of the Partnership as of March 31, 2016 or the notes thereto, (b) incurred by the Partnership and its subsidiaries in the ordinary course of business consistent with past practice since March 31, 2016, or (c) otherwise disclosed in the Schedules attached hereto.
5.27.    Employees; Labor Relations.
(a)    Except for BKEP Management, Inc., a Texas corporation, none of the Partnership or any subsidiary of the Partnership has, or ever has had, any employees.
(b)    BKEP GP Management has not incurred nor is it obligated to pay any costs related to the Business Employees that are not reimbursable by the Partnership. All Business Employees characterized and treated by BKEP GP Management, the Partnership and the subsidiaries of the Partnership as consultants or independent contractors are properly treated as independent contractors under all applicable Laws. All Business Employees classified as exempt under the Fair Labor Standards Act and state and local wage and hour Laws are properly classified in all material respects.

(c)    There are no labor unions presently representing or, to the Knowledge of Acquirer, engaged in any organizing activity with respect to any Business Employee. Except as would not reasonably be expected to have an Acquirer Material Adverse Effect, there has not within the last three years been, there is not presently pending or existing, and, to the Knowledge of Acquirer, there is not threatened in writing, any (i) strike, slowdown, picketing, or work stoppage by Business Employees, (ii) any material charge or complaint filed by an employee, union or other labor organization with any labor relations board, (iii) application for certification of a collective bargaining agent for one or more groups of Business Employees; (iv) Actions by any Governmental Authority with respect to the employment practices of the Partnership and its affiliates with respect to the Business Employees for which BKEP GP Management, the Partnership or the subsidiaries of the Partnership could have any liability; or (v) Actions by current or former Business Employees for matters arising out of their employment, termination or resignation therefrom for which BKEP GP Management, the Partnership or the subsidiaries of the Partnership could have any liability. Except as would not reasonably be expected to have an Acquirer Material Adverse Effect, the Partnership and its affiliates are in compliance with all applicable Laws with respect to employment, employment practices, labor, and the terms and conditions of employment, including workplace discrimination and harassment, occupational safety and health, workers’ compensation, immigration, employee leave issues, equal opportunity, plant closures and layoffs, severance and wages and hours, and are not engaged in any unfair labor practice, in each case, with respect to the Business Employees.
5.28.    Employee Benefit Plans. None of the following events has occurred or exists: (i) except as would not reasonably be expected to have an Acquirer Material Adverse Effect, a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Partnership Plan determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or, to the Knowledge of Acquirer, an investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Partnership, BKEP GP Management or their affiliates that would reasonably be expected, individually or in the aggregate, to result in an Acquirer Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of Law or applicable qualification standards, with respect to the employment or compensation of employees by the Partnership, BKEP GP Management or their affiliates that would reasonably be expected, individually or in the aggregate, to result in an Acquirer Material Adverse Effect. None of the following events has occurred: (i) a material increase in the aggregate amount of contributions required to be made to all Partnership Plans in the current fiscal year of the Partnership and its affiliates compared to the amount of such contributions made in the Partnership’s most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Partnership, BKEP GP Management or their respective affiliates compared to the amount of such obligations in the Partnership’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that might reasonably be expected, individually or in the aggregate, to result in an Acquirer Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Partnership, BKEP GP Management or their affiliates related to its or their employment that might reasonably be expected, individually or in the aggregate, to result in an Acquirer Material Adverse Effect.

5.29.    Certain Disclaimers.
(a)    EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS ARTICLE 4 AND ARTICLE 5, NEITHER ACQUIRER NOR THE PARTNERSHIP MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED.
(b)    ACQUIRER ACKNOWLEDGES THAT EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE 3, THERE ARE NO REPRESENTATIONS AND WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, BY THE CONTRIBUTORS.
(c)    FOR PURPOSES OF CLARITY, NOTHING IN THIS SECTION 5.29 IS INTENDED TO LIMIT THE EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY ANY PARTY IN ANOTHER WRITTEN AGREEMENT EXECUTED BY SUCH PARTY IN CONNECTION HEREWITH, INCLUDING WITHOUT LIMITATION THE TRANSFER DOCUMENTS, STORAGE THROUGHPUT AND HANDLING AGREEMENT, SECONDMENT AGREEMENT AND REGISTRATION RIGHTS AGREEMENT.
ARTICLE 6: PRE-CLOSING COVENANTS
6.1.    Conduct of Business.
(a)    Following the execution of this Agreement and continuing until the earlier of the Closing or the termination of this Agreement in accordance with its terms, except as specifically contemplated or permitted by this Agreement or to the extent that Acquirer shall otherwise consent in writing, the Contributors shall, and shall cause Holdings to, operate the Terminal Assets in, and not take any action with respect to or otherwise affecting the Terminal Assets except in, the ordinary course of business and in a manner consistent in all material respects with past practice. Without limiting the foregoing, from the execution of this Agreement and continuing until the earlier of the Closing and the termination of this Agreement in accordance with its terms, without the prior written consent of the Partnership (which shall not be unreasonably withheld, delayed or conditioned), the Contributors shall not, and shall cause Holdings not to:
(i)    sell, lease, pledge, encumber or otherwise dispose of, or agree to sell, lease, pledge, encumber, grant or permit a Lien (other than a Permitted Lien on) or otherwise dispose of, any of the Membership Interests or Terminal Assets; provided that the Contributors and Holdings may sell, dispose of or otherwise remove Personal Property (a) temporarily for purposes of repair, or (b) that is obsolete or no longer fit for its intended purpose in each case, provided that, to the extent required for the operation of the Terminal Assets, the Contributors or Holdings procure replacements for such Personal Property;
(ii)    enter into any transaction, take any action or fail to take any action which could reasonably be expected to have any Contributor Material Adverse Effect;

(iii)    fail to preserve and maintain all Permits required for the operation (as currently conducted), ownership and use of the Terminal Assets;
(iv)    fail to maintain the properties and assets included in the Terminal Assets in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear; or
(v)    amend, modify, waive any material right or obligation under or transfer any material rights under any Lease, other than in the ordinary course of business consistent with past practice.
(b)    From the execution of this Agreement and continuing until the earlier of the Closing and the termination of this Agreement in accordance with its terms, without the prior written consent of EA&E (which shall not be unreasonably withheld, delayed or conditioned), the Partnership shall not, and shall cause its subsidiaries not, except as provided in Schedule 6.1(b):
(i)    issue or sell any Equity Interests, except as provided in Schedule 6.1(b)(i);
(ii)    adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, conversion, restructuring, recapitalization, or other reorganization of the Partnership or Acquirer;
(iii)    amend any of its governing documents;
(iv)    other than in the ordinary course of business consistent with past practice (which shall be deemed to include borrowings under the Partnership’s revolving credit facility consistent with past practice) or other than any of the following that will terminate at Closing, (A) create, incur, guarantee, or assume any indebtedness for borrowed money; (B) make any loans, advances, or capital contributions to, or investments in, any other person (other than to any other wholly owned subsidiary of the Partnership) in excess of $4,000,000 in the aggregate; (C) pledge or otherwise encumber the Equity Interests; or (D) mortgage or pledge any of the assets of the Partnership, tangible or intangible, or create or suffer to exist any Lien thereupon other than Liens existing as of the date of this Agreement or Permitted Liens;
(v)    other than in the ordinary course of business consistent with past practice or as may be required by applicable Law or pursuant to the terms of any employee benefit plan, policy, program, arrangement or agreement in effect on the date hereof, (A) enter into, adopt, materially amend or terminate any employee benefit plan; (B) materially increase the compensation or fringe benefits of any officer or employee (other than in connection with new hires or promotions); or (C) pay to any officer or employee any material benefit not required by any employee benefit plan or other employment program, policy, arrangement or agreement in each case as in effect on the date hereof; provided, further, that this Section 6.1(b)(v) shall not prohibit any amendment to an employee benefit plan that applies broadly and on substantially the same basis to employees of the Partnership and its affiliates;

(vi)    acquire, sell, lease, transfer, or otherwise dispose of, directly or indirectly, any assets of the Partnership or its subsidiaries with an individual value of more than $500,000 or an aggregate value of more than $1,000,000, in each case excluding sales to persons other than any Contributor or its affiliates of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice or personal property in the ordinary course of business consistent with past practice;
(vii)    acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership, or other business organization or division thereof (other than for purposes of an internal restructuring);
(viii)    enter into any lease, contract, agreement, commitment, arrangement, right-of-way, easement or transaction outside the ordinary course of business consistent with past practice, in each case to the extent such lease, contract, agreement, commitment, arrangement, right-of-way, easement or transaction (i) involves the payment or receipt by the Partnership or its affiliates of more than $1,000,000 per annum, and (ii) is not terminable by the Partnership or its affiliates on 90 days (or less) advance notice;
(ix)    amend, modify, waive any material right or obligation under or transfer any material rights under any Partnership Material Contract, other than in the ordinary course of business consistent with past practice;
(x)    declare, set aside, pay or make any distributions, in respect of the Equity Interests, or repurchase, redeem or otherwise acquire any such securities other than regularly scheduled quarterly distributions by the Partnership prior to the Closing not to exceed $0.1450 per Common Unit and $0.17875 per Series A Preferred Unit (together with associated distribution in respect of the General Partner Units and the Incentive Distribution Rights);
(xi)    make any material change in any of its present accounting methods and practices, except as required by GAAP or Applicable Law;
(xii)    in respect of Taxes of the Partnership or its subsidiaries, (i) make, change or rescind any material election in respect of Taxes, (ii) adopt or change any material accounting method in respect of Taxes (other than changes required by GAAP or Applicable Law), (iii) make any material amendment to any Tax Return, (iv) settle or compromise any material claim, notice, audit report or assessment in respect of Taxes, or (v) make or surrender any material claim for a refund of Taxes;
(xiii)    make or commit to make any capital expenditures or capital additions which would cause the aggregate amount reserved for capital expenditures and additions in the Partnership’s capital expenditure forecast delivered to EA&E on July 15, 2016, to increase by more than $2,000,000; or
(xiv)    agree in writing or otherwise to take any of the actions described in this Section 6.1(b).
Notwithstanding the foregoing, in the event of an emergency, the Partnership may take such action or actions that are required in its discretion to preserve the businesses of the Partnership and shall notify EA&E of such action promptly thereafter.

6.2.    Access.
(a)    Between the date hereof and the Closing Date, each of the Contributors and Holdings, on one hand, and Acquirer and the Partnership, on the other hand, shall, upon written request of the other Party (which may be by e-mail to a representative designated by such Party), be granted reasonable access to the assets and records of such Party for the purpose of conducting reasonable due diligence and integration review, but only to the extent that the inspected Party may do so, and to the extent that the inspected Party has the authority to grant such access, without breaching any Applicable Law or binding agreement entered into prior to the date of this Agreement. Notwithstanding the foregoing, no invasive inspection or sampling of soil or materials shall be performed without the prior written consent of the inspected Party, which may be withheld in its sole and absolute discretion. The inspecting Party shall, to the extent it is granted access, abide by the inspected Party’s safety rules, regulations, and operating policies while conducting its due diligence and integration planning evaluation.
(b)    The access granted to the inspecting Party under this Section 6.2 shall be limited to the inspected Party’s normal business hours, and the investigation shall be conducted in a manner that minimizes interference with the operation of the inspected Party. The inspecting Party shall coordinate its access rights with the inspected Party to reasonably minimize any inconvenience to or interruption of the conduct of the businesses of the inspected Party.
(c)    Each Party acknowledges that, pursuant to its right of access, such Party will become privy to confidential and other information of the other Party and that such confidential information (which includes the inspecting Party’s conclusions with respect to its evaluations) shall be held confidential by the inspecting Party in accordance with the terms of the Non-Disclosure Agreement and any applicable privacy Laws regarding personal information.
(d)    In connection with the rights of access, examination and inspection granted to the Parties under this Section 6.2. THE INSPECTING PARTY HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE INSPECTED PARTY FROM AND AGAINST ANY AND ALL DAMAGES ATTRIBUTABLE TO PERSONAL INJURY, DEATH, PHYSICAL PROPERTY DAMAGE OR VIOLATION OF THE INSPECTED PARTY’S RULES, REGULATIONS OR OPERATING POLICIES WHICH ARE PROVIDED TO THE INSPECTING PARTY PRIOR TO THE APPLICABLE INSPECTION, TO THE EXTENT ARISING OUT OF OR RESULTING FROM ANY ACT OR OMISSION OF THE INSPECTING PARTY OR ITS AFFILIATES OR REPRESENTATIVES IN CONNECTION WITH ANY FIELD VISIT OR OTHER DUE DILIGENCE ACTIVITY CONDUCTED BY THE INSPECTING PARTY PURSUANT TO THIS SECTION 6.2.
6.3.    Exclusivity.
(a)    In consideration of the substantial expenditures of time, effort and money to be undertaken by Acquirer in connection with the preparation and execution of this Agreement and its due diligence investigations, each Contributor hereby agrees that for the period commencing on the date of this Agreement and terminating upon the earlier of the Closing or the termination of this Agreement in accordance with its terms, no Contributor shall, and shall not authorize or permit any of its affiliates (including Holdings) or any of its or their representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Each Contributor shall immediately cease and cause to be terminated, and shall cause its affiliates and all of its and their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal.
(b)    In addition to the other obligations under this Section 6.3, each Contributor shall promptly (and in any event within three days after receipt thereof by such Contributor or its representatives) advise Acquirer orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person making the same.
(c)    Each Contributor agrees that the rights and remedies for noncompliance with this Section 6.3 shall include having such provision specifically enforced by any court having equity jurisdiction (subject to the limitations set forth in Section 9.2), it being acknowledged and agreed that any such breach or threatened breach may cause irreparable injury to Acquirer and that money damages would not provide an adequate remedy to Acquirer.
6.4.    Closing Conditions. Each Party shall (i) as promptly as is reasonably practicable, diligently use all commercially reasonable efforts to cause the closing conditions in this Agreement to be satisfied prior to the End Date and (ii) coordinate and cooperate with the other Party in providing such information and supplying such assistance as may be reasonably requested by such other Party in connection with the foregoing.
6.5.    Certain Filings.
(a)    As promptly as practicable following the date hereof (i) each of the Parties agrees to cooperate in the preparation of an information statement on Schedule 14C (the “Information Statement”) to be distributed by the Partnership to the holders of Series A Preferred Units in connection with the Written Consent, and (ii) the Partnership shall use its commercially reasonable efforts to cause the Issued Units to be to be approved for listing on NASDAQ (subject, if applicable, to notice of issuance) prior to the Closing. The Partnership agrees to file the Information Statement in preliminary form with the SEC as promptly as practicable following the date hereof. Each of the Contributors and the Partnership agrees to furnish to the other party all information concerning such Party, its affiliates and the Terminal Assets, as applicable, and to take such other action as may be reasonably requested in connection with the foregoing. No filing of the Information Statement will be made by the Partnership without providing EA&E a reasonable opportunity to review and comment thereon.
(b)    Each of the Parties agrees that, if it shall become aware prior to the Closing Date of any information that would cause any of the statements in the Information Statement to be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading, it will promptly inform the other Party thereof and take the necessary steps to correct such information in an amendment or supplement to the Information Statement. No amendment or supplement to the Information Statement will be made by the Partnership without providing EA&E a reasonable opportunity to review and comment thereon.

(c)    Each Party shall (1) promptly notify the other of receipt of any comments from the SEC or its staff or any other applicable government official and of any requests by the SEC or its staff or any other applicable government official for additional information or amendments or supplements to any of the filings with the SEC in connection with the Information Statement, the issuance of the Issued Series A Units and the other transactions contemplated hereby and (2) promptly supply the other with copies of all material written correspondence between such Party or any of its representatives, on the one hand, and the SEC or its staff or any other applicable government official, on the other hand, with respect thereto. The Parties shall use their respective commercially reasonable efforts to respond to any comments of the SEC or its staff with respect to the Information Statement as promptly as practicable.
(d)    The Partnership shall file the Information Statement in definitive form with the SEC and distribute such Information Statement to the holders of Series A Preferred Units as promptly as practicable.
6.6.    Notification under the HSR Act. As soon as reasonably practicable (and, in the case of filings under the HSR Act, no later than 10 business days after the date hereof), the Contributors, the Partnership and Acquirer shall (i) make all required filings (including any filings required under the HSR Act by the Contributors or their affiliates in connection with the transactions contemplated under the Membership Interest Purchase Agreement), prepare all required applications and conduct negotiations with each Governmental Authority as to which such filings, applications or negotiations are necessary or appropriate in the consummation of the transactions contemplated hereby, (ii) without limiting Section 9.6, use commercially reasonable efforts to secure the expiration or termination of any applicable waiting period and clearance or approval by any relevant Governmental Authority with respect to this Agreement and the other Transaction Agreements as promptly as is reasonably practicable (including by refraining from acquiring or seeking to acquire any entity or assets (other than pursuant to the transactions contemplated by this Agreement) that would present a material risk of delaying such expiration or termination of the notice or waiting periods, clearance or approval with respect to the transactions contemplated by this Agreement or the other Transaction Agreements), (iii) provide such information as each may reasonably request to make such filings, prepare such applications and conduct such negotiations, and (iv) without limiting Section 9.6, use commercially reasonable efforts to respond to and resolve any objections as may be asserted by any Governmental Authority with respect to this Agreement and the other Transaction Agreements. Each Party shall reasonably cooperate with and use all commercially reasonable efforts to assist the other with respect to such filings, applications and negotiations. The Contributors and Acquirer shall promptly inform the other Parties of any oral communication, and provide copies of written communications, with any Governmental Authority regarding any such filings. No Party shall independently participate in any formal meeting with any Governmental Authority in respect of any such filings or other inquiry without giving the other Parties prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and/or participate. Any Party may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.6 as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel of such Party and will not be disclosed by such outside counsel to employees, officers, or directors of such Party, unless express written permission is obtained in advance from the source of the materials.

6.7.    Title Commitments. The Contributors shall, within 10 days following the execution of this Agreement, deliver to Holdings (i) to the extent requested by Acquirer, a current commitment or commitments for the issuance to Holdings of an owner policy or owner policies of title insurance for the Owned Real Property and a leasehold policy of title insurance for the Leased Real Property (each, a “Title Commitment”) issued by title companies designated by the Contributors for each jurisdiction in which the Real Property is situated (each, a “Title Company”) and (ii) a survey or surveys of the Real Property (whether one or more, the “Survey”) to the extent requested by Acquirer prepared by a surveyor or surveyors designated by the Contributors and licensed in the applicable jurisdiction. Acquirer may request that all or any of such Title Companies issue an owner's or, as applicable, leasehold policy or policies of title insurance (which shall be reasonably acceptable to Acquirer in form and substance) with respect to that portion of the Real Property covered by the applicable Title Commitments issued by such Title Companies (whether one or more, the “Title Policy”). The Contributors shall reasonably cooperate with each such Title Company in connection with the issuance of the Title Policy, including the execution and delivery of customary owner's affidavits in form and substance satisfactory to the Contributors. The cost of any Title Commitment, Title Policy and/or Survey shall be shared equally by Acquirer, on one hand, and the Contributors, on the other hand.
ARTICLE 7: CONDITIONS TO CLOSING AND CERTAIN AGREEMENTS OF THE PARTIES; TERMINATION
7.1.    Conditions to Closing of all Parties. The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:
(a)    Any waiting periods under the HSR Act in connection with the consummation of the transactions described herein shall have expired or been terminated.
(b)    The transactions contemplated by (a) that certain the Membership Interest Purchase Agreement (the “Membership Interest Purchase Agreement”) dated as of the date hereof by and among EAH and CB-Blueknight LLC and Blueknight Energy Holding, Inc. (collectively, the “Sponsors”) and (b) that certain Preferred Unit Repurchase Agreement (the “Preferred Unit Repurchase Agreement” and, together with the Membership Interest Purchase Agreement and this Agreement, the “Transaction Agreements”) dated as of the date hereof by and among the Partnership and the Sponsors shall close simultaneously with the closing of the transactions contemplated by this Agreement.
(c)    No Law, injunction or award restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting material damages in connection therewith, shall have been issued and remain in force.

(d)    The issuance of the Issued Series A Units to the Contributors hereunder shall have been approved by written consent of holders of the Partnership’s Series A Preferred Units, in accordance with Section 5.12(b) of the Partnership Agreement and applicable Law (the “Written Consent”).
(e)    The General Partner and any affiliate of the General Partner to whom the General Partner has assigned all or any portion if its preemptive rights arising under the Partnership Agreement shall have waived any and all preemptive rights they may have in connection with the issuance of the Issued Units hereunder.
(f)    The Information Statement shall have been distributed to holders of Series A Preferred Units (in accordance with Regulation 14C of the Exchange Act) at least 20 calendar days prior to the Closing.
7.2.    Conditions to Closing of Acquirer and the Partnership. The obligations of each of Acquirer and the Partnership to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:
(a)    Other than EA&E’s Core Representations, the representations and warranties of EA&E contained in this Agreement and any certificate delivered pursuant hereto shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), in each case except for such breaches, if any, as have not had a Contributor Material Adverse Effect; provided, that, for solely purposes of determining whether any such representation or warranty is true and correct for purposes of this sentence, all qualifications as to materiality and Contributor Material Adverse Effect and shall be disregarded. EA&E’s Core Representations shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as though made on and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects); provided, that, for solely purposes of determining whether any such representation or warranty is true and correct for purposes of this sentence, all qualifications as to materiality and Contributor Material Adverse Effect and shall be disregarded.
(b)    All of the agreements and covenants required by this Agreement to be performed or complied with by the Contributors or Holdings on or before the Closing Date shall have been performed or complied with in all material respects.
(c)    From and after the date of this Agreement until the Closing Date, there shall not have occurred any Contributor Material Adverse Effect.
(d)    The Contributors and/or Holdings, as applicable, shall have obtained all consents, approvals, waivers, and authorizations and given all notices described in Schedule 3.2(c) and designated thereon as “Required Consents”.

(e)    Each Title Company shall have issued to Holdings, effective as of Closing, the Title Policies requested by Acquirer pursuant to Section 6.7.
7.3.    Conditions to Closing of the Contributors. The obligations of the Contributors to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:
(a)    Other than Acquirer’s Core Representations (other than the Core Representation set forth in Section 5.9(b)), the representations and warranties of Acquirer contained in this Agreement (including Section 5.9(b)) and any certificate delivered pursuant hereto shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), in each case except for such breaches, if any, as have not had an Acquirer Material Adverse Effect; provided, that, for solely purposes of determining whether any such representation or warranty is true and correct for purposes of this sentence, all qualifications as to materiality and Acquirer Material Adverse Effect and shall be disregarded. Acquirer’s Core Representations (other than the Core Representation set forth in Section 5.9(b)) shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as though made on and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects); provided, that, for solely purposes of determining whether any such representation or warranty is true and correct for purposes of this sentence, all qualifications as to materiality and Acquirer Material Adverse Effect and shall be disregarded.
(b)    All of the agreements and covenants required by this Agreement to be performed or complied with by Acquirer and the Partnership on or before the Closing Date shall have been performed or complied with in all material respects.
(c)    From and after the date of this Agreement until the Closing Date, there shall not have occurred any Acquirer Material Adverse Effect.
(d)    Acquirer and the Partnership shall have obtained all consents, approvals, waivers, and authorizations and given all notices described in Schedules 4.3(b) and 5.3(b), respectively, and designated on such Schedules as “Required Consents”.
7.4.    Termination. This Agreement may be terminated at any time prior to the Closing:
(a)    by the mutual written consent of the Contributors, Acquirer and the Partnership;
(b)    by Acquirer or the Partnership by written notice to the Contributors if:
(i)    none of Acquirer or the Partnership is then in material breach of any provision of this Agreement and there has been a breach or failure to perform any representation, warranty, covenant or agreement made by the Contributors pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Sections 7.1 or 7.2 and such breach, inaccuracy or failure has not been cured by the Contributors within 30 days of EA&E’s receipt of written notice of such breach from Acquirer or the Partnership;

(ii)    any of the conditions set forth in Section 7.1 or 7.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by September 30, 2016 (the “End Date”), provided, however, that neither Acquirer nor the Partnership shall be entitled to terminate this Agreement under this Section 7.4(b)(ii) if Closing has not occurred because either of Acquirer or the Partnership has materially breached its covenants or agreements hereunder; provided further, that in the event that all conditions in Article 7 have been satisfied other than Section 7.1(a) or Section 7.1(b) as a result of (A) any applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement having not terminated or expired, then, neither Acquirer nor the Partnership may terminate this Agreement under this clause (ii) until after an additional 90 days after the End Date, or (B) the Information Statement having not yet been distributed to the holders of Series A Preferred Units of the Partnership in accordance with Regulation 14C of the Exchange Act as contemplated by the terms of this Agreement with respect to any of transactions contemplated under the Transaction Agreements, then, neither Acquirer nor the Partnership may terminate this Agreement under this clause (ii) until the earlier of (1) an additional 25 days after the distribution of the Information Statement, and (2) an additional 90 days after the End Date;
(iii)    if any Governmental Authority shall have issued any Law, injunction or award restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such Law or other action shall have become final and non-appealable; or
(iv)    if either the Membership Interest Purchase Agreement or the Preferred Unit Repurchase Agreement has been terminated in accordance with its respective terms.
(c)    by the Contributors by written notice to Acquirer and the Partnership if:
(i)    none of the Contributors is then in material breach of any provision of this Agreement and there has been a breach or failure to perform any representation, warranty, covenant or agreement made by Acquirer or the Partnership pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Sections 7.1 or 7.3 and such breach, inaccuracy or failure has not been cured by Acquirer or the Partnership within 30 days of Acquirer’s and the Partnership’s receipt of written notice of such breach from the Contributors; or
(ii)    any of the conditions set forth in Sections 7.1 or 7.3 shall not have been fulfilled by the End Date, provided, however, that the Contributors shall not be entitled to terminate this Agreement under this Section 7.4(c)(ii) if Closing has not occurred because any Contributor has materially breached its covenants or agreements hereunder; provided further, that in the event that all conditions in Article 7 have been satisfied other than Section 7.1(a) or Section 7.1(b) as a result of (A) any applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement having not terminated or expired, then the Contributors may not terminate this Agreement under this clause (ii) until after an additional 90 days after the End Date, or (B) the Information Statement having not yet been distributed to the holders of Series A Preferred Units of the Partnership in accordance with Regulation 14C of the Exchange Act as contemplated by the terms of this Agreement with respect to any of transactions contemplated under the Transaction Agreements, then, the Contributors may not terminate this Agreement under this clause (ii) until the earlier of (1) an additional 25 days after the distribution of the Information Statement, and (2) an additional 90 days after the End Date;

(iii)    if any Governmental Authority shall have issued any Law, injunction or award restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such Law or other action shall have become final and non-appealable; or
(iv)    if either the Membership Interest Purchase Agreement or the Preferred Unit Repurchase Agreement has been terminated in accordance with its respective terms.
7.5.    Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall become void and of no further force or effect and no Party shall have any further right or obligation under this Agreement, except (a) that nothing herein shall relieve a Party from any liability for any Willful Breach of this Agreement occurring prior to the date of termination of this Agreement and (b) the provisions of Section 6.2(c), this Section 7.5 and Article 9, which shall continue in full force and effect.
7.6.    Tax Matters.
(a)    The Parties acknowledge and agree that the Partnership uses the “remedial method” with respect to contributions of property for income Tax purposes, and with respect to the contribution of Holdings pursuant to this Agreement, the Partnership shall apply the remedial method to the Terminal Assets using the straight-line method of depreciation and the longest permitted recovery period (including under the “alternative depreciation system”), and if required, shall apply the same to similarly acquired assets.
(b)    Except in respect of transfer Taxes, which shall be governed by Section 1.3(b), Contributors shall pay all Taxes arising out of the ownership and operation of the Terminal Assets through the Closing Date, and Acquirer shall pay all Taxes arising out of the ownership and operation of the Terminal Assets after the Closing Date. When it is necessary to allocate Taxes under this Section 7.6, ad valorem, property or other similar Taxes shall be allocated based on a prorated daily basis, Taxes imposed on transactions shall be allocated to the date of the transaction giving rise to the Tax, and all other Taxes shall be allocated based on an interim closing of the books as of the end of the Closing Date.
7.7.    Lock-Up Period. Each Contributor agrees that for a period commencing on the Closing Date and expiring on the date that is 180 days after the Closing Date, such Contributor will not, directly or indirectly, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any of the Issued Units (except for sales or transfers from any Contributor to another Contributor or its affiliates). For so long as any Contributor or any of its affiliates beneficially own any of the Issued Units, such Contributor shall not, and shall cause its respective affiliates not to, engage in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

ARTICLE 8: REMEDIES
8.1.    Indemnification by Acquirer. From and after the Closing, and to the fullest extent permitted by Law, Acquirer shall indemnify, defend, and hold harmless the Contributors, their successors and assigns, their parents, affiliates and subsidiaries, and its partners, managers, members, directors, shareholders, officers, employees, agents, representatives, contractors, and subcontractors, (in each case specifically excluding Acquirer and the Partnership) (collectively, the “Contributor Indemnified Persons”) from and against any and all Liabilities, Actions, losses, strict liability claims, demands, judgments, orders, fines, penalties, damages, expenses (including reasonable attorneys’ and consultants’ fees), costs, environmental assessment and remediation costs asserted by any person (collectively, the “Losses”), arising from or relating to the following:
(a)    the business and operations of Holdings and the Terminal Assets, and the ownership and use of the Terminal Assets and Membership Interests by the Partnership, Acquirer or their affiliates, in each case after the Closing and to the extent such Losses are not Contributor Responsibilities;
(b)    any inaccuracy or breach of a representation or warranty of Acquirer contained in this Agreement (including any Schedule) or any certificate delivered pursuant hereto;
(c)    any breach of any covenant or agreement of Acquirer or the Partnership contained in this Agreement; and
(d)    any Taxes for which Acquirer is responsible under this Agreement;
EVEN IF SUCH LOSSES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF A CONTRIBUTOR INDEMNIFIED PERSON, but excepting in each case Losses against which EA&E would be required to indemnify an Acquirer Indemnified Person under Section 8.2.
8.2.    Indemnification by EA&E. From and after the Closing, and to the fullest extent permitted by Law, EA&E shall indemnify, defend, and hold harmless Acquirer, the Partnership and their respective successors and assigns, its parents, affiliates and subsidiaries, and their respective partners, managers, members, directors, shareholders, officers, employees, agents, representatives, contractors, and subcontractors, (but in each case excluding the Contributors and the Contributor Indemnified Persons) (collectively, the “Acquirer Indemnified Persons”) from and against any and all Losses arising from or relating to:
(a)    the business and operations of each Contributor (to the extent related to the Terminal Assets), Holdings and the Terminal Assets, and the ownership and use of the Terminal Assets and Membership Interests, in each case prior to the Closing, including Pre-Closing Environmental Liabilities;

(b)    any inaccuracy or breach of a representation or warranty of EA&E contained in this Agreement (including any Schedule) or any certificate delivered pursuant hereto;
(c)    any breach of any covenant or agreement of the Contributors contained in this Agreement; and
(d)    any Taxes for which the Contributors are responsible under this Agreement;
EVEN IF SUCH LOSSES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF AN ACQUIRER INDEMNIFIED PERSON, but excepting in each case Losses against which Acquirer would be required to indemnify a Contributor Indemnified Person under Section 8.1.
8.3.    Indemnification Procedures. The party making a claim under this Article 8 is referred to as the “Indemnified Person”, and the party against whom such claims are asserted under this Article 8 is referred to as the “Indemnifying Party”.
(a)    Third Party Claims. If any Indemnified Person receives notice of the assertion or commencement of any Action made or brought by any person who is not a party to this Agreement or an affiliate of a party to this Agreement or a representative of the foregoing (a “Third Party Claim”) against such Indemnified Person with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Person shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Person shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Losses that has been or may be sustained by the Indemnified Person. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Person, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Person shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.3(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Person. The Indemnified Person shall have the right to participate in the defense of any Third Party Claim with counsel selected by it, subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Person, provided, that if in the reasonable opinion of counsel to the Indemnified Person, (A) there are legal defenses available to an Indemnified Person that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Person that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of one counsel to the Indemnified Person in each jurisdiction for which the Indemnified Person determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Person in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Person may, subject to Section 8.3(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. The Parties shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 9.7) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.
(b)    Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld or delayed). If the Indemnified Person has assumed the defense pursuant to Section 8.3(a), it shall not agree to any settlement without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).
(c)    Direct Claims. Any Action by an Indemnified Person on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Person giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Person becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Person shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Person. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Person shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim, and the Indemnified Person shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30 day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Person shall be free to pursue such remedies as may be available to the Indemnified Person on the terms and subject to the provisions of this Agreement
(d)    Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article 8, the Indemnifying Party shall satisfy its obligations within 15 days of such agreement or final, non-appealable adjudication by wire transfer of immediately available funds.
8.4.    Survivability. The representations and warranties of the Parties contained in this Agreement shall survive the Closing until 15 months after the Closing Date (the “Survival Period”), except that (i) the representations, warranties and acknowledgements, as applicable, in Section 3.1, Section 3.2(a), Section 3.3, Section 3.4 Section 3.6, Section 3.12(a), Section 4.1, Section 4.2, Section 4.4, Section 5.1, Section 5.2, Section 5.4, Section 5.5 and Section 5.9 (collectively, the “Core Representations”) shall survive the Closing indefinitely, (ii) the representations and warranties in Section 3.10 and Section 5.17 shall survive the Closing until 36 months after the Closing Date and (iii) the representations and warranties in Section 3.11, Section 3.12(b), Section 4.5, Section 5.7 and Section 5.12 shall survive the Closing until 30 days after the applicable statute of limitations closes the taxable year to which the subject Taxes relate. The covenants and agreements of the Parties in this Agreement shall survive until fully performed in accordance with their terms; provided, however, that EA&E’s obligation to indemnify the Acquirer Indemnified Persons for Pre-Closing Environmental Liabilities shall terminate 36 months after the Closing Date. For purposes of clarification, the Parties acknowledge the fact that a representation or warranty surviving the Closing does not make it a continuing representation or warranty, and no Party shall have a duty after the Closing to advise another Party or its affiliates of any change in circumstances thereto.

8.5.    Limitations on Indemnity.
(a)    EXCEPT FOR REMEDIES CONTAINED IN SECTIONS 6.2(d), 6.3(c), 9.11 AND 9.12, AND CAUSES OF ACTION BASED UPON FRAUD (DEFINED BELOW) OR CRIMINAL ACTIVITY, FOLLOWING THE CLOSING, THIS ARTICLE 8 CONTAINS THE PARTIES’ EXCLUSIVE REMEDIES AGAINST EACH OTHER WITH RESPECT TO BREACHES OF THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE PARTIES IN THIS AGREEMENT OR ANY AFFIRMATIONS THEREOF CONTAINED IN A CERTIFICATE DELIVERED BY SUCH PARTY AT CLOSING. EXCEPT FOR THE REMEDIES CONTAINED IN SECTIONS 6.2(d), 6.3(c), 9.11 AND 9.12, THIS ARTICLE 8 AND CAUSES OF ACTION BASED ON FRAUD OR CRIMINAL ACTIVITY, FROM AND AFTER THE CLOSING, THE CONTRIBUTORs (ON THE ONE HAND) AND ACQUIRER AND THE PARTNERSHIP (ON THE OTHER HAND) EACH RELEASE, REMISE AND FOREVER DISCHARGE THE OTHERS AND THEIR AFFILIATES AND ALL SUCH PARTIES’ AND THEIR AFFILIATES’ OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS AND OTHER REPRESENTATIVES FROM ANY AND ALL SUITS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, CLAIMS, DEMANDS, DAMAGES, LOSSES, COSTS, LIABILITIES, INTEREST, OR CAUSES OF ACTION WHATSOEVER, IN LAW OR IN EQUITY, KNOWN OR UNKNOWN, WHICH SUCH PARTIES MIGHT NOW OR SUBSEQUENTLY MAY HAVE, BASED ON, RELATING TO OR ARISING OUT OF THIS AGREEMENT, EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY RELEASED PERSON. Nothing in this Section 8.5(a) shall limit any person’s right to seek and obtain any equitable relief to which any person shall be entitled or to seek any remedy on account of any Fraud or criminal activity on the part of a Party hereto in connection with the transactions contemplated by this Agreement. Each Indemnified Person shall use commercially reasonable efforts to mitigate any Losses for which it seeks indemnification hereunder.
(b)    The indemnities in Section 8.1 and Section 8.2 shall terminate as of the last day of the applicable Survival Period, if any, of each respective representation, warranty, covenant or agreement that is subject to indemnification thereunder, except in each case as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Party on or before such date.

(c)    Except for indemnification related to the Core Representations or the representations and warranties Section 4.5, Section 5.7 and Section 5.12, Acquirer shall not have any liability for any indemnification under Section 8.1(b): (i) for individual claims that do not exceed $100,000 in Losses, and (ii) until and unless the aggregate amount of the liability for all Losses subject to indemnification under Section 8.1(b) exceeds $1,359,372.00 (the “Deductible”), and then only to the extent such Losses exceed the Deductible. Except for indemnification related to the Core Representations or the representations and warranties in Section 4.5 and Section 5.7, the aggregate amount of the liability for all Losses for which Acquirer shall be liable for any indemnification under Section 8.1(b) shall not exceed $13,593,772.00. In no event shall the aggregate liability of Acquirer under this Article 8 exceed $135,937,721.00.
(d)    Except for indemnification related to the Core Representations or the representations and warranties in Section 3.11 and Section 3.12(b), EA&E shall not have any liability for any indemnification under Section 8.2(b): (i) for individual claims that do not exceed $100,000 in Losses, (ii) until and unless the aggregate amount of the liability for all Losses subject to indemnification under Section 8.2(b) exceeds the Deductible, and then only to the extent such Losses exceed the Deductible. Except for indemnification related to the Core Representations or the representations and warranties in Section 3.12(b), the aggregate amount of the liability for all Losses for which EA&E shall be liable for any indemnification under Section 8.2(b) shall not exceed $13,593,772.00. In no event shall the aggregate liability of EA&E under this Article 8 exceed $135,937,721.00.
(e)    In no event shall any Indemnifying Party be liable to any Indemnified Person for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, in each case (i) except with respect to claims or Losses arising out of or related to a Party’s Fraud or criminal activity, or (ii) except to the extent such damages are awarded to a Governmental Authority or third party.
(f)    Payments by a Party pursuant to Section 8.1, 8.2 or 8.3 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any indemnity, contribution or other similar payment received by the Indemnified Person in respect of any such claim.
(g)    In no event shall any Indemnified Person be entitled to recover any Losses under one Section or provision of this Agreement to the extent of the full amount of such Losses already recovered by such Indemnified Person under this Agreement or any other Transaction Document.
(h)    Following the Closing, unless required by Governmental Authorities, no invasive inspection or sampling of soil or materials shall be performed by any Party without the prior written consent of the other Party, which may be withheld in its sole and absolute discretion. No Indemnifying Party shall have any liability hereunder to the extent that an Indemnified Person’s Losses are caused by a violation of the preceding sentence.

(i)    In no event shall any Indemnifying Party be liable to any Indemnified Person for any Losses arising out of or related to Spill Containment Liabilities (whether under Sections 8.1(a), 8.1(b), 8.2(a) or 8.2(b), or otherwise), unless and to the extent such Spill Containment Liabilities arise out of a Third Party Claim by a Governmental Authority.
8.6.    Consent of the Conflicts Committee. Notwithstanding anything herein to the contrary, the Acquirer shall not, without Special Approval of the Partnership's Conflicts Committee (as such capitalized terms are defined in the Partnership Agreement), (i) pay, settle, defend or compromise any claim which is or may be subject to indemnification by either Party under this Article 8, or (ii) elect not to bring or pursue any claim which is or may be subject to indemnification by EA&E under this Article 8, in each case to the extent such claim involves (or could reasonably be expected to involve) the payment or receipt of funds, or the incurrence of Losses, exceeding $1,000,000 by Acquirer, the Partnership or the other Acquirer Indemnified Persons.
ARTICLE 9: MISCELLANEOUS
9.1.    Notices. All notices and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered in person, (b) when sent by facsimile or electronic mail transmission (with receipt confirmed), (c) one business day after having been dispatched by a nationally recognized overnight courier service or (d) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the appropriate Party at the address or facsimile number specified below:
If to any Contributor:
c/o Ergon, Inc.
P.O. Box 1639
Jackson, MS 39215-1639
Attention: A. Patrick Busby, Executive Vice President and Chief Financial Officer
Facsimile: (601) 933-3371
Email: pat.busby@ergon.com
with copies (which shall not constitute notice) to:
Watson Heidelberg Jones PLLC
P. O. Box 23546
Jackson, MS 39225
Attention: J. Kevin Watson
Facsimile: (601) 932-4400
Email: kwatson@whjpllc.com
Baker Botts L.L.P.
910 Louisiana Street
Houston, TX 77002
Attention: Gerald M. Spedale
Andrew J. Ericksen
Facsimile: (713) 229-7734
(713) 229-2793
Email: gerald.spedale@bakerbotts.com
aj.ericksen@bakerbotts.com

If to Acquirer or the Partnership:
c/o Blueknight Energy Partners, L.P.
Attn: Jeff Speer
6060 American Plaza, Suite 600
Tulsa, OK 74135
Phone No: (918) 237-4033
Facsimile: (918) 237-4000
Email: jspeer@bkep.com

with a copy to (which shall not constitute notice):
Chris A. Paul, General Counsel
6060 American Plaza, Suite 600
Tulsa, OK 74135
Phone No.: (918) 237-4037
Facsimile No: (918) 237-4138
Email: cpaul@bkep.com
Jackson Walker L.L.P.
2323 Ross Avenue
Suite 600
Dallas, TX 75201
Attention: James S. Ryan, III
Alden S. Crow
Facsimile: (214) 661-6688
(214) 661-6629
Email: jryan@jw.com
acrow@jw.com
Any Party may change its address, electronic mail address or facsimile number for the purposes of this Section 9.1 by giving notice as provided in this Agreement.
9.2.    Governing Law; Waiver of Jury Trial; Submission to Jurisdiction.
(a)    THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES IN CONNECTION HEREWITH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)    THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN TULSA, OKLAHOMA AND APPROPRIATE APPELLATE COURTS THEREFROM, AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE HEARD AND DETERMINED IN SUCH COURTS. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH DISPUTE, CONTROVERSY OR CLAIM BROUGHT IN ANY SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE, CONTROVERSY OR CLAIM. EACH PARTY AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.
(c)    EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
9.3.    Counterparts. To facilitate execution of this Agreement, this Agreement may be executed in multiple counterparts, each of which, when assembled to include an original, electronic (by .pdf) or faxed signature for each Party contemplated to sign this Agreement, will constitute a complete and fully executed agreement. All such fully executed original or faxed/electronic counterparts will collectively constitute a single agreement.
9.4.    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to reflect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
9.5.    Entire Agreement. This Agreement (collectively with (i) the Non-Disclosure Agreement and (ii) that certain letter agreement dated as of the date hereof by and among Ergon Inc., Acquirer, the Partnership, CB-Blueknight, LLC and Blueknight Energy Holding, Inc.) is the final expression of, and contains the entire agreement between, the Parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the Party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.
9.6.    Cooperation. Each Party shall take such further action, and execute such additional documents as may be reasonably requested by the other Party in order to consummate the transactions contemplated by this Agreement and to ensure an orderly transition of the ownership and operation of the Terminal Assets to Holdings at and after the Closing. As to any claims, litigations, arbitrations, governmental investigations, and Tax audits of any sort related to the Terminal Assets for periods prior to or following the Closing Date, the Parties shall reasonably cooperate with, and reasonably assist each other, on and after the Closing, in regard thereto, including but not limited to making any and all records (or copies thereof) that are related to, and employees that have knowledge of, such claims, litigation, arbitrations, government investigations and Tax audits freely available for such time periods and purposes as either Party may reasonably request.

9.7.    Confidentiality. The Parties shall remain bound by the terms of that certain Mutual Non-Disclosure Agreement dated as of May 5, 2016, by and between Ergon, Inc. and the Partnership (the “Non-Disclosure Agreement”). Acquirer and the Contributors shall agree on the text of any press release and the time of the release thereof to the public, consistent with the right of either Party to comply with the requirements of a securities exchange or federal securities Laws and regulations. Notwithstanding anything herein or in the Non-Disclosure Agreement to the contrary, nothing shall prohibit disclosures by any Party which are (a) necessary, upon advice of counsel, for such disclosing Party to comply with applicable securities or other Laws or regulations or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its affiliates, or (b) necessary for a Party to perform this Agreement (including disclosures to Governmental Authorities, a Party’s attorneys, lenders or financial advisors).
9.8.    No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
9.9.    Expenses. Except as otherwise specifically provided in this Agreement, each Party will pay its own fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby.
9.10.    Interpretation. In this Agreement, unless the context otherwise requires, references: (i) to the recitals, articles, sections, exhibits or Schedules are to a Recital, Article or Section of, or Exhibit or Schedule to, this Agreement; (ii) to any agreement (including this Agreement), contract, statute or other Law are to the agreement, contract, statute or other Law as amended, modified, supplemented or replaced from time to time, and to any section of any statute or other Law are to any successor to the section; (iii) to any Governmental Authority include any successor to that Governmental Authority; and (iv) to this Agreement are to this Agreement and the exhibits and Schedules to it, taken as a whole. The headings contained herein are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. Whenever the words “herein” or “hereunder” are used in this Agreement, they shall be deemed to refer to this Agreement as a whole and not to any specific Section, unless otherwise indicated. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and words denoting any gender include all genders. The terms “dollars” and “$” shall mean dollars of the United States of America.

9.11.    [Reserved.]
9.12.    Partnership Limited Guaranty. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, FOR GOOD AND VALUABLE CONSIDERATION, AND AS A MATERIAL INDUCEMENT TO THE CONTRIBUTORS TO ENTER INTO AND TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, the Partnership hereby unconditionally and irrevocably guarantees to the Contributors the payment and performance in full by Acquirer of the obligations of Acquirer hereunder, including the obligations under Article 8, for a period (the “Partnership Guaranty Period”) beginning on the date of this agreement and terminating on the third anniversary of the Closing Date, provided, however, that the Partnership Guaranty Period shall continue after such third anniversary solely with respect to any indemnification claim for which notice has been given in accordance with this Agreement prior to such third anniversary until the resolution of such claim. The Partnership hereby waives all defenses as a surety including notice, and agrees that its obligations under this Section 9.12 shall not be impaired, diminished or discharged by any extension of time granted by the Contributors, by any course of dealing between the parties, or by any events or circumstances which might operate to discharge a guarantor. The Partnership shall remain liable on its obligations hereunder until the expiration of the Partnership Guaranty Period. Subject to the foregoing provisions of this Section 9.12, the Partnership waives the right to require the Contributors to first proceed against Acquirer with respect to any dispute, controversy, or claim arising out of or related to this Agreement, and agrees that any such dispute, controversy, or claim may be brought directly against Acquirer, the Partnership, or against any one or more of them. This Section 9.12 may not be amended or modified except by an agreement in writing executed by all Parties, and the obligations under this Section 9.12 may not be assigned without the prior written consent of the other Parties (which consent may be withheld for any reason).
9.13.    Assignment. No Party shall directly or indirectly assign all or any part of this Agreement, nor shall any Party directly or indirectly assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Parties (which consent may be withheld for any reason) and any assignment or delegation made without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
9.14.    Amendment. This Agreement may be amended or modified only by an agreement in writing executed by all Parties and expressly identified as an amendment or modification.
9.15.    No Third Party Beneficiaries. Nothing in this Agreement shall entitle any person other than the Parties to any claims, cause of action, remedy or right of any kind, except the rights expressly provided in Section 8.1 and Section 8.2 to the persons described therein.
9.16.    References to Affiliates. For purposes of this Agreement, all reference to the “affiliates” of the Partnership and/or Acquirer shall be deemed to (i) include the General Partner only in its capacity as the general partner of the Partnership, and (ii) specifically exclude the direct and indirect owners of the General Partner.

9.17.    Post-Closing Distributions Regarding Issued Series A Units.
(a)    With respect to any regularly scheduled quarterly distribution on the Issued Series A Units that (i) is payable with respect to the calendar quarter immediately prior to the calendar quarter in which the Closing Date occurs and (ii) is paid to the Contributors, the Contributors shall, within 10 business days of receipt of such distribution, pay to the Partnership, to an account designated by the Partnership, a cash payment equal to such quarterly distribution.
(b)    With respect to any regularly scheduled quarterly distribution on the Issued Series A Units that (i) is payable with respect to the calendar quarter in which the Closing Date occurs and (ii) is paid to the Contributors, the Contributors shall, within 10 business days of receipt of such distribution, pay to the Partnership, to an account designated by the Partnership, a cash payment equal to the pro rata share of such quarterly distribution that is attributable to the portion of such calendar quarter occurring prior to the Closing.
[Signature Page immediately to follow.]

IN WITNESS WHEREOF, the Parties have executed this Contribution Agreement as of the day and year first above written.

ACQUIRER:

BKEP TERMINAL HOLDING, L.L.C.

By:	/s/ Mark A. Hurley
Name:	Mark A. Hurley
Title:	Chief Executive Officer

PARTNERSHIP:

BLUEKNIGHT ENERGY PARTNERS, L.P.

By:	By: Blueknight Energy Partners GP,
L.L.C., its general partner

By:	/s/ Mark A. Hurley
Name:	Mark A. Hurley
Title:	Chief Executive Officer

[Signature Page to Contribution Agreement]

CONTRIBUTORS:

ERGON ASPHALT & EMULSIONS, INC.

By:	/s/ J. Baxter Burns, II
Name:	J. Baxter Burns, II
Title:	President

ERGON TERMINALING, INC.

By:	/s/ A. Patrick Busby
Name:	A. Patrick Busby
Title:	Executive Vice President, CFO

ERGON ASPHALT HOLDINGS, LLC

By:	/s/ William Lampton
Name:	William Lampton
Title:	Chairman

APPENDIX A
ATTACHED TO AND MADE A PART OF THAT CERTAIN CONTRIBUTION AGREEMENT, DATED AS OF JULY 19, 2016, BY AND BETWEEN ACQUIRER, THE CONTRIBUTORS AND THE PARTNERSHIP
DEFINITIONS
“Acquirer” has the meaning set forth in the Preamble of this Agreement.
“Acquirer Indemnified Persons” has the meaning set forth in Section 8.2.
“Acquirer Material Adverse Effect” means any event, occurrence, fact, condition or change that is materially adverse to (a) Acquirer’s and the Partnership’s consolidated business, financial condition or assets, taken as a whole, or (b) the ability of Acquirer or the Partnership to consummate the transactions contemplated hereby; provided, however, that “Acquirer Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Partnership operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Contributors; (vi) changes in applicable Laws or accounting; (vii) the announcement of the transactions contemplated by this Agreement; or (viii) any failure by Acquirer or the Partnership to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded), except to the extent such effects in the case of clauses (i), (ii), (iii), (iv) and (vi) above materially and disproportionately affect Acquirer or the Partnership, as applicable, relative to other participants in the industry in which such person operates.
“Acquisition Proposal” means any inquiry, proposal or offer from any person (other than Acquirer or the Partnership) relating to the direct or indirect disposition, whether by sale, merger or otherwise, of all or any portion of the Terminal Assets or the Membership Interests.
“Action” has the meaning set forth in Section 3.5.
“Agreement” has the meaning set forth in the Preamble of this Agreement.
“Average Common Unit Price” means the per Common Unit volume-weighted average price (rounded to the nearest thousandth of one cent) as displayed under the heading "Bloomberg VWAP" on Bloomberg (or any equivalent successor page, or, if no such page is available, any other equivalent publication) in respect of the 20 consecutive trading day period ending on (and including) the trading day that is two trading days prior to the Closing Date.
“Bill of Sale and Assignment Agreement” has the meaning set forth in Section 2.2(a)(iii).

Appendix A - 1

“BKEP GP Management” means BKEP GP Management, Inc., a Delaware corporation.
“Business Employees” means the employees, independent contractors or consultants of BKEP GP Management as of the date of this Agreement whose provision of services primarily relates to the businesses of BKEP GP Management, the Partnership and the subsidiaries of the Partnership.
“Cash Amount” has the meaning set forth in the Preamble of this Agreement.
“Closing” has the meaning set forth in Section 2.1.
“Closing Date” has the meaning set forth in Section 2.1.
“Code” means the Internal Revenue Code of 1986, as amended.
“Cash Amount” has the meaning set forth in the Preamble of this Agreement.
“Common Purchase Price” means (i) if a Qualified Offering is completed, the lowest price per Common Units paid to the Partnership in such Qualified Offering and (ii) if a Qualified Offering is not completed, the Average Common Unit Price.
“Contributor” has the meaning set forth in the Preamble of this Agreement.
“Contributor Indemnified Persons” has the meaning set forth in Section 8.1.
“Contributor Material Adverse Effect” means any event, occurrence, fact, condition or change that is materially adverse to (a) the Terminal Assets taken as a whole, (b) Holding’s consolidated business, financial condition or assets, taken as a whole, or (c) the ability of the Contributors or Holdings to consummate the transactions contemplated hereby; provided, however, that “Contributor Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Terminal Assets are operated; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Acquirer; (vi) changes in applicable Laws or accounting; (vii) the announcement of the transactions contemplated by this Agreement; or (viii) any failure by the Contributors or Holdings to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded), except to the extent such effects in the case of clauses (i), (ii), (iii), (iv) and (vi) above materially and disproportionately affect the Contributors or Holdings, as applicable, relative to other participants in the industry in which such person operates.
“Contributor Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Contributors, Holdings or their respective affiliates may have any liability, in each case with respect to the Terminal Employees.

Appendix A - 2

“Contributor Responsibilities” means any Losses arising out of (A) the breach by the Contributors or their affiliates of, or for which the Contributors or their affiliates have any indemnification obligation under, (i) this Agreement, (ii) the Storage Throughput and Handling Agreement, or (iii) any other agreement executed in connection herewith or therewith.
“Core Representations” has the meaning set forth in Section 8.4.
“Deeds” has the meaning set forth in Section 2.2(a)(v).
“Direct Claim” has the meaning set forth in Section 8.3(c).
“End Date” has the meaning set forth in Section 7.4(b)(ii).
“EA&E” has the meaning set forth in the Preamble of this Agreement.
“EAH” has the meaning set forth in the Preamble of this Agreement.
“Environmental Laws” means any applicable federal, tribal, state, local or foreign Law (including common law), statute, rule, regulation, requirement, ordinance and any writ, decree, bond, authorization, approval, license, permit, registration, consent decree, settlement agreement, judgment or order issued by or entered into with a Governmental Authority pertaining or relating to: (a) pollution or pollution control, including, without limitation, storm water; (b) protection of human health from exposure to Hazardous Materials or protection of the environment; or (c) the management, presence, use, generation, processing, extraction, treatment, recycling, refining, reclamation, labeling, transport, storage, collection, distribution, disposal, or release or threat of release of Hazardous Materials. “Environmental Laws” shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., the Solid Waste Disposal Act (as amended by the Resource Conservation and Recovery Act), 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq., the Federal Air Pollution Control Act, 42 U.S.C. § 7401 et seq., the Oil Pollution Act, 33 U.S.C. § 2701 et seq., the Endangered Species Act, 16 U.S.C. § 1531 et seq., and the regulations and orders respectively promulgated thereunder, each as amended, or any equivalent or analogous state or local statutes, Laws or ordinances, any regulation promulgated thereunder and any amendments thereto, and each in effect as of the date hereof.
“Equity Interests” has the meaning set forth in Section 5.9(a).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means each trade or business (whether or not incorporated) that, together with each of BKEP GP Management, the Partnership and each subsidiary of the Partnership, is, or at the relevant time was, required to be treated as a “single employer” within the meaning of Section 414(b), (c) (m) or (o) of the Code.
“ETI” has the meaning set forth in the Preamble of this Agreement.

Appendix A - 3

“Exchange Act” has the meaning set forth in Section 5.11.
“Exchange Act Regulations” means the rules and regulations of the SEC under the Exchange Act.
“Fraud” or “fraud” means actual fraud, and does not include constructive fraud or negligent misrepresentation or omission.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“GAAP” means U.S. generally accepted accounting principles.
“General Enforceability Exceptions” has the meaning set forth in Section 3.2(a).
“General Partner” has the meaning set forth in Section 5.13.
“Governmental Authority” means any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States, Native American Indian Tribe, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any administrative, executive, judicial, legislative, police, regulatory, taxing, importing or other governmental or quasi-governmental authority.
“GP LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the General Partner.
“Hazardous Materials” means each substance designated and regulated as a “hazardous waste,” “hazardous substance,” “hazardous material,” “pollutant,” “contaminant” or “toxic substance,” as those terms are defined under or otherwise regulated by or subject to Liability under any Environmental Law; including, without limitation, petroleum, petroleum byproducts, hydrocarbons, asbestos, asbestos-containing material, polychlorinated biphenyls, and radioactive materials (whether naturally occurring radioactive material or otherwise).
“Holdings” has the meaning set forth in the Preamble of this Agreement.
“HSR Act” has the meaning set forth in Section 3.2(c).
“Indemnified Person” has the meaning set forth in Section 8.3.
“Indemnifying Party” has the meaning set forth in Section 8.3.
“Information Statement” has the meaning set forth in Section 6.5(a).
“Intellectual Property” has the meaning set forth in Section 5.15.
“Issued Common Units” has the meaning set forth in Section 1.2.
“Issued Series A Units” has the meaning set forth in Section 1.2.

Appendix A - 4

“Issued Units” has the meaning set forth in Section 1.2.
“Knowledge of Acquirer,” “Acquirer’s Knowledge” or terms of similar effect mean the actual (and not constructive or implied) knowledge, following due investigation and inquiry, of Mark Hurley, Alex Stallings, Jeff Speer, Brian Melton or Charles Firth.
“Knowledge of EA&E,” “EA&E’s Knowledge” or terms of similar effect mean the actual (and not constructive or imputed) knowledge, following due investigation and inquiry, of Michael Kinard, Mike White, Jimmy Fredrick, Tim Breeding, Jackie Gillean, Tony Doblado, Ken Mogenson, Jesus Martinez, Kraig Kinnamon, Steve Adams, A. Patrick Busby, Baxter Burns, Ray Callahan or Drew Brooks.
“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.
“Lease Assignment Agreement” has the meaning set forth in Section 2.2(a)(iv).
“Leased Real Property” has the meaning set forth in Section 3.3(a).
“Leases” has the meaning set forth in Section 3.14(b).
“Legal Opinion” has the meaning set forth in Section 2.2(b)(x).
“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.
“Lien” means any claim, lien, mortgage, security interest, pledge, charge, setoff, option, restriction or encumbrance of any kind.
“Losses” has the meaning set forth in Section 8.1.
“Membership Interest Purchase Agreement” has the meaning set forth in Section 7.1(b).
“Money Laundering Laws” has the meaning set forth in Section 5.22.
“Non-Disclosure Agreement” has the meaning set forth in Section 9.7.
“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
“Owned Real Property” has the meaning set forth in Section 3.3(a).
“Partnership” has the meaning set forth in the Preamble of this Agreement.
“Partnership Agreement” has the meaning set forth in Section 1.1.
“Partnership Guaranty Period” has the meaning set forth in Section 9.12.
“Partnership Material Contracts” has the meaning set forth in Section 5.25(a).

Appendix A - 5

“Partnership Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Partnership, BKEP GP Management or their respective affiliates may have any liability.
“Party” and “Parties” have the meanings set forth in the Preamble of this Agreement.
“Permits” has the meaning set forth in Section 3.16(a).
“Permitted Liens” means (A) Liens for Taxes that are not yet due and payable or are being contested in good faith and by appropriate procedures; (B) mechanic’s, materialman’s, carrier’s, repairer’s and other similar Liens arising or incurred in the ordinary course of business for amounts that are not yet due and payable; (C) unrecorded rights of use, easements, rights-of-way, permits, licenses, servitudes, surface leases, sub-surface leases, grazing rights, and logging rights on, over or through the applicable asset, in each case that does not materially affect or impair the use or operation or the cost of operation of the asset to which they relate; (D) all encumbrances, exceptions, easements, defects, and other matters appearing in the final pro-forma Title Policies approved by the Contributors and Acquirer; and (E) zoning, municipal planning, building codes or other applicable Laws regulating the use, development or occupancy of real property, including building and use restrictions and covenants, in each case which do not materially affect or impair the use or operation or the cost of the operation of the asset to which they relate.
“Personal Property” has the meaning set forth in Section 3.3(a).
“Pre-Closing Environmental Liabilities” means (i) any violation of or Liability under Environmental Laws by the Contributors, Holdings or their respective affiliates prior to the Closing or arising in connection with the ownership or operation of the Terminal Assets prior to the Closing, (ii) any Release of Hazardous Materials onto or from the Terminal Assets prior to the Closing or relating to or arising from any activities conducted on such properties or from operation of such assets prior to the Closing and (iii) any claim, action, inquiry, investigation, remediation, removal or restoration with respect to matters set forth in clauses (i) or (ii) of this sentence.
“Preferred Unit Repurchase Agreement” has the meaning set forth in Section 7.1(b).
“Qualified Offering” means a registered offering by the Partnership of its Common Units occurring after the date of this Agreement and prior to the Closing, provided that the minimum per Common Unit purchase price in such private placement is not less than $4.60.
“Real Property” has the meaning set forth in Section 3.3(a).
“Registration Rights Agreement” has the meaning set forth in Section 2.2(a)(xii).
“Release” means any depositing, spilling, leaking, pumping, pouring, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.
“SEC” means the Securities and Exchange Commission.

Appendix A - 6

“SEC Documents” has the meaning set forth in Section 5.11.
“SEC Financial Statements” has the meaning set forth in Section 5.11.
“Securities Act” has the meaning set forth in Section 3.7.
“Series A Cash Amount” has the meaning set forth in the Preamble of this Agreement.
“Spill Containment Liabilities” means any Loss or Liability arising out of or related to noncompliance with any Law related to aboveground storage tank spill prevention, control and countermeasure requirements, whether characterized as SPCC plans or otherwise.
“Sponsors” has the meaning set forth in Section 7.1(b).
“Storage Throughput and Handling Agreement” has the meaning set forth in Section 2.2(a)(xi).
“Survey” has the meaning set forth in Section 6.7.
“Survival Period” has the meaning set forth in Section 8.4.
“Tax or Taxes” means (a) all federal, state, local or foreign taxes, levies or similar assessments in the nature of a tax, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, fees, assessments and charges of any kind whatsoever, (b) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (a) and (c) all Liability for amounts described in clause (a) or (b) by reason of being a member of a consolidated, combined, affiliated or similar group for Tax purposes, by contract or as a successor or transferee.
“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, election, estimated Tax filing, claim for refund or other document (including any attachments thereto and amendments thereof) filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority with respect to any Tax.
“Terminal Assets” has the meaning set forth in the Preamble of this Agreement.
“Terminal Employees” has the meaning set forth in Section 3.1(a).
“Third Party Claim” has the meaning set forth in Section 8.3(a).
“Title Commitment” has the meaning set forth in Section 6.7.
“Title Company” has the meaning set forth in Section 6.7.
“Title Policy” has the meaning set forth in Section 6.7.
“Transaction Agreements” has the meaning set forth in Section 7.1(b).

Appendix A - 7

“Transfer Agent” has the meaning set forth in Section 1.2.
“Transfer Agent Instruction Letter” has the meaning set forth in Section 1.2.
“Transfer Documents” has the meaning set forth in Section 2.2(a)(v).
“Treasury Regulations” means the regulations promulgated from time to time under the Code as in effect for the relevant taxable year.
“Willful Breach” means a breach that is a consequence of an act or a failure to take such act by the breaching Party with the knowledge that the taking of such act (or the failure to take such act) would cause a breach of this Agreement.
“Written Consent” has the meaning set forth in Section 7.1(d).

Appendix A - 8

EXHIBIT A

[RESERVED]

Exhibit A

EXHIBIT B
Assignment of Membership Interests
(See attached)

Exhibit B

EXHIBIT C
Bill of Sale and Assignment Agreement
(See attached)

Exhibit C

EXHIBIT D
Lease Assignment Agreement
(See attached)

Exhibit D

EXHIBIT E
Deed
(See attached)

Exhibit E

EXHIBIT F

[RESERVED]

Exhibit F

EXHIBIT G
Storage Throughput and Handling Agreement
(See attached)

Exhibit G

EXHIBIT H
Registration Rights Agreement
(See attached)

Exhibit H

EXHIBIT I
Secondment Agreement
(See attached)

Exhibit I

EXHIBIT J
Omnibus Agreement

(See attached)

Exhibit J

EXHIBIT K

Form of Opinion

(See attached)

Exhibit K

ASSIGNMENT OF MEMBERSHIP INTEREST
THIS ASSIGNMENT, dated as of [•], 2016, is made to BKEP Terminal Holding, L.L.C., a Texas limited liability company (the “Assignee”), by Ergon Asphalt & Emulsions, Inc., a Mississippi corporation (“EA&E”), by Ergon Terminaling, Inc., a Mississippi corporation (“ETI”), and by Ergon Asphalt Holdings, LLC, a Delaware limited liability company (“EAH” and, collectively with EA&E and ETI, the “Assignors”), as follows:
WHEREAS, Assignors and Assignee desire that Assignors assign to Assignee all of Assignors’ membership interests (the “Assigned Membership Interests”) in BKEP Terminalling, L.LC., a Texas limited liability company (the “Company”), which consist in the aggregate of a 100 percent membership interest in the Company;
NOW, THEREFORE, the parties hereto agree as follows:
In consideration of the undertakings of Assignee herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignors do hereby grant, sell, assign, transfer and convey to Assignee the Assigned Membership Interests.
TO HAVE AND HOLD the Assigned Membership Interests unto Assignee, its successors and assigns, forever, and Assignors do hereby bind themselves, their successors and assigns to forever warrant and defend title to the Assigned Membership Interests unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof.
Assignors and Assignee hereby agree to execute any documents required to evidence further or to confirm the assignment effected hereby.
This instrument may be executed in separate original counterparts, each of which shall be deemed to be an original but both of which together shall constitute but one and the same instrument.

1

IN WITNESS WHEREOF, Assignors and Assignee have executed this instrument effective as of the date first written above.

ASSIGNORS:

ERGON ASPHALT & EMULSIONS, INC.

Name:
Title:

ERGON TERMINALING, INC.

Name:
Title:

ERGON ASPHALT HOLDINGS, LLC

Name:
Title:

ASSIGNEE:

BKEP TERMINAL HOLDING, L.L.C.

Name:
Title:

[Signature Page to Assignment of Membership Interest]

FORM OF GENERAL ASSIGNMENT, BILL OF SALE, CONVEYANCE AND ASSUMPTION AGREEMENT
This GENERAL ASSIGNMENT, BILL OF SALE, CONVEYANCE AND ASSUMPTION AGREEMENT (this “Agreement”), is executed effective as of the Closing Date, by and among Ergon Asphalt & Emulsions, Inc., a Mississippi corporation (“EA&E”), Ergon Terminaling, Inc., a Mississippi corporation (“ETI” and, together with EA&E, “Contributors”), and BKEP Terminalling, L.L.C., a Texas limited liability company (“Holdings”), pursuant to the Contribution Agreement (the “Contribution Agreement”), dated July 19, 2016, between BKEP Terminal Holding, L.L.C., a Texas limited liability company (“Acquirer”), Contributors, Ergon Asphalt Holdings, LLC and Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Contribution Agreement
CONTRIBUTORS AND HOLDINGS EACH COVENANT AND AGREE AS FOLLOWS:

1.    For and in consideration of the delivery by Acquirer and the Partnership of the Issued Units, and pursuant to and in accordance with the terms of the Contribution Agreement, Contributors hereby irrevocably SELL, CONVEY, ASSIGN, TRANSFER and DELIVER to Holdings and its successors and assigns, as provided in the Contribution Agreement, all of Contributors’ right, title and interest as of the Closing Date in, to and under the Personal Property, TO HAVE AND TO HOLD, the Personal Property free and clear of any Liens (other than Permitted Liens) unto Holdings, its successors and assigns, forever.
2.    From time to time on and after the date hereof, as and when requested by any party hereto, each other party will, except as otherwise expressly provided in the Contribution Agreement, execute, deliver and, if required, record, or cause to be executed, delivered and, if required, recorded, such further instruments of conveyance, transfer and assumption and take such additional action as such party may reasonably request to consummate the transactions contemplated by the Contribution Agreement and this Agreement.
3.    Notwithstanding anything in this Agreement to the contrary, nothing contained herein shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including the warranties, covenants, agreements, conditions, representations or, in general, any of the rights and remedies or any of the obligations (including for indemnification) of Contributors, Ergon Asphalt Holdings, LLC, Acquirer or the Partnership set forth in the Contribution Agreement. This Agreement is intended only to effect the sale, conveyance, assignment and transfer to Holdings of Contributors’ right, title and interest in the Personal Property free and clear of any Liens (other than Permitted Liens) pursuant to the Contribution Agreement and shall be governed entirely in accordance with the terms and conditions of the Contribution Agreement. To the extent that any provision of this Agreement conflicts or is inconsistent with the terms of the Contribution Agreement, the provisions of the Contribution Agreement shall govern.

1

4.    Subject to Section 9.13 of the Contribution Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, and permitted assigns.
5.    This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Oklahoma, without reference to rules relating to conflicts of law, except where local law mandatorily applies.
6.    All controversies or disputes arising out of and related to this Agreement shall be resolved in accordance with the procedures set forth in the Contribution Agreement.
7.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each party. An executed counterpart signature page to this Agreement delivered by facsimile or other means of electronic transmission shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart.
[Signature page follows.]

2

IN WITNESS WHEREOF, each of the parties hereto has caused this General Assignment, Bill of Sale, Conveyance and Assumption Agreement to be duly executed and delivered as of the date first set forth above.

ERGON ASPHALT & EMULSIONS, INC.

By:
Name:
Title:

ERGON TERMINALLING, INC.

By:
Name:
Title:

BKEP TERMINALLING, L.L.C.

By:
Name:
Title:

[Signature Page to General Assignment, Bill of Sale, Conveyance and Assumption Agreement]

This instrument prepared by:

ASSIGNMENT OF LEASE

THIS ASSIGNMENT OF LEASE (this “Assignment”), made this _____ day of July, 2016 by and between Ergon, Inc., a Mississippi corporation (“Assignor”), and _______________, a __________ ___________ (“Assignee”).

W I T N E S S E T H :

Assignor is lessee under the lease described on Exhibit “A” attached hereto and made a part hereof (the “Lease”) relating to the property described on Exhibit “B” attached hereto and made a part hereof (“Premises”).

Assignor desires to assign to Assignee, and Assignee desires to accept the assignment from Assignor of all of Assignor’s right, title and interest in and to the Lease.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.    Assignor hereby transfers, assigns and sets over unto Assignee all of Assignor’s right, title and interest of Assignor as lessee in and to the Lease.

2.    Assignee hereby accepts the foregoing assignment and assumes all of Assignor’s obligations as lessee under the Lease accruing on or after the date hereof.

3.    The provisions of this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

1

4.    This Assignment may be executed in multiple counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.
5.    Notwithstanding the foregoing, the parties agree that the effectiveness of this Assignment is conditioned on obtaining written consent to the assignment contemplated herein from the State of Mississippi, acting though the joint action of the Mississippi Agricultural and Industrial Board and the Yellow Creek Inland Port Authority.
6.    Assignor hereby binds Assignor and Assignor’s successors and assigns to WARRANT AND FOREVER DEFEND title to the Assignor’s interest under the Lease, subject to the Permitted Exceptions (as defined herein), unto Assignee and its successors and assigns, against every person lawfully claiming or to claim the same or any part thereof, by through or under Assignor, but not otherwise.
7.    This Assignment is executed by Assignor and accepted by Assignee subject to all current real property taxes and all unpaid non-delinquent general and special taxes, bonds and assessments; all documents and other matters of public record that are applicable to the Premises as of the date hereof, but only to the extent the same remain in effect and are valid and enforceable; all zoning ordinances and regulations and any other laws, ordinances or governmental regulations now or hereinafter applicable to and enforceable against the Premises; and all matters visible on the ground or that would be shown on a current survey of the Premises (the foregoing collectively, the “Permitted Exceptions”)
[Signatures Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed the day and year first above written.

ASSIGNOR: ERGON, INC., a Mississippi corporation By:__________________________________ Name: _______________________________ Title: ________________________________

STATE OF

COUNTY OF

Personally appeared before me, the undersigned authority in and for the said county and state, on this ___ day of __________________________, 201___, within my jurisdiction, the within named ________________________________, who acknowledged to me that he is __________________________ of Ergon, Inc., a corporation organized under the laws of Mississippi, and that for and on behalf of said corporation, and as its act and deed, he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

Notary Public

My commission expires:

[Signature Page to Assignment of Lease]

ASSIGNEE: _____________________________________, a ___________________ ________________ By:__________________________________ Name: _______________________________ Title: ________________________________

STATE OF

COUNTY OF

Personally appeared before me, the undersigned authority in and for the said county and state, on this ____ day of __________________________, 201___, within my jurisdiction, the within named ________________________________, who acknowledged to me that he is __________________________ of __________________________, a __________________________ organized under the laws of __________________________, and that for and on behalf of said __________________________, and as its act and deed, he executed the above and foregoing instrument, after first having been duly authorized by said __________________________ so to do.

Notary Public

My commission expires:

4

Exhibit “A”

The Lease

Industrial Lease dated effective as of March 3, 1977 by and between the State of Mississippi (“State”) acting by and through the joint action of the Mississippi Agricultural and Industrial Board (“Board”) and the Yellow Creek State Inland Port Authority (“Authority”) and Ergon, Inc. (“Company”), attached hereto.

A - 1

Exhibit “B”

Legal description

Real property in the City of Iuka, County of Tishomingo, State of Mississippi, described as follows:

A parcel of land containing 6 acres, more or less, lying and being situated in the NW 1/4 of the SW 1/4 of Section 22, T1S-R10E, Tishomingo County, Mississippi and being more particularly described as follows:

Beginning at a Metal Marker No. 1-1-19 (Coordinates: N. 1 932,648; E. 678,185) located on the 423 foot contour of the Southeast shore of the Tanyard Branch Inlet of the Yellow Creek Embayment; thence, South 37 degrees 03 minutes East, 440 feet to a Metal Marker No. 1-1-20 in the Northwest line of the right-of-way for the access highway, said metal marker being 98 feet Northwest of the radially opposite survey station 43 + 19.4 on the surveyed center line for the said access highway; thence with the right-of-way line for the access highway South 34 degrees 54 minutes West, 96 feet to a Metal Marker No. 1-1-21 which is 55 feet North of and opposite survey station 42 + 11.4; thence South 77 degrees 19 minutes West, 214 feet to a Metal Marker No. 1-1-22 which is 85 feet North of and opposite survey station 40 + 00; thence South 63 degrees 04 minutes West, 372 feet to a Metal Marker No. 1-1-23, which is 45 feet North of and opposite survey station 36 + 30.1; thence South 84 degrees 57 minutes West 265 feet to a point on line with a Metal Marker No. 1-1-24 which is 65 feet north of and radially opposite survey station 32 + 00; thence North 05 degrees 03 minutes West 210 feet, more or less, to the 423 foot contour; thence Eastward along the 423 foot contour to the point of beginning, containing 6 acres, more or less.

B - 1

THIS INSTRUMENT WAS PREPARED BY:	SEND TAX NOTICES TO:

Chris Wilson	[Please provide]
Baker Botts L.L.P
910 Louisiana St.
Houston, TX 77002

SPECIAL WARRANTY DEED
(Jefferson County, Alabama)

STATE OF ALABAMA

COUNTY OF JEFFERSON	KNOW ALL MEN BY THESE PRESENTS:

THIS INDENTURE (herein called the “Special Warranty Deed”) is made and entered into as of this _______ day of ___________________, 2016, between Ergon Terminaling, Inc., a Mississippi corporation (herein called “Grantor”) and ___________________________, a ____________ ____________ (herein called “Grantee”) (the words “Grantor” and “Grantee” include their respective heirs, successors and assigns where the context requires or permits);

W I T N E S S E T H: That,

FOR AND IN CONSIDERATION of TEN DOLLARS ($10.00) and other good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged, by Grantee to Grantor, Grantor has granted bargained, sold, and does by these presents grants, bargain, sell, remise, release, transfer and convey to Grantee, that tract or parcel of land being more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the “Land”) and all buildings, structures and other improvements thereon (the “Improvements”); and

TOGETHER WITH all of Grantor’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Grantor’s right, title and interest in and to the adjacent streets, alleys and right-of-ways and any easement rights, air rights, subsurface rights, development rights, wastewater capacities and credit reservations, and water rights located thereon, (the foregoing together with the Land and the Improvements are referred to herein as the “Property”).

TO HAVE AND TO HOLD the Property with all and singular the rights and appurtenances thereof, to the same being, belonging, or in anywise appertaining to the only proper use and benefit of Grantee forever in FEE SIMPLE.

SUBJECT, HOWEVER, to all current real property taxes and all unpaid non-delinquent general and special taxes, bonds and assessments; all documents and other matters of public record that are applicable to the Property as of the date hereof, but only to the extent the same remain in effect and are valid and enforceable; all zoning ordinances and regulations and any other laws, ordinances or governmental regulations now or hereinafter applicable to and enforceable against the Property; and all matters visible on the ground or that would be shown on a current survey of the Property (the foregoing collectively, the “Permitted Exceptions”).

1

Grantor will warrant and forever defend the right and title to the Property unto Grantee against the claims of all persons claiming by, through or under the Grantor, except as to the Permitted Exceptions, but not otherwise.

Grantee shall be responsible for the payment of any and all 2015-2016 ad valorem taxes and assessments affecting the Property.

GRANTOR HAS EXECUTED THIS SPECIAL WARRANTY DEED AND GRANTED, SOLD, AND CONVEYED THE PROPERTY, AND GRANTEE HAS ACCEPTED THE SAME AND ACQUIRED THE PROPERTY, AS, IS, WHERE IS, WITH ALL FAULTS, AT GRANTEE’S OWN RISK, AND, EXCEPT FOR THE SPECIAL WARRANTY OF TITLE SET FORTH ABOVE AND AS OTHERWISE EXPRESSLY STATED IN THAT CERTAIN CONTRIBUTION AGREEMENT DATED ___________ , 2016 TO WHICH GRANTOR AND GRANTEE, AND/OR THEIR AFFILIATES, ARE PARTIES (THE “CONTRIBUTION AGREEMENT”), WITHOUT REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, IT BEING THE INTENTION OF THE GRANTOR AND GRANTEE TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES (EXCEPT THE SPECIAL WARRANTY OF TITLE AND ANY REPRESENTATIONS AND WARRANTIES IN THE CONTRIBUTION AGREEMENT), INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR USE OR HABITABILITY. BY ACCEPTANCE OF THIS DEED, GRANTEE ACKNOWLEDGES THAT GRANTOR HAS MADE NO REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, EXCEPT FOR THE SPECIAL WARRANTY OF TITLE EXPRESSLY SET FORTH HEREIN AND AS OTHERWISE EXPRESSLY STATED IN THE CONTRIBUTION AGREEMENT, IN RESPECT TO THE CONDITION OF THE PROPERTY OR THE USE WHICH MAY BE MADE THEREOF, INCLUDING WITHOUT LIMITATION, (A) THE PHYSICAL CONDITION OF THE PROPERTY, (B) THE SOIL CONDITIONS EXISTING AT THE PROPERTY FOR ANY PARTICULAR PURPOSE OR DEVELOPMENT POTENTIAL, (C) THE NATURE OR QUALITY OF THE CONSTRUCTION, STRUCTURAL DESIGN, AND/OR ENGINEERING OF THE IMPROVEMENTS, (D) THE QUALITY OF LABOR AND MATERIALS INCLUDED IN THE IMPROVEMENTS, (E) THE PRESENCE OR ABSENCE OF ANY HAZARDOUS SUBSTANCE OR MATERIAL INCLUDED IN THE IMPROVEMENTS OR THE PROPERTY, AND (F) COMPLIANCE OF THE IMPROVEMENTS OR PROPERTY WITH APPLICABLE LAWS, REGULATIONS, OR OTHER GOVERNMENTAL REQUIREMENTS, INCLUDING ANY PERTAINING TO HEALTH OR THE ENVIRONMENT, AND BY ACCEPTANCE OF THIS SPECIAL WARRANTY DEED, GRANTEE AFFIRMS THAT THE CONVEYANCE OF THE PROPERTY IS WITHOUT REPRESENTATION OR WARRANTY, EXCEPT FOR THE SPECIAL WARRANTY OF TITLE EXPRESSLY SET FORTH HEREIN AND AS OTHERWISE EXPRESSLY STATED IN THE CONTRIBUTION AGREEMENT.

[Signature Page Follows]

2

IN WITNESS WHEREOF, Grantor has executed and delivered this Special Warranty Deed under seal as of the day and year first above written.

GRANTOR:

Ergon Terminaling, Inc.,
a Mississippi corporation

By:
Name:
Title:

STATE OF

COUNTY OF

I, __________________________, a Notary Public in and for said County, in said State, hereby certify that ___________________, ____________________ of Ergon Terminaling, Inc., a Mississippi corporation is signed to the foregoing conveyance, and who is known to me, acknowledged before me on this day, that, being informed of the contents of the conveyance he, in his capacity as an officer of the ________________, executed the same for and as the act of the said _____________________ on the day the same bears date.

Given under my hand and official seal this ______ day of ______________, 2016.

Notary Public

[NOTARIAL SEAL]

3

When recorded, mail to:
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
Attention: Chris Wilson

Space above this line for Recorder’s Use

SPECIAL WARRANTY DEED

For the consideration of Ten Dollars ($10.00) and other good and valuable considerations, Ergon Asphalt & Emulsions, Inc., a Mississippi corporation (together, “Grantor”), hereby convey to [___________] Grantee to be formed., a _________ _________ (“Grantee”), having an address of ______________, the following described real property:
See legal description set forth in Exhibit A attached and incorporated by this reference (the “Land”), together with all buildings, structures and other improvements thereon (the “Improvements”) and all of Grantor’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Grantor’s right, title and interest in and to the adjacent streets, alleys and right-of-ways and any easement rights, air rights, subsurface rights, development rights, wastewater capacities and credit reservations, and water rights(the foregoing being hereinafter collectively referred to as the “Property”).
This conveyance is made SUBJECT TO current real property taxes and all unpaid non-delinquent general and special taxes, bonds and assessments; all documents and other matters of public record that are applicable to the Property as of the date hereof, but only to the extent the same remain in effect and are valid and enforceable; all zoning ordinances and regulations and any other laws, ordinances or governmental regulations now or hereinafter applicable to and enforceable against the Property; and all matters visible on the ground or that would be shown on a current survey of the Property (the foregoing collectively, the “Permitted Exceptions”).
GRANTOR HAS EXECUTED THIS SPECIAL WARRANTY DEED AND GRANTED, SOLD, AND CONVEYED THE PROPERTY, AND GRANTEE HAS ACCEPTED THE SAME AND ACQUIRED THE PROPERTY, AS, IS, WHERE IS, WITH ALL FAULTS, AT GRANTEE’S OWN RISK, AND, EXCEPT FOR THE SPECIAL WARRANTY OF TITLE SET FORTH BELOW and as otherwise EXPRESSLY stated

1 Grantee to be formed.

in that certain Contribution Agreement dated ___________ , 2016 to which Grantor and Grantee, and/or their affiliates, are parties (the “Contribution Agreement”), WITHOUT REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, IT BEING THE INTENTION OF THE GRANTOR AND GRANTEE TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES (EXCEPT THE SPECIAL WARRANTY OF TITLE AND ANY REPRESENTATIONS AND WARRANTIES IN THE CONTRIBUTION AGREEMENT), INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR USE OR HABITABILITY. BY ACCEPTANCE OF THIS DEED, GRANTEE ACKNOWLEDGES THAT GRANTOR HAS MADE NO REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, EXCEPT FOR THE SPECIAL WARRANTY OF TITLE EXPRESSLY SET FORTH HEREIN AND as otherwise EXPRESSLY stated in thE Contribution Agreement, IN RESPECT TO THE CONDITION OF THE PROPERTY OR THE USE WHICH MAY BE MADE THEREOF, INCLUDING WITHOUT LIMITATION, (A) THE PHYSICAL CONDITION OF THE PROPERTY, (B) THE SOIL CONDITIONS EXISTING AT THE PROPERTY FOR ANY PARTICULAR PURPOSE OR DEVELOPMENT POTENTIAL, (C) THE NATURE OR QUALITY OF THE CONSTRUCTION, STRUCTURAL DESIGN, AND/OR ENGINEERING OF THE IMPROVEMENTS, (D) THE QUALITY OF LABOR AND MATERIALS INCLUDED IN THE IMPROVEMENTS, (E) THE PRESENCE OR ABSENCE OF ANY HAZARDOUS SUBSTANCE OR MATERIAL INCLUDED IN THE IMPROVEMENTS OR THE PROPERTY, AND (F) COMPLIANCE OF THE IMPROVEMENTS OR PROPERTY WITH APPLICABLE LAWS, REGULATIONS, OR OTHER GOVERNMENTAL REQUIREMENTS, INCLUDING ANY PERTAINING TO HEALTH OR THE ENVIRONMENT, AND BY ACCEPTANCE OF THIS SPECIAL WARRANTY DEED, GRANTEE AFFIRMS THAT THE CONVEYANCE OF THE PROPERTY IS WITHOUT REPRESENTATION OR WARRANTY, EXCEPT FOR THE SPECIAL WARRANTY OF TITLE EXPRESSLY SET FORTH HEREIN AND AS OTHERWISE EXPRESSLY STATED IN THE CONTRIBUTION AGREEMENT.
TO HAVE AND TO HOLD the Property aforesaid unto said Grantee and its successors and assigns forever; and that Grantor will warrant and defend the title to the said Property unto said Grantee and its successors and assigns forever, subject to the Permitted Exceptions, against the lawful claims and demands of all claiming by, through and under Grantor but not otherwise.

2

Dated this ___ day of ______, 2016.

GRANTOR:

ERGON ASPHALTS & EMULSIONS, INC.,
a Mississippi corporation

By:
Name:
Title:

STATE OF	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this _____ day of _____, 2016 by ____________, _____________ of Ergon Asphalt & Emulsions, Inc., a Mississippi corporation, on behalf of said corporation.
(Notarial Seal)

Notary Public

My commission expires:

[Signature Page to Special Warranty Deed]

Exhibit A
The Land

Exhibit A

(Space Above Reserved For Register of Deeds Certification)

KANSAS SPECIAL WARRANTY DEED
THIS SPECIAL WARRANTY DEED (this “Deed”) is made as of __________________, 2016, by and between ERGON ASPHALT & EMULSIONS, INC., a Mississippi corporation (“Grantor”), with an address of P. O. Box 1639, Jackson, MS 39215-1639 and [___________] Grantee to be formed., a _________ _________ (“Grantee”), having an address of ______________.

WITNESSETH, that Grantor, for and in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, to Grantor paid by Grantee (the receipt of which is hereby acknowledged) does by these presents, SELL, CONVEY AND GRANT, unto Grantee and Grantee’s successors and assigns, all of those certain lots, tracts or parcels of land, lying, being and situate in the County of Leavenworth and State of Kansas described on Exhibit A attached hereto and incorporated herein by this reference, together with any and all buildings, structures and other improvements thereon (the “Improvements”) and all of Grantor’s right, title and interest, if any, in and to the appurtenances thereto including but not limited to Grantor’s right, title and interest in and to the adjacent streets, alleys and right-of-ways and any easement rights, air rights, subsurface rights, development rights, wastewater capacities and credit reservations, and water rights (collectively, the “Property”), subject to current real property taxes and all unpaid non-delinquent general and special taxes, bonds and assessments; all documents and other matters of public record that are applicable to the Property as of the date hereof, but only to the extent the same remain in effect and are valid and enforceable; all zoning ordinances and regulations and any other laws, ordinances or governmental regulations now or hereinafter applicable to and enforceable against the Property; and all matters visible on the ground or that would be shown on a current survey of the Property (the foregoing collectively, the “Permitted Exceptions”).

1 Grantee to be formed.

1

GRANTOR HAS EXECUTED THIS SPECIAL WARRANTY DEED AND GRANTED, SOLD, AND CONVEYED THE PROPERTY, AND GRANTEE HAS ACCEPTED THE SAME AND ACQUIRED THE PROPERTY, AS, IS, WHERE IS, WITH ALL FAULTS, AT GRANTEE’S OWN RISK, AND, EXCEPT FOR THE SPECIAL WARRANTY OF TITLE SET FORTH BELOW AND AS OTHERWISE EXPRESSLY STATED IN THAT CERTAIN CONTRIBUTION AGREEMENT DATED ___________ , 2016 TO WHICH GRANTOR AND GRANTEE, AND/OR THEIR AFFILIATES, ARE PARTIES (THE “CONTRIBUTION AGREEMENT”), WITHOUT REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, IT BEING THE INTENTION OF THE GRANTOR AND GRANTEE TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES (EXCEPT THE SPECIAL WARRANTY OF TITLE AND ANY REPRESENTATIONS AND WARRANTIES IN THE CONTRIBUTION AGREEMENT), INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR USE OR HABITABILITY. BY ACCEPTANCE OF THIS DEED, GRANTEE ACKNOWLEDGES THAT GRANTOR HAS MADE NO REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, EXCEPT FOR THE SPECIAL WARRANTY OF TITLE EXPRESSLY SET FORTH HEREIN AND AS OTHERWISE EXPRESSLY STATED IN THE CONTRIBUTION AGREEMENT, IN RESPECT TO THE CONDITION OF THE PROPERTY OR THE USE WHICH MAY BE MADE THEREOF, INCLUDING WITHOUT LIMITATION, (A) THE PHYSICAL CONDITION OF THE PROPERTY, (B) THE SOIL CONDITIONS EXISTING AT THE PROPERTY FOR ANY PARTICULAR PURPOSE OR DEVELOPMENT POTENTIAL, (C) THE NATURE OR QUALITY OF THE CONSTRUCTION, STRUCTURAL DESIGN, AND/OR ENGINEERING OF THE IMPROVEMENTS, (D) THE QUALITY OF LABOR AND MATERIALS INCLUDED IN THE IMPROVEMENTS, (E) THE PRESENCE OR ABSENCE OF ANY HAZARDOUS SUBSTANCE OR MATERIAL INCLUDED IN THE IMPROVEMENTS OR THE PROPERTY, AND (F) COMPLIANCE OF THE IMPROVEMENTS OR PROPERTY WITH APPLICABLE LAWS, REGULATIONS, OR OTHER GOVERNMENTAL REQUIREMENTS, INCLUDING ANY PERTAINING TO HEALTH OR THE ENVIRONMENT, AND BY ACCEPTANCE OF THIS SPECIAL WARRANTY DEED, GRANTEE AFFIRMS THAT THE CONVEYANCE OF THE PROPERTY IS WITHOUT REPRESENTATION OR WARRANTY, EXCEPT FOR THE SPECIAL WARRANTY OF TITLE EXPRESSLY SET FORTH HEREIN AND AS OTHERWISE EXPRESSLY STATED IN THE CONTRIBUTION AGREEMENT.
TO HAVE AND TO HOLD the Property, together with all and singular the hereditaments and appurtenances thereunto belonging or in any wise appertaining forever, subject to the Permitted Exceptions. Grantor, for Grantor and Grantor's successors and assigns, covenants that Grantor is lawfully seized of Grantor's interest in the Property and has good right to convey its interest in the Property and guarantees quiet possession of the Property against the claims of those claiming any right, interest or title through Grantor, subject to the Permitted Exceptions, and further covenants that the Property is free from all encumbrances created by Grantor, subject to the Permitted Exceptions, and Grantor, for itself and its successors and

2

assigns, will warrant and forever defend the Property against all lawful claims of those claiming any right, interest or title by, through or under Grantor, subject to the Permitted Exceptions; but Grantor does not warrant title against those claiming a right, interest or title that arose prior to, or separate from, Grantor's interest in the Property.
[Signature appears on following page]

3

IN WITNESS WHEREOF, Grantor has caused this instrument to be executed as of the day and year first above written.

GRANTOR:

ERGON ASPHALTS & EMULSIONS, INC.,
a Mississippi corporation

By:
Name:
Title:

STATE OF	)
) ss.
COUNTY OF	)

This instrument was acknowledged before me on ___________________, 2016, by _________________________________ as _________________ of Ergon Asphalts & Emulsions, Inc., a Mississippi corporation.
(SEAL)

Printed Name: ____________________________
Notary Public in and for said State
Commissioned in ___________________ County

My commission expires:

[Signature page to Kansas Special Warranty Deed]

4

EXHIBIT A
Legal Description of Property

[Attached]

A

Address New Owner:	Map-Parcel Numbers:	Send Tax Bills To:

This instrument prepared by: First American Title Insurance Company, National Commercial Services, 414 Union Street, Suite 1205, Nashville, Tennessee 37219

       After recording, please return to: First American Title Insurance Company, National Commercial Services, 414 Union Street, Suite 1205, Nashville, Tennessee 37219

SPECIAL WARRANTY DEED
FOR AND IN CONSIDERATION of the sum of TEN AND NO/100 DOLLARS ($10.00) cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, ERGON TERMINALING, INC., a Mississippi corporation (the “Grantor”), has bargained and sold, and by these presents transfers and conveys to _________________, a _______________ (the “Grantee”), Grantee’s heirs, successors and assigns, the real property described in Exhibit A, which is attached hereto and incorporated herein by reference, including without limitation, all buildings, structures and other improvements thereon (the “Improvements”) and all of Grantor’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including without limitation Grantor’s right, title and interest in and to the adjacent streets, alleys and right-of-ways, and any easement rights, air rights, subsurface rights, development rights, wastewater capacities and credit reservations, and water rights (all of the foregoing being collectively referred to as the “Property”).

STATE OF _________________
COUNTY OF _______________

The actual consideration or value, which is greater, for this transfer is $_____________

Affiant

Subscribed and sworn to before me this ____ day of __________.

Notary Public
My Commission Expires:

This conveyance of the Property, and all covenants and warranties contained herein, are made expressly subject to current real property taxes and all unpaid non-delinquent general and special taxes, bonds and assessments; all documents and other matters of public record that are applicable to the Property as of the date hereof, but only to the extent the same remain in effect and are valid and enforceable; all zoning ordinances and regulations and any other laws, ordinances or governmental regulations now or hereinafter applicable to and enforceable against the Property; and all matters visible on the ground or that would be shown on a current survey of the Property (the foregoing collectively, the “Permitted Exceptions”):
This is improved property commonly known as __________________________.
GRANTOR HAS EXECUTED THIS SPECIAL WARRANTY DEED AND GRANTED, SOLD, AND CONVEYED THE PROPERTY, AND GRANTEE HAS ACCEPTED THE SAME AND ACQUIRED THE PROPERTY, AS, IS, WHERE IS, WITH ALL FAULTS, AT GRANTEE’S OWN RISK, AND, EXCEPT FOR THE SPECIAL WARRANTY OF TITLE SET FORTH BELOW AND AS OTHERWISE EXPRESSLY STATED IN THAT CERTAIN CONTRIBUTION AGREEMENT DATED ___________ , 2016 TO WHICH GRANTOR AND GRANTEE, AND/OR THEIR AFFILIATES, ARE PARTIES (THE “CONTRIBUTION AGREEMENT”), WITHOUT REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, IT BEING THE INTENTION OF THE GRANTOR AND GRANTEE TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES (EXCEPT THE SPECIAL WARRANTY OF TITLE AND ANY REPRESENTATIONS AND WARRANTIES IN THE CONTRIBUTION AGREEMENT), INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR USE OR HABITABILITY. BY ACCEPTANCE OF THIS DEED, GRANTEE ACKNOWLEDGES THAT GRANTOR HAS MADE NO REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, EXCEPT FOR THE SPECIAL WARRANTY OF TITLE EXPRESSLY SET FORTH HEREIN AND AS OTHERWISE EXPRESSLY STATED IN THE CONTRIBUTION AGREEMENT, IN RESPECT TO THE CONDITION OF THE PROPERTY OR THE USE WHICH MAY BE MADE THEREOF, INCLUDING WITHOUT LIMITATION, (A) THE PHYSICAL CONDITION OF THE PROPERTY, (B) THE SOIL CONDITIONS EXISTING AT THE PROPERTY FOR ANY PARTICULAR PURPOSE OR DEVELOPMENT POTENTIAL, (C) THE NATURE OR QUALITY OF THE CONSTRUCTION, STRUCTURAL DESIGN, AND/OR ENGINEERING OF THE IMPROVEMENTS, (D) THE QUALITY OF LABOR AND MATERIALS INCLUDED IN THE IMPROVEMENTS, (E) THE PRESENCE OR ABSENCE OF ANY HAZARDOUS SUBSTANCE OR MATERIAL INCLUDED IN THE IMPROVEMENTS OR THE PROPERTY, AND (F) COMPLIANCE OF THE IMPROVEMENTS OR PROPERTY WITH APPLICABLE LAWS, REGULATIONS, OR OTHER GOVERNMENTAL REQUIREMENTS, INCLUDING ANY PERTAINING TO HEALTH OR THE ENVIRONMENT, AND BY ACCEPTANCE OF THIS SPECIAL WARRANTY DEED, GRANTEE AFFIRMS THAT THE CONVEYANCE OF THE PROPERTY IS WITHOUT REPRESENTATION OR WARRANTY, EXCEPT FOR THE SPECIAL WARRANTY OF TITLE EXPRESSLY SET FORTH HEREIN AND AS OTHERWISE EXPRESSLY STATED IN THE CONTRIBUTION AGREEMENT.

TO HAVE AND TO HOLD the Property, with all appurtenances, estate, title, and interest thereto belonging to Grantee, and Grantee’s successors and assigns, forever, subject to the Permitted Exceptions.
Grantor covenants with Grantee, its successors and assigns, that the Property is free from all encumbrances made or suffered by Grantor, except the Permitted Exceptions.
Grantor covenants and binds itself and its successors and assigns, to warrant and forever defend the title to the Property to Grantee, and Grantee’s successors and assigns against the lawful claims of all persons whomsoever claiming by, through or under Grantor, but not otherwise, except (i) claims arising under or by virtue of the Permitted Exceptions, and (ii) Grantor makes no warranty as to the amount of acreage in the Property.

[Signature pages follow]

IN WITNESS WHEREOF, Grantor has executed this Deed on the date set forth in the acknowledgement below to be effective as of the ___ day of ______________, 2016.

GRANTOR:

ERGON ASPHALTS & EMULSIONS, INC.,
a Mississippi corporation

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

Personally appeared before me, the undersigned, a Notary Public within and for said State and County, duly commissioned and qualified, _________________, with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence, and who, upon oath, acknowledged himself to be the _____________ of Ergon Terminaling, Inc., a Mississippi corporation, that he/she as such __________ being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the Grantor by himself as such officer of said corporation.

Witness my hand seal at office this ____ day of _________, 2016.

Notary Public

My Commission Expires: ___________________

EXHIBIT A
Real Property Description

Nashville, Tennessee - Special Warranty Deed

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

SPECIAL WARRANTY DEED

STATE OF TEXAS	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF	§
ERGON ASPHALT & EMULSIONS, INC., a Mississippi corporation (“Grantor”), whose address is P. O. Box 1639, Jackson, MS 39215-1639, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) paid to Grantor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, have, subject to the exceptions hereinafter set forth, GRANTED, SOLD and CONVEYED, and do hereby GRANT, SELL and CONVEY unto ____________, a _______________ ___________ Grantee to be formed. (“Grantee”), whose address is ______________________, that certain land located in          County, Texas, and being more particularly described in Exhibit “A” attached hereto and incorporated herein by reference (the “Land”), together with all buildings, structures and other improvements thereon (the “Improvements”) and all of Grantor’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Grantor’s right, title and interest in and to the adjacent streets, alleys and right-of-ways and any easement rights, air rights, subsurface rights, development rights, wastewater capacities and credit reservations, and water rights (the foregoing being hereinafter collectively referred to as the “Property”).

This conveyance is made and accepted subject to current real property taxes and all unpaid non-delinquent general and special taxes, bonds and assessments; all documents and other matters of public record that are applicable to the Property as of the date hereof, but only to the extent the same remain in effect and are valid and enforceable; all zoning ordinances and regulations and any other laws, ordinances or governmental regulations now or hereinafter applicable to and enforceable against the Property; and all matters visible on the ground or that would be shown on a current survey of the Property (the foregoing collectively, the “Permitted Exceptions”).
GRANTOR HAS EXECUTED THIS SPECIAL WARRANTY DEED AND GRANTED, SOLD, AND CONVEYED THE PROPERTY, AND GRANTEE HAS ACCEPTED THE SAME AND ACQUIRED THE PROPERTY, AS, IS, WHERE IS, WITH ALL FAULTS, AT GRANTEE’S OWN RISK, AND, EXCEPT FOR THE SPECIAL WARRANTY OF TITLE SET FORTH BELOW AND AS OTHERWISE EXPRESSLY STATED IN THAT CERTAIN CONTRIBUTION AGREEMENT DATED ___________ , 2016 TO WHICH GRANTOR AND GRANTEE, AND/OR THEIR AFFILIATES, ARE PARTIES (THE “CONTRIBUTION AGREEMENT”), WITHOUT REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE,

1 Grantee to be formed.

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EXPRESS OR IMPLIED, IT BEING THE INTENTION OF THE GRANTOR AND GRANTEE TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES (EXCEPT THE SPECIAL WARRANTY OF TITLE AND ANY REPRESENTATIONS AND WARRANTIES IN THE CONTRIBUTION AGREEMENT), INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR USE OR HABITABILITY. BY ACCEPTANCE OF THIS DEED, GRANTEE ACKNOWLEDGES THAT GRANTOR HAS MADE NO REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, EXCEPT FOR THE SPECIAL WARRANTY OF TITLE EXPRESSLY SET FORTH HEREIN AND AS OTHERWISE EXPRESSLY STATED IN THE CONTRIBUTION AGREEMENT, IN RESPECT TO THE CONDITION OF THE PROPERTY OR THE USE WHICH MAY BE MADE THEREOF, INCLUDING WITHOUT LIMITATION, (A) THE PHYSICAL CONDITION OF THE PROPERTY, (B) THE SOIL CONDITIONS EXISTING AT THE PROPERTY FOR ANY PARTICULAR PURPOSE OR DEVELOPMENT POTENTIAL, (C) THE NATURE OR QUALITY OF THE CONSTRUCTION, STRUCTURAL DESIGN, AND/OR ENGINEERING OF THE IMPROVEMENTS, (D) THE QUALITY OF LABOR AND MATERIALS INCLUDED IN THE IMPROVEMENTS, (E) THE PRESENCE OR ABSENCE OF ANY HAZARDOUS SUBSTANCE OR MATERIAL INCLUDED IN THE IMPROVEMENTS OR THE PROPERTY, AND (F) COMPLIANCE OF THE IMPROVEMENTS OR PROPERTY WITH APPLICABLE LAWS, REGULATIONS, OR OTHER GOVERNMENTAL REQUIREMENTS, INCLUDING ANY PERTAINING TO HEALTH OR THE ENVIRONMENT, AND BY ACCEPTANCE OF THIS SPECIAL WARRANTY DEED, GRANTEE AFFIRMS THAT THE CONVEYANCE OF THE PROPERTY IS WITHOUT REPRESENTATION OR WARRANTY, EXCEPT FOR THE SPECIAL WARRANTY OF TITLE EXPRESSLY SET FORTH HEREIN AND AS OTHERWISE EXPRESSLY STATED IN THE CONTRIBUTION AGREEMENT.
TO HAVE AND TO HOLD the Property, unto Grantee and Grantee’s successors and assigns forever, subject to the Permitted Exceptions; and Grantor does hereby bind itself and its successors and assigns to warrant and forever defend, subject to the Permitted Exceptions, the Property unto Grantee and Grantee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through, or under Grantor, but not otherwise.
[Signature Page Follows]

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Dated this ___ day of ______, 2016.

GRANTOR:

ERGON ASPHALT & EMULSIONS, INC.,
a Mississippi corporation

By:
Name:
Title:

STATE OF TEXAS	)
) SS.
COUNTY OF	)

On _________________, 2016, before me, the undersigned, a Notary Public in and for said State personally appeared __________________________, known to me to be the _________________________ of Ergon Asphalt & Emulsions, Inc., a Mississippi corporation, acknowledged the foregoing to be the free act and deed of said corporation.

WITNESS my hand and official seal.

Notary Public

[NOTARIAL SEAL]

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STORAGE, THROUGHPUT
AND HANDLING AGREEMENT NO.

This Storage, Throughput and Handling Agreement (“Agreement”) is entered into effective as of ________________, by and between BKEP Materials, L.L.C., a Texas limited liability company (“BKEP Materials”), BKEP Terminalling, L.L.C., a Texas limited liability company (“BKEP Terminalling”), BKEP Asphalt, L.L.C., a Texas limited liability company (“BKEP Asphalt” and together with BKEP Materials and BKEP Terminalling, “Owner”), and Ergon Asphalt & Emulsions, Inc., a Mississippi corporation (“Customer”). Each of Owner and Customer sometimes referred to individually as a “Party” and collectively as the “Parties”.

R E C I T A L S
WHEREAS, Owner operates certain asphalt terminals that are owned or leased by Owner; and
WHEREAS, Owner desires to provide certain services to Customer for Customer’s Product (as defined below) and Customer desires to receive said services on the terms and conditions set forth herein;
NOW THEREFORE, in consideration of the mutual promises contained in this Agreement, the Parties agree to the following terms and conditions.
Section 1.    Definitions.
In this Agreement, unless the context requires otherwise, the terms defined in the preamble have the meanings indicated and the following terms will have the meanings indicated below:
“Affiliate” means, in relation to a Party, any Person that (i) directly or indirectly controls such Party, (ii) is directly or indirectly controlled by such Party or (iii) is directly or indirectly controlled by a Person that directly or indirectly controls such Party. For this purpose, “control” of any entity or Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of a majority of equity interests or voting power or control in fact of the entity or Person or otherwise. For purposes of this Agreement, Owner and its direct and indirect subsidiaries and parent entities shall not be deemed to be Affiliates of Customer’s parent company and its direct and indirect subsidiaries.
“Aggregate Operating Expenses” means all direct operating expenses incurred by Owner or its Affiliates with respect to the Terminals without duplication of any other expense reimbursed hereunder.
“Applicable Law” means (i) any law, statute, regulation, code, ordinance, license, decision, order, writ, injunction, decision, directive, judgment, policy, or decree of any Governmental Authority and any judicial or administrative interpretations thereof, (ii) any agreement, concession or arrangement with any Governmental Authority and (iii) any license, permit or compliance requirement by any Governmental Authority, in each case applicable to the Party at issue and as amended or modified from time to time.

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“Assumed OPEX” has the meaning assigned to such term in Section 3.2.
“Barrel” means 42 Gallons.
“BOL” has the meaning assigned to such term in Section 6.2(b).
“Commencement Date” has the meaning assigned to such term in Section 17.1.
“Confidential Information” has the meaning assigned to such term in Section 21.1.
“Contract Year” means a period of 365 consecutive days commencing on the Commencement Date and each successive period of 365 consecutive days during the Term of this Agreement with the exception of any Contract Year in which February has 29 days when the period will be 366 consecutive days.
“Contribution Agreement” means that certain Contribution Agreement dated as of July 19, 2016 by and among BKEP Terminal Holding, L.L.C., Customer, Ergon Terminaling, Inc., Ergon Asphalt Holdings, LLC and Blueknight Energy Partners, L.P.
“Customer Responsibility” means any action, omission or Liability constituting or arising out of the breach by Customer or its Affiliates of, or for which Customer or its Affiliates have any indemnification obligation under, (A) the Contribution Agreement, (B) the Secondment Agreement or (C) any other agreement executed in connection herewith or therewith (and expressly does not mean the performance of any services or obligation or responsibility for any condition for which Customer pays Owner Storage Fees hereunder, including the maintenance obligations in Section 11).
“Disclosing Party” has the meaning assigned to such term in Section 21.1.
“EMR Costs” has the meaning assigned to such term in Section 11.2.
“EMR Estimate” has the meaning assigned to such term in Section 11.2.
“ERP System” has the meaning assigned to such term in Section 2.4(f).
“Excess EMR Fee” has the meaning assigned to such term in Section 11.2.
“Extraordinary Maintenance and Repair Costs” means the capitalized costs, calculated on a cumulative basis, from only the following items: repair or replacement of tank floors (to the extent it extends the life and/or capacity of the tanks), shells, insulation and roofs, including removing, demolishing, tearing down and disposing of any storage tank or other equipment deemed out of service or inoperable at the Commencement Date, heater replacement or heater repair (to the extent such heater repair exceeds $******), dock replacement or dock repair (to the extent such dock repair exceeds $******), rail spurs, water dredging, fall protection additions or replacement or any repair and maintenance requests specifically requested by Customer and deemed unnecessary by Owner. For purposes of clarification, costs for tank cleanings and inspections are specifically excluded from this definition.

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“Force Majeure” means (i) strikes, lockouts or other industrial disputes or disturbances, (ii) acts of the public enemy or of belligerents, hostilities or other disorders, wars (declared or undeclared), blockades, thefts, insurrections, riots, civil disturbances or sabotage, (iii) acts of nature, landslides, severe lightning, earthquakes, fires, tornadoes, hurricanes, storms, and warnings for any of the foregoing which may necessitate the precautionary evacuation or shut-down of pipelines, trucks, docks, loading and unloading facilities storage tanks or other related facilities, floods, washouts, freezing of machinery, equipment, or lines of pipe, inclement weather that necessitates extraordinary measures and expense to construct facilities or maintain operations, tidal waves, perils of the sea and other adverse weather conditions or unusual or abnormal conditions of the sea or other water, (iv) arrests and restraints of, or other interference or restrictions imposed by, Governmental Authorities (either civil or military and whether legal or de facto or purporting to act under Applicable Law or otherwise), necessity for compliance with any court order, or any Applicable Law promulgated after the date hereof by a Governmental Authority having or asserting jurisdiction, embargoes or export or import restrictions, expropriation, requisition, confiscation or nationalization, (v) epidemics or quarantine, explosions, electric power shortages, (vi) breakage or accidents to equipment, machinery, plants, facilities, lines of pipe or trucks or vessels, which were not reasonably foreseeable and which were not within the control of the Party claiming suspension of its obligations under this Agreement pursuant to Section 12 and which by the exercise of reasonable due diligence such Party is unable to prevent or overcome, or (vii) any other causes, whether of the kind enumerated above or otherwise, which were not reasonably foreseeable, and which are not within the control of the Party claiming suspension of its obligations under this Agreement pursuant to Section 12 and which by the exercise of reasonable due diligence such Party is unable to prevent or overcome. Such term will likewise include, in those instances where either Party is required to obtain servitudes, rights-of-way, grants, permits, or licenses to enable such Party to fulfill its obligations under this Agreement, the inability of such Party to acquire, or delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, rights-of-way grants, permits or licenses, and in those instances where either Party is required to furnish materials and supplies for the purpose of constructing or maintaining facilities to enable such Party to fulfill its obligations under this Agreement, the inability of such Party to acquire, or delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such materials and supplies. If Owner or Customer is claiming a suspension of its obligations under this Agreement pursuant to Section 12, any of the above listed events or circumstances will constitute an event of Force Majeure upon the first occurrence of the event or circumstance.
“Gallon” means a U.S. gallon of 231 cubic inches corrected to 60 degrees Fahrenheit.
“General Partner” means the general partner of Blueknight Energy Partners, L.P.
“Governmental Authority” means any foreign or U.S. federal, state, regional, local or municipal governmental body, agency, instrumentality, board, bureau, commission, department, court, authority or entity established or controlled by a government or subdivision thereof, including any legislative, administrative or judicial body, or any Person purporting to act therefor.
“Indemnified Party” has the meaning assigned to such term in Section 20.1.
“Indemnifying Party” has the meaning assigned to such term in Section 20.1.

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“Independent Inspector” means a licensed Person who performs sampling, quality analysis and quantity determination of the Product received or delivered.
“Initial Term” has the meaning indicated in Section 17.1.
“Interest Rate” means the one-Month London Interbank Offered Rate.
“Lease” has the meaning indicated in Section 2.1.
“Leased Facility” has the meaning indicated in Section 2.1.
“Lessor” has the meaning indicated in Section 2.1.
“Liability” means any obligation, liability, charge, deficiency, assessment, interest, penalty, judgment, award, cost or expense of any kind (including reasonable attorneys’ fees, other fees, court costs and other disbursements). The term also includes any liability that arises out of or is related to any claim, proceeding, judgment, settlement or judicial or administrative order made or commenced by any Third Party or Governmental Authority.
“Minimum Capacity Commitment” has the meaning indicated in Paragraph 3(a) of Attachment A.
“Month” means a calendar month.
“Out of Service Shell Barrel Fee Reduction” has the meaning assigned to such term in Section 4.6.
“Out of Service Storage Tank” has the meaning assigned to such term in Section 4.6.
“Owner Responsibility” means any action, omission or Liability constituting or arising out of the breach by Owner or its Affiliates of, or for which Owner or its Affiliates have any indemnification obligation under, (A) the Contribution Agreement, (B) the Secondment Agreement or (C) any other agreement executed in connection herewith or therewith.
“Per Barrel Storage Fee” has the meaning assigned to such term in Attachment A.
“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Government Authority or any other entity.
“Product” means the particular products identified in Attachment B and the related raw materials incident thereto.
“Product Loss” means any loss of Product occurring as a result of any contamination, adulteration, mislabeling, misidentification or other loss of or damage to Product caused by the failure of Owner to use generally accepted terminalling practices in the handling, testing or storage of Product; provided Product Loss shall not include the result of loss of or damage to Product (i) associated with circumstances involving Force Majeure, (ii) caused by the act or omission of Customer, (iii) due to normal Product evaporation, shrinkage, or clingage, (iv) Product measurement inaccuracies within tolerance acceptable under current industry practices (including by way of example, measurement tolerances of weigh scales, flow meters, and level indicators), or (v) any other loss for any reason whatsoever, provided that such loss pursuant to this clause (v) does not exceed 2% of Customer’s Product received by Owner at the Terminals. If Product Loss

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exceeds 2% of Customer’s Product received by Owner at the Terminals, Owner shall only be responsible for the amount in excess of 2%.
“Receiving Party” has the meaning assigned to such term in Section 21.1.
“Scheduling Notice” has the meaning assigned to such term in Section 4.3.
“SDS” means a Safety Data Sheet.
“Services” has the meaning assigned to such term in Section 2.4.
“Specifications” means the Product provided by Customer pursuant to Attachment C and any additional specifications set forth in a Scheduling Notice.
“Storage Fee” has the meaning assigned to such term in Attachment A.
“Storage Tanks” means those asphalt cement storage tanks listed on Attachment A that are located at the Terminals and used to provide the terminalling and storage services to Customer pursuant to this Agreement.
“Term” has the meaning indicated in Section 17.2.
“Terminals” means the facilities set forth in Paragraph 7 of Attachment A, including the respective Storage Tanks.
“Third Party” means any entity other than Owner, Customer or their Affiliates.
“Third Party Claim” has the meaning assigned to such term in Section 20.3.
“Ton” means a U.S. short ton of 2,000 pounds.

Section 2.    Facilities, Services, Statements, Invoices, Documents and Records. Subject to Terminal capabilities existing as of the Commencement Date:
2.1    Owner leases the facilities described on Attachment E (each, a “Leased Facility”), which remain subject to applicable lease agreements, which may be amended or revised from time to time (collectively referred to as the applicable “Lease”). The lessor under each applicable Lease is referred to herein as the “Lessor.”
2.2    Anything contained in any provision of this Agreement to the contrary notwithstanding, Customer agrees, with respect to any Leased Facility, to comply with and not to breach the Lease, and use commercially reasonable efforts to remedy any default in this Agreement that is Customer’s obligation to cure that results in a breach or default under a Lease, within the period allowed to Owner (as lessee) under the applicable Lease, even if such time period is shorter than the period otherwise allowed therein due to the fact that notice of default from Owner to Customer is given after the corresponding notice of default from Lessor to Owner. Owner agrees to forward to Customer, immediately upon receipt thereof by Owner, a copy of each notice of default received by Owner in its capacity as lessee under the applicable Lease. Customer agrees to forward to Owner, immediately upon receipt thereof, copies of any notices received by Customer from Lessor or from any Governmental Authorities with respect to a Leased Facility.

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2.3    Owner agrees to provide storage and terminalling services to Customer at the Terminals, including providing a safe area for the purpose of loading or unloading Product and the provision of Storage Tanks for storage of Customer’s Product. Owner further agrees to provide terminal and related facilities required to safely perform all Services to be provided by Owner herein. All such facilities are to be maintained by Owner in good working order at all times during the Term in accordance with the provisions herein.
2.4    Owner will provide to or for Customer the following storage and terminalling services related to the receipt of Product at the Terminals and to the storage, terminalling and delivery of Product into and out of the Terminals (collectively, the “Services”):
(a)    receive and unload all Product delivered, by or on behalf of Customer, to each Terminal from time to time during the Term of this Agreement;
(b)    load Product into tank trucks, rail cars, barges, or vessels, as directed by Customer;
(c)    provide all pumping and heating necessary for proper performance of each of the foregoing services including heating facilities adequate to maintain the temperature of Product normally used at each Terminal as requested by Customer;
(d)    handle, process, manufacture and store Product in accordance with the instructions, formulations and Specifications provided by Customer, as such may be updated from time to time and agreed upon by the Parties;
(e)    prepare all tank or vessel gauging reports, bills of lading and other shipping papers and deliver copies thereof to Customer on a daily basis; and
(f)    keep records and accounts and make reports relating to Product received in storage, withdrawn from storage and loaded into vessels from each Terminal, with such reports being provided to Customer through the use of Customer’s enterprise resource planning system (“ERP System”) on a daily basis.
2.5    The Services will be performed in compliance with Applicable Law and in accordance with generally accepted terminalling practices. Owner may adapt its performance of the Services, although not to a standard less than commercially reasonable, in order (i) to be consistent with industry practices; (ii) to meet the requirements of Applicable Laws; or (iii) to achieve the efficient utilization of the Terminals and Storage Tanks. In no event shall Owner accept Product in excess of the storage capacity of the Storage Tanks at any Terminal.

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2.6    Customer assumes full responsibility for informing Owner of the proper and safe means and methods of storing and handling Customer’s Product. Customer agrees to execute in its name, pay for, and furnish to Owner all information and documents, which may be required by any Governmental Authority having jurisdiction under Applicable Laws relating to the description, receipt, storage, handling or discharge of the Product, including, but not limited to, sludges, flushing materials or other portions, admixtures, components or residues of, at or from any Terminal of Owner. Customer shall be responsible for advising Owner in writing of any changes in such requirements prior to the date such changes take effect, as well as any revised information and documents required. Customer also agrees to provide Owner with further readily available information or advice upon request to assist Owner in performing its responsibilities for receipt, storage and redelivery of Product.
2.7    Customer acknowledges that it is responsible for the Specifications relating to the handling of any Product. Owner shall not be responsible for, and Customer shall indemnify and hold Owner harmless from and against, any Liability relating to handling instructions and Specifications provided by Customer or Owner’s failure to meet the Specifications provided by Customer if such failure is due to an act or omission of Customer.
2.8    Each Party will maintain a true and correct set of records pertaining to its performance of this Agreement and will retain copies of all such records for a period of not less than two years following termination or cancellation of this Agreement. Upon reasonable prior notice, a Party or its authorized representative may at its sole cost, during the Term of this Agreement and thereafter during the aforesaid two year period, inspect such records of the other Party during normal business hours at the other Party’s place of business. Unless a Party has taken written exception to a statement or invoice within 12 Months following the end of the year in which the statement or invoice is delivered, the statement or invoice shall be conclusively presumed to be true and correct.
2.9    Customer shall provide all requisite formulations and process recommendations for processing of Products that will conform to any applicable Specifications. Owner shall manufacture and process Products in strict conformity with such formulations and process recommendations and in such volumes as may reasonably be requested by Customer. Any additional testing required at request of Customer will be by mutual agreement.
2.10    Customer shall provide any and all assistance and documents deemed necessary by Owner to meet Owner’s internal audit requirements.
Section 3.    Fees, Charges, Taxes, Disputed Amounts.
3.1    Customer will pay Owner the fees, rates and charges set forth in Attachment A with respect to the Services. All such payments, as well as any taxes and other amounts to which Owner is entitled under this Agreement, shall be paid in accordance with the terms and conditions set forth in this Agreement.
3.2    At the end of the calendar year ending December 31, 2017, Owner shall calculate the Aggregate Operating Expenses incurred in the operation of the Terminals during that twelve month period ended December 31, 2017. If such Aggregate Operating Expenses exceed the product of $****** (“Assumed OPEX”) times ******, the Parties shall increase the applicable Per Barrel Storage Fees and the applicable Storage Fees by an amount necessary to increase the per annum aggregate Storage Fees payable hereunder by an amount equal to such excess (without duplication of any other expense reimbursed hereunder) for the remainder of the Term. If such Aggregate Operating Expenses are less than the product of the Assumed OPEX times ******, the Parties shall decrease the applicable Per Barrel Storage Fees

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and the applicable Storage Fees by an amount necessary to decrease the per annum aggregate Storage Fees payable hereunder by an amount equal to such shortfall for the remainder of the Term. Should any fees be adjusted negatively in an amount equal to or greater than $******, the foregoing adjustments shall be subject to review and approval by the Conflicts Committee of the board of directors of the General Partner. Should any fees be adjusted positively in an amount equal to or greater than $******, the foregoing adjustments shall be subject to review and approval by Customer’s board of directors.
3.3    All fees and charges reflected in Owner’s invoices are due and payable within 30 days of the date of receipt of Owner’s invoice. Payment must be made by electronic funds transfer of same day available federal funds to Owner’s account and bank, both as indicated on Owner’s invoice. Invoices may be sent by electronic mail and facsimile. Payments that are not disputed and that are not made within the agreed or designated terms shall bear interest from the original due date at (i) the rate of 18% per annum or if this rate is prohibited by Applicable Law, then (ii) the highest rate allowed by Applicable Law. If Customer disputes any portion of an invoice, Customer must pay the undisputed portion of the invoice. Overdue amounts or disputed amounts that are resolved in favor of Owner will accrue interest at the Interest Rate from the date that payment is due until paid in full and Customer will pay all of Owner’s reasonable, out-of-pocket costs (including reasonable attorneys’ fees and court costs) of collecting past due payments and late payment charges.
3.4    Customer will pay, and will indemnify and hold harmless Owner from and against, any and all sales, use, excise and similar taxes, fees or other charges and assessments imposed on the Services and the fees and charges therefore. Customer will also pay, and will indemnify and hold harmless Owner from and against, any ad valorem or property ownership taxes, if any, on Customer’s Product located at each Terminal or in the Storage Tanks and Customer’s other property, if any. Owner shall be responsible for and pay all other applicable taxes levied upon Owner, including its own income and franchise taxes and ad valorem and other property taxes on the Terminals and Storage Tanks themselves (but not on any Product stored on or in the Terminals and Storage Tanks). It is the intent of Owner and Customer that the Services are being provided with respect to products being manufactured for sale in the ordinary course of business. Owner and Customer shall fully cooperate in providing documentation, exemption, or resale certificates required by applicable law to document and establish qualifications for any sales, use, or other transaction tax exemptions available with respect to the Services.
Section 4.    Operations, Receipts and Deliveries.
4.1    Receipts and deliveries of Product will be handled within the normal business hours of the applicable Terminal (subject to Section 12). Except as required pursuant to Section 4.2, Section 8.1 or Section 20 of this Agreement, Owner will not be responsible for the payment of any costs incurred by Customer or its transportation carrier for any delay in receiving or delivering Product or any other costs or fees.

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4.2    Owner shall make available to Customer existing loading docks and wharves serving the applicable Terminal. Access to the dock/loading facilities sometimes depends on the level of the adjacent waterway and the draft of the barges. Customer assumes the risks of access to the dock/loading facilities due to the foregoing, and is responsible for arranging for and bearing any costs associated with accessing the dock/loading facilities. Any demurrage for vessels utilized by Customer shall be at Customer’s sole expense, unless such demurrage is caused by Owner’s negligence or willful misconduct. Owner and Customer agree to use commercially reasonable efforts to attempt to minimize any demurrage that may be incurred by Customer in accordance with the foregoing.
4.3    Except as set forth in Section 2.4(a) and (b), Customer must arrange for and pay all Third Party costs related to the delivery of Customer’s Product to the applicable Terminal and from the Storage Tanks. Owner is not responsible for such Third Party costs except as otherwise specifically provided herein. Unless otherwise provided by Owner in writing, Customer must provide written notice reasonably acceptable to Owner containing all necessary instructions, including without limitation, the identity and quantity and any other Specifications of the Product and the tentative date of delivery to the applicable Terminal (“Scheduling Notice”). The Parties shall reasonably coordinate with each other in advance with regard to scheduling of all Product movements and the in-bound quality, volume and grade, the times of delivery by each Terminal, and all material movement prior to shipment of all Product delivered to Owner hereunder. Each Scheduling Notice delivered hereunder by Customer for deliveries of Product to a Terminal shall be sent to those individuals that Owner has specified to Customer to receive such Scheduling Notice for the applicable Terminal with respect to such Product delivery.
4.4    Owner will deliver to Customer or to such Third Parties as Customer may direct, the Product held by Owner for the account of Customer. Customer is responsible for providing to Owner documentation required to authorize deliveries for or on its behalf from the applicable Terminal.
4.5    Owner will provide the Services to Customer only with respect to Product. Customer will have access to the Terminals for other products only with prior written notice to and consent by Owner. Any other product approved by Owner will then become part of Product as defined in this Agreement. If a special method of providing the Services is required for Product, then Customer must notify Owner in sufficient time to enable Owner to consider whether, in Owner’s sole discretion, it will accept the proposed changes in the method of delivering the Services and to take the necessary preparatory measures if it agrees with such changes. Absent such notice and absent Owner’s written approval with respect to a change in the Product to another Product or the method of delivering the Services, Owner will not be liable for losses or damage incurred during the terminalling and storage of Product (except for losses and damages resulting from Product Loss), nor will Owner be obligated to provide such special Service. It is understood that the cost of any additional or special equipment required by Customer or of alterations made necessary by the nature of Product will be for the account of Customer, and Customer will be responsible for the expense of any necessary cleaning and restoration to their previous condition of the Terminals and Storage Tanks, including, without limitation, pumps, and loading facilities, unless otherwise explicitly stated in this Agreement. All fixtures, equipment and appurtenances attached to the Storage Tanks installed by Owner remain the property of Owner.

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4.6    Owner may take any Storage Tank out of service during the Term in order to perform scheduled inspections, maintenance or repairs. If a Storage Tank is out of service for 30 days or less, Customer will be obligated to continue to pay the applicable Storage Fees during such 30 day period such Storage Tank is out of service. If a Storage Tank is out of service for more than 30 days for any reason other than Force Majeure, a Customer Responsibility or due to negligence or willful misconduct of Customer, any of its Affiliates, or their employees, directors, officers, representatives, agents or contractors: (a) Owner, at Owner’s option and at Owner’s cost, may move Customer’s Product to substantially equivalent alternate tank(s) while the original Storage Tank is out of service, and Customer will continue to pay the applicable Storage Fees; or (b) after the 30 days that the Storage Tank is out of service (“Out of Service Storage Tank”), Customer’s obligation to pay the applicable Storage Fees will be reduced as provided herein to address the loss of capacity available (“Out of Service Shell Barrel Fee Reduction”). The Out of Service Shell Barrel Fee Reduction per Month shall equal the applicable Per Barrel Storage Fee set out on Attachment A, multiplied by the total barrel capacity of the Out of Service Storage Tank(s) (prorated for any partial Month) (and, for avoidance of doubt, the Out of Service Shell Barrel Fee Reduction for a particular Out of Service Storage Tank shall be zero for each of the first 30 days such Out of Service Storage Tank is out of service). The Out of Service Shell Barrel Fee Reduction shall be deducted from the applicable Storage Fees, calculated as a daily deduction. This shall continue until the Out of Service Storage Tank is repaired and ready for service, or until substitute storage is provided, in an amount at least equal to that of the Out of Service Storage Tank. In addition to the foregoing, to the extent a Storage Tank becomes unavailable as a result of an event other than Force Majeure, a Customer Responsibility or due to the negligence or willful misconduct of Customer and is not made available within 12 Months after the date on which such capacity became unavailable, and substitute storage is not provided to handle the volume of Product for which there is a documented unmet storage need, then Customer shall have the right to terminate, upon written notice to Owner, the portion of Services provided at the affected portion of the applicable Terminal with a proportional reduction of the applicable Storage Fees for the remainder of the Term. In the event an Out of Service Storage Tank is a result of a Customer Responsibility or the negligence or willful misconduct of Customer, any of its Affiliates, or their employees, directors, officers, representatives, agents or contractors, there shall be no change to Customer’s obligation to pay the applicable Storage Fees. Storage Tanks that are inactive on the Commencement Date, as shown on Attachment D, are not to be included in determining any Out of Service Shell Barrel Fee Reduction. Owner shall coordinate with Customer in scheduling inspections, maintenance or repairs contemplated by this Section 4.6 so as to minimize disruptions of Customer’s business and operations. The Parties shall act with commercially reasonable diligence to overcome or remedy any Customer Responsibility that results in an Out of Service Storage Tank and resume performance as quickly as possible.
4.7    If any Governmental Authority requires installation of any improvement, alteration or addition to any Terminal for purposes of compliance with Applicable Law, and if the installation would require Owner to make substantial and unanticipated capital expenditures, other than continued maintenance and capital expenditures not affected by such requirement, Owner will be entitled to charge Customer a reasonable service surcharge (which surcharge may include Owner’s cost of capital) in addition to the fees set out in Attachment A. Owner will notify Customer of (a) the cost of making any such improvement, alteration or addition, after Owner’s efforts to mitigate such costs, (b) when such improvement, alteration or addition must be completed and (c) Owner’s reasonable estimate of the service surcharge related to the capital expenditure to be paid by Customer over the remaining Term. Owner will not be required to make any improvements, alterations or additions to the applicable Terminal in such circumstance, unless Customer agrees to pay the surcharge.

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(i)    If Customer elects, after commercially reasonable negotiation with Owner, not to pay the surcharge and Owner chooses not to pay for such improvement, alteration or addition, Owner may direct the affected Product to a mutually acceptable storage tank at the same Terminal, another Terminal or at other facilities owned or leased by Owner or its Affiliates. If Customer elects not to pay the surcharge, and if Owner does not direct the Product to mutually acceptable alternate facilities, either Party may terminate this Agreement as to the applicable Terminal, with a corresponding reduction in the applicable Minimum Capacity Commitment and fees set out on Attachment A by giving the other Party notice of its intention no later than 30 days after Owner’s receipt of notice of Customer’s election not to pay the service surcharge.
(ii)    If Customer elects to pay the service surcharge, Owner shall proceed with the installation of the required improvement, alteration or addition. Owner will calculate the surcharge required to recover the portion of Owner’s costs for the improvement, alteration or addition attributable to Customer’s use of the impacted portion of the applicable Terminal. The portion of Owner’s costs to be recovered through the surcharge to Customer shall equal the percentage of total revenues from the impacted segment of the applicable Terminal attributable to Customer’s use of such Terminal segment over a period to be reasonably agreed by Owner and Customer. Customer may pay the surcharge in equal monthly installments over the remaining Term. In such a case, Owner will be entitled to include Owner’s cost of capital in the amount of the monthly installment. Within 30 days after completion of the required improvement, addition or alteration, Customer may elect to pay the surcharge for the remaining Term in one lump sum. Owner shall calculate the cost of the improvement, alteration or addition and the surcharge using reasonable assumptions and estimates. In addition to actual capital and installation costs, the costs to be recovered through the surcharge will include engineering and interest expense and subsequent reasonable expenses, if any, of operating or maintaining such installation as reasonably determined by Owner.
4.8    Customer will be responsible for providing tank bottoms at each Terminal. At the end of the Term (or at the termination of this Agreement as to the applicable Terminal), Customer will be responsible for the removal of such tank bottoms, unless Owner agrees to purchase such tank bottoms from Customer.
Section 5.    Product Quality Standards and Requirements.
5.1    Customer warrants to Owner that all Product tendered by or for the account of Customer for receipt into the Terminals and Storage Tanks will (i) conform to the Specifications, (ii) comply with industry standards and (iii) comply with all Applicable Law. Owner may rely upon the Specifications and representations of Customer, if any, set forth in the Scheduling Notice as to Product quality. Owner will not be obligated to receive Product into any Terminal or Storage Tank that is contaminated or that otherwise fails to meet the Specifications, nor will Owner be obligated to accept Product that fails to meet Product grade, if any, set forth in the Scheduling Notice. Notwithstanding anything in this Section 5, but subject to Section 5.5, Customer may tender by or for the account of Customer for receipt into any Terminal or Storage Tank, Product that does not conform to the Specifications for blending with other Product that, following blending with the non-conforming Product, shall conform to any applicable Specifications. Should Owner remove or dispose of or otherwise treat the Product for any water or other material or contaminants in or associated with the Product at any time, Customer shall pay or reimburse all costs and expense associated with such removal, disposal or treatment. Owner shall not remove or dispose of or otherwise treat the Product for any water or other material or containment without the prior approval of Customer.

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5.2    Owner may randomly test delivered Product to ensure it is not contaminated and otherwise meets the applicable Specifications. If Customer’s Product does not meet the Specifications or Owner has not received a prior written waiver for unloading said Product, Owner shall contact a representative of Customer before unloading Product at the applicable Terminal and shall not unload such Product without first obtaining Customer’s approval. Customer acknowledges and agrees that it shall be responsible for any reasonable delay costs (including, but not limited to, demurrage, transportation costs and energy costs) incurred by Owner for handling, re-delivering and/or waiting for Customer’s decision with respect to Product not meeting the Specifications. Customer understands it is responsible for all field performance issues related to any Product delivered by Customer to Owner and/or any Product delivered by Owner to Customer under this Agreement.
5.3    The quality of Product tendered into the Terminals for Customer’s account may be verified either by Customer’s laboratory analysis, or by an Independent Inspector’s analysis indicating that the Product so tendered meets the minimum Product Specifications, as applicable. Such analysis may be conducted on a periodic basis in accordance with the applicable agency plan, changes to which shall be subject to the approval of Owner, which approval shall not be unreasonably withheld, conditioned or delayed. All costs associated with such compliance program shall be borne by Customer. Upon reasonable notice to Customer, Owner, at its expense, may sample any Product tendered to Owner for Customer’s account for the purpose of confirming the accuracy of the analysis.
5.4    Each Party may at all reasonable times and without unreasonable disruption to the other Party’s operations conduct appropriate tests to determine whether Product meets the applicable Specifications. Owner will be liable to Customer for any Liability incurred by Customer by reason of contamination of Product occurring at any Terminal that causes the Product to fail to meet Specifications, but only to the extent such contamination involves a Product Loss. In all other cases, Customer shall indemnify Owner for any Liability incurred by Owner to parties who purchase Product from Customer.
5.5    If, at any time during the Term, there is a material change in the Product, Specifications or Services hereunder that would result in a material increase in costs to Owner hereunder, then the Parties will use commercially reasonable efforts to modify this Agreement and/or the fees payable by Customer hereunder as necessary to reflect such cost increase on such terms as are mutually agreed by the Parties.

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Section 6.    Title, Custody, Measurement and Custody of Product.
6.1    Title and Custody. Customer warrants that it shall hold clear title to the Product delivered to Owner pursuant to this Agreement. Title to the Product will remain with Customer at all times subject to any lien in favor of Owner created under Applicable Law. Owner shall have custody and risk of loss of Customer’s Product beginning when such Product passes the flange connection at the applicable Terminal between the delivering barge, vessel, tank truck or rail car and Owner’s receiving hose, if applicable, at the applicable Terminal and ending when Customer’s Product passes the last hard flange connection at the applicable Terminal into a barge, vessel, tank truck or rail car for delivery to Customer, its customers or its other designees.
6.2    Measurement at Receipt.
(a)    Barges/River Tows. With respect to Product received by Owner from Customer from a barge, the quantity of such Product shall be determined by gauging the receiving tanks containing such Products, immediately before and after the unloading. If Customer requests that such measurement be conducted by a Third Party, Customer shall be solely responsible for all costs associated with such measurement.
(b)    Truck/Rail Cars. Owner will assume receipt of the volumes set forth on the designated bill of lading (“BOL”) of a delivery truck. Owner will gauge rail cars to determine volumes received. Owner reserves the right, at its discretion, to randomly measure and/or meter (using commercially reasonable standards) the volume of Product actually delivered against the volume of Product set forth on the designated BOL of a delivering truck. Owner reserves the right to base receipt of volumes on such random measurement if it deems appropriate.
(c)    Measurement Standards. All measurements shall be made in all respects in accordance with the applicable American Petroleum Institute standards, and all quantities, however measured, shall be (1) adjusted to volume equivalents at 60°F in accordance with Table No. 2 of the ASTM/IP Petroleum Measurements Tables D4311/4311M (as to asphalt and polymer-modified asphalt) and Table B-1 of the Asphalt Emulsions Manufacturers Association (as to asphalt emulsions), in each case as in effect at the time of the measurement, or other Tables as accepted by both Owner and Customer, and (2) converted into Tons on the basis of actual specific gravity at 60°F, in accordance with that same Table.
6.3    Measurement of Storage Quantities. The quantities of Product in storage at any time at each Terminal shall be determined by gauges of the Storage Tank(s) or by count at such Terminal. All gauging of the Storage Tank(s) and counts at each Terminal to measure Product in storage shall be taken by Owner’s personnel. Customer shall have the right to witness the gauging and counting or to provide an Independent Inspector to witness the gauging or counting.

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6.4    Measurement at Delivery. Once Product has been loaded onto Customer’s designated transport for shipment out of the applicable Terminal, Owner will provide the transport driver a BOL on behalf of Customer, as Customer’s limited agent, indicating the quantity (by weight), Product type and the destination of the Product as determined by Customer and on a BOL form approved by or provided to Owner by Customer. The applicable Terminal will issue Customer’s BOL through Customer’s ERP System and such will be the official document verifying the quantity (by weight) of Product, delivered to Customer, or Customer’s designee, at the applicable Terminal. Each BOL shall name Customer as the Person delivering the goods for shipment and Customer will be the DOT shipper of record for all shipments out of the applicable Terminal. Customer shall be responsible for providing all SDS and related documentation to Owner and to Customer’s customers and carriers. Customer will make written notification of any discrepancies or exceptions to the information on any BOL within 20 days of the BOL date.
Section 7.    Limitation of Liability and Damages.
7.1    The maximum Liability of Owner for Product Loss will not exceed, and is strictly limited to, the market value of the Product at the time of the Product Loss or immediately prior to its contamination. Owner may, in lieu of payment for Product Loss, replace such Product with Product of like grade and quality and reasonably acceptable to Customer.
7.2    EXCEPT FOR THE PARTIES’ INDEMNIFICATION OBLIGATIONS WITH RESPECT TO CLAIMS OF THIRD PARTIES, THE PARTIES’ LIABILITY FOR DAMAGES HEREUNDER IS LIMITED TO DIRECT, ACTUAL DAMAGES ONLY, AND NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR SPECIFIC PERFORMANCE, LOST PROFITS, DIMINUTION IN VALUE OR OTHER BUSINESS INTERRUPTION DAMAGES, OR SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, IN TORT, CONTRACT OR OTHERWISE, OF ANY KIND, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE PERFORMANCE, THE SUSPENSION OF PERFORMANCE, THE FAILURE TO PERFORM, OR THE TERMINATION OF THIS AGREEMENT. EACH PARTY ACKNOWLEDGES ITS DUTY TO MITIGATE DAMAGES HEREUNDER.
7.3    Notwithstanding anything herein to the contrary: (a) in no event will Owner be responsible or liable hereunder for any Customer Responsibility; and (b) in no event will Customer be responsible or liable hereunder for any Owner Responsibility.
Section 8.    Product Loss.
8.1    Customer shall be solely responsible for furnishing all asphalt and related raw materials used to process or manufacture any and all Products at the Terminals.
8.2    During such time as Owner has custody of the Product, Owner will indemnify Customer against, and is responsible for, any Product Loss that occurs while the Product is in Owner’s custody at the applicable Terminal or remains in the Storage Tanks. In the event of the foregoing Product Losses, the total quantity of net Product Loss at the termination of the Agreement will be determined within 30 days following the end of the Term, and Owner will reimburse Customer the cost of such Product on the determination date thereof. Other than pursuant to Section 20, Owner shall have no responsibility for any loss, damage or injury to persons or property (including the Product) arising out of possession or use of the Product, except to the extent that such loss, damage or injury involves a Product Loss.

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8.3    Each Month, Owner will use the measurement procedures set out in Section 6.3 to determine the amount of Product located at each Terminal.
Section 9.    Loading and Transporting Conditions.
9.1    Right to Reject Transport Vehicles and Refuse to Load/Transfer Under Unsafe Conditions. Owner reserves the sole right to reject any rail cars, trucks, transports, barges, vessels or containers presented for loading which Owner reasonably believes would present an unsafe or potentially unsafe situation or condition, and Owner reserves the right, in its sole discretion, to refuse to load goods under any condition Owner deems unsafe, which is caused by, including but not limited to, drivers, personnel, equipment, procedures and/or weather conditions.
9.2    Compliance with Owner’s Designated Policies and Procedures. Customer agrees that it, including its contractors, agents and employees, will comply with all of Owner’s safety regulations and rules when Customer or its contractors, agents or employees are on Owner’s premises or otherwise in connection with the performance of this Agreement.
9.3    Compliance with Hazmat Laws. Both Owner and Customer shall comply with all Applicable Laws relating to hazardous materials.
9.4    Accident Reporting and Emergency Response.
(a)    Product Release at Owner’s Terminals.
(i)    Reporting and Response Obligation. If a release of Customer’s Product occurs at any Terminal or from any Storage Tank, as between Owner and Customer, Owner shall make all release notifications and reports that are legally required and shall also provide Customer with written notice of such legally required release notifications and reports within three business days of making such notifications and reports. Further, as between Owner and Customer, Owner shall be responsible to perform any and all response actions required to address such releases on such Terminal.
(ii)    Financial Responsibility. Owner shall be financially responsible for all releases occurring at any Terminal or from any Storage Tank with respect to Product in its custody; except that, to the extent a release of Product occurring on any Terminal while in Owner’s custody is caused by Customer, Customer shall indemnify Owner for all costs of response actions and remediation related thereto. Customer shall also indemnify Owner for all costs of response actions and remediation related to a release occurring at any Terminal if at the time of such release, the Product is in the custody of Customer; except that, to the extent such release is caused by Owner, Owner shall indemnify Customer for all costs of response actions and remediation related thereto. For purposes hereof, financial responsibility shall include responsibility for all Liabilities relating to environmental remediation and clean-up costs, and damages in connection with personal injuries, death or damage to property or the environment arising from or relating to the subject release.

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(b)    Product Release Outside Owner’s Terminal.
(i)    Reporting and Response Obligation.    If a release occurs while Customer’s Product is any place other than at the Terminals or the Storage Tanks, as between Owner and Customer, Customer shall make all release notifications and reports that are legally required and shall provide Owner with written notice of such release notifications and reports within three business days of making such notifications and reports. Further, as between Owner and Customer, Customer shall be responsible for and shall clean up and take any and all response actions required to address all releases that occur while the Product is not on Owner’s Terminals.
(ii)    Financial Responsibility. Customer shall be financially responsible for all releases occurring at any place other than Owner’s Terminals or Storage Tanks; except that, to the extent a release of Product occurring outside of Owner’s Terminals is caused by Owner, Owner shall indemnify Customer for all costs of response actions and remediation related thereto. For purposes hereof, financial responsibility shall include responsibility for all Liabilities relating to environmental remediation and clean-up costs, and damages in connection with personal injuries, death or damage to property or the environment arising from or relating to the subject release.
Section 10.    Improvements.
10.1    Subject to (i) Owner’s written approval, which approval may relate to design, location, construction methods, and installation procedures and may be withheld in Owner’s sole discretion, and (ii) the terms, provisions, and conditions of this Agreement, Customer may construct or place at the Terminals, at Customer’s sole expense, improvements desired by Customer (“Customer Improvements”). Such improvements, if permanently placed or affixed to the Terminals, shall become the property of Owner at termination of this Agreement, except as otherwise agreed to in writing by the Parties and when applicable, the Lessor. Except as provided in the immediately preceding sentence, Customer shall be permitted at any time to remove or dispose of any Customer Improvement; provided, that Customer shall restore the applicable Terminals to the same condition that existed prior to the installation of such Customer Improvement. Customer shall not remove or dispose of any of the assets or improvements at the Terminals (other than Customer Improvements as provided in the immediately preceding sentence) without the prior written approval of Owner, which may be withheld in Owner’s sole discretion.
10.2    Customer shall have the right to install and maintain signage at the Terminals at Customer’s sole cost and expense (including but not limited to construction costs, permits and licensing fees) and in conformity with all Applicable Laws and restrictive covenants; provided that such signage shall only provide information reasonably necessary to facilitate receipt and delivery of Customer’s Product. Upon the expiration or earlier termination of this Agreement, Customer shall remove all signage and restore the premises to their original condition at Customer’s sole cost and expense.

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Section 11.    Maintenance.
11.1    Subject to the limitations set forth in this Section 11, Owner shall be responsible for the maintenance and repair of the Terminals. Owner will maintain and operate the Terminals in accordance with the equipment manufacturer’s standards and/or industry practices. Owner shall retain liability for costs associated with adequacy of spill containment at the Terminals, except to the extent provided in Article 8 of the Contribution Agreement.
11.2    Notwithstanding anything to the contrary in this Section 11, if the cumulative amount of Extraordinary Maintenance and Repair Costs through the end of any calendar year (“EMR Costs”) exceeds the product of $****** and (a) the number of full years from the Commencement Date through the end of such calendar year plus (b) for any partial calendar year during the Term, a fraction with a numerator equal to the number of days of the Term during such partial calendar year and a denominator of 360 (“EMR Estimate”), Customer shall pay to Owner, as an additional storage and terminalling services fee (“Excess EMR Fee”), an amount equal to the greater of (i) the amount by which the EMR Costs exceed the EMR Estimate, minus all prior Excess EMR Fees previously paid under this Section 11.2, or (ii) zero. If the EMR Costs are less than the EMR Estimate, Owner shall refund to Customer the lesser of (i) the amount by which the EMR Estimate exceeds EMR Costs or (ii) the amount of prior Excess EMR Fees previously paid by Customer under this Section 11.2 (but, for the avoidance of doubt, in no case shall the cumulative amounts payable by Owner to Customer under this sentence exceed the cumulative amount of Excess EMR Fees paid by Customer to Owner).
For example, if the Commencement Date is July 1, 2016, and the EMR Costs through the end of calendar year 2018 were $******, and Excess EMR Fees of $****** were previously paid under this Section 11.2, then the Excess EMR Fee for 2018 would be $****** (i.e., $******- ($****** x 2.5 years) - $******). If the Commencement Date is July 1, 2016, the EMR Costs through the end of calendar year 2018 were $******, and Excess EMR Fees of $****** were previously paid under this Section 11.2, then, for 2018, Owner would refund $****** of the Excess EMR Fees previously paid by Customer (i.e., lesser of (x) ($****** x 2.5 years) - $****** or (y) $******).
11.3    Owner shall obtain Customer’s prior written approval for all repair and maintenance costs expected to be used in calculating the Excess EMR Fee per individual repair or maintenance occurrence. Owner may not make repairs on behalf of Customer without Customer’s prior written approval.
11.4    Any payments due pursuant to Section 11.2 will be paid in a lump sum each Contract Year within 30 days of the determination thereof or, upon termination of this Agreement, within 30 days of such termination.
Section 12.    Force Majeure.
12.1    If either Party is unable to perform or is delayed in performing, wholly or in part, its obligations under this Agreement, other than the obligation to pay funds when due, as a result of an event of Force Majeure or its resulting effects, that Party may be excused from such performance by giving the other Party prompt written notice of any event that is or could become an event of Force Majeure with reasonably full particulars thereof. The obligations of the Party giving notice, so far as such obligations are affected by the event of Force Majeure, will be suspended during, but not longer than, the continuance of the event of Force Majeure beginning with the time that the event first occurs. The affected Party must act with commercially reasonable diligence to overcome or remedy the event of Force Majeure and resume performance as quickly as possible. Once the event of Force Majeure is remedied, the affected Party shall

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notify the other Party that the event of Force Majeure no longer affects such obligations. If Owner is excused from providing service pursuant to this Agreement due to an event of Force Majeure, the fees hereunder, not already due and payable, that are directly affected by such Force Majeure event will be excused or proportionately reduced, on a daily basis, for so long as Owner’s performance is excused due to the event of Force Majeure.
12.2    The requirement that any Force Majeure event be remedied with commercially reasonable diligence shall not require the settlement of strikes, lockouts, or other labor difficulty by the Party claiming excuse due to an event of Force Majeure contrary to its wishes.
12.3    If a Party is rendered unable to perform by reason of an event of Force Majeure for a period in excess of 90 days, then the other Party may terminate this Agreement with respect to the portion of the applicable Terminal affected by such Force Majeure event upon written notice to the other Party.
12.4    If Customer is unable to perform or is delayed in performing, wholly or in part, its obligations under this Agreement, as a result of an Owner Responsibility or its resulting effects, Customer may be excused from such performance by giving Owner prompt written notice of any event that is an Owner Responsibility with reasonably full particulars thereof. If Owner is unable to perform or is delayed in performing, wholly or in part, its obligations under this Agreement, as a result of a Customer Responsibility or its resulting effects, Owner may be excused from such performance by giving Customer prompt written notice of any event that is a Customer Responsibility with reasonably full particulars thereof. The obligations of the Party giving notice, so far as such obligations are affected by a Customer Responsibility or Owner Responsibility, as applicable, will be suspended during, but not longer than, the continuance of the event constituting or resulting from Customer Responsibility or Owner Responsibility, as applicable, beginning with the time that the event first occurs.
Inspection of and Access to Terminals.
13.1    Customer shall have the right, at Customer’s expense, during Owner’s normal business hours and after reasonable notice to Owner so as not to disrupt the operations of the Terminals or the Storage Tanks or Owner’s other operations, (i) to make periodic operational inspections of any Terminals or Storage Tanks, (ii) to conduct audits of any pertinent books and records, including those related to receipts, deliveries and inventories of Product and (iii) to conduct physical verifications of the amount of Product delivered to any Terminal and stored in the Storage Tanks or at any Terminal. Customer’s right and that of its authorized representatives to inspect the Terminals will be exercised by Customer in a way that will not interfere with or diminish Owner’s control over or its operation of the Terminals and will be subject to reasonable rules and regulations promulgated by Owner. Parties agree that any overpayments discovered and substantiated shall be paid within 30 days after written notice to the other Party from whom such payment is sought.

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13.2    Customer acknowledges that any grant of the right of access to the Terminals under this Agreement or under any document related to this Agreement is a grant of a license only and shall convey no interest in or to any Terminal or any part of it, and may be withdrawn by Owner at its discretion at any time.
Section 14.    Assignment.
No Party hereto may assign this Agreement, in whole or in part, except with the prior written approval of the other Party, which approval shall not be unreasonably withheld, delayed or conditioned; provided, however, that Owner may assign, without the prior written consent of Customer, part or all of its rights and obligations hereunder to one or more subsidiaries that are directly or indirectly wholly-owned by Owner or to any Person which purchases or is otherwise a successor in interest to Owner’s right, title and interest in any Terminal; provided, further, that Customer may (i) with the prior written consent of Owner (which shall not be unreasonably withheld), assign all of its rights and obligations hereunder to any Person which purchases or is otherwise a successor in interest to Customer, provided such Person assumes in writing the obligations of Customer under this Agreement, and (ii) assign in part only its right to receive the Services hereunder to any Person, (A) that is an Affiliate of Customer (without the prior written consent of Owner), or (B) that is not an Affiliate of Customer (with the prior written consent of Owner, which shall not be unreasonably withheld), provided that Customer shall act as the sole agent for any such Person described in this clause (ii) for all purposes under this Agreement, including making any representations and warranties of Customer on behalf of such Person and Owner shall have no recourse against such Person described in this clause (ii) and shall look solely to Customer for performance of the obligations of Customer hereunder. No such assignment by Customer of its rights or obligations hereunder shall relieve Customer of any of its obligations hereunder, including payment obligations.
Section 15.    Notice.
Any notice required under this Agreement must be in writing and will be deemed received when actually received and delivered by (i) United States mail, certified or registered, return receipt requested, (ii) confirmed overnight courier service, (iii) confirmed facsimile transmission properly addressed or transmitted to the address of the Party indicated in Attachment A or to such other address or facsimile number as one Party shall provide to the other Party in accordance with this provision, or (iv) email which shall be deemed duly given immediately if sent during normal business hours, or the next day if sent after business hours. Unless provided otherwise herein, all statements, payments and other documents to be delivered pursuant to this Agreement shall also be delivered to the address of the Party indicated in Attachment A.
Section 16.    Compliance with Law and Safety.
16.1    Customer warrants that the Product tendered by it has been and will be produced, transported and handled in full compliance with all Applicable Law. Owner warrants that the services provided by it under this Agreement are and will be in full compliance with all Applicable Law. Each Party also warrants that it may lawfully receive and handle the Product, and it will furnish to the other Party any evidence required to provide compliance with Applicable Law and to file with applicable Governmental Authorities reports evidencing such compliance with Applicable Law.

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16.2    Customer will furnish Owner with written information (including any applicable SDS) concerning the safety and health aspects of the Product received, terminalled or stored under this Agreement. Customer will make available such information to all Persons who request copies of such information, including without limitation, Owner’s agents and contractors.
Section 17.    Term and Termination.
17.1    The initial term of this Agreement (the “Initial Term”) begins on ____________, 2016 (the “Commencement Date”), and continues for a period of seven Contract Years, unless extended as hereinafter provided.
17.2    At the end of the seventh Contract Year, this Agreement shall then continue on a year to year basis unless cancelled by either Party by delivering not less than 180 days’ notice to the other Party. The Initial Term and any such renewal term shall collectively be (the “Term”).
17.3    A Party may terminate this Agreement during the Term under the following circumstances:
(a)    Either Party fails to pay any sum owed by it to the other Party under this Agreement within 15 days of the delivery to the defaulting Party of a notice of default; provided, however, that neither Party shall have a right to terminate this Agreement under this Section 17.3(a) with respect to any disputed amounts that remain outstanding in accordance with Section 3.3 of this Agreement.
(b)    The Parties may terminate this Agreement by execution of a written agreement signed by authorized representatives of both Parties, in which event the termination shall be effective on the date specified in such agreement.
(c)    Either Party may terminate this Agreement in the event of a material breach of this Agreement (other than for failure of payment to which Section 17.3(a) shall apply) by the other Party upon not less than 30 days prior written notice to such defaulting Party unless such breach has been cured within 30 days from receipt by the defaulting Party of such notice.
(d)    Either Party may terminate this Agreement, in its entirety or with respect to a portion of the applicable Terminal only, in accordance with the provisions of Sections 4.6, 4.7, 12.3, or Section 26 of this Agreement.
17.4    Upon any termination of this Agreement, Customer shall arrange the removal of all Product from the applicable Terminal. Customer agrees to reimburse Owner for the actual costs of such removal, which shall include the expense of any necessary cleaning and restoration to their previous condition of the Terminals, plus a 10% administrative fee.

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17.5    Each Party’s obligations under this Agreement shall end as of the effective date of its termination in accordance with this Agreement; provided, however, that each Party shall remain liable to the other hereunder with respect to (a) any obligations accruing under this Agreement prior to the effective date of such termination, including any indemnification obligations provided hereunder or (b) as otherwise provided in this Agreement. Notwithstanding anything in this Agreement to the contrary, Section 2.7, Section 2.8, Section 7, Section 8.2, Section 17.4, this Section 17.5, Section 20, Section 21, Section 23, Section 24 and Section 27 shall survive the expiration or termination of this Agreement.
Section 18.    Insurance.
18.1    Customer’s Insurance. Customer, at its sole cost and expense, shall procure and maintain in full force and effect during the Term, the following types of insurance and in the amounts indicated:
(a)    Commercial General Liability Insurance: Such insurance shall include coverage for premises liability, personal & advertising injury, products and completed operations liability, property damage and contractual liability insurance. Coverage shall be on an “occurrence form” with limits of at least $5,000,000 per occurrence (use of primary and excess limits to achieve the total required limit is acceptable as long as all excess insurance follows form over the underlying). The policy(ies) shall be endorsed to name Owner as “additional insureds” and the coverages for the “additional insureds” shall be primary and non-contributory before any other insurance or self -insurance, including deductible, maintained by or provided to Owner. The policy(ies) shall also be endorsed to provide a waiver of subrogation in favor of Owner.
(b)    Automobile Liability Insurance: Applicable to all of Customer’s owned, leased, hired or non-owned vehicles with a combined single limit of at least $1,000,000 for any one loss. The policy shall be endorsed to name Owner as an “additional insured” and this coverage shall be primary and non-contributory before any other insurance or self-insurance, including any deductible, maintained by or provided to Owner. The policy shall also be endorsed to provide a waiver of subrogation in favor of Owner. If hauling Product, the policy shall be endorsed with broadened pollution coverage using ISO endorsements CA-99-48 and MCS-90.
18.2    Owner’s Insurance. Owner, at its sole cost and expense, shall procure and maintain in full force and effect during the term of this Agreement and any extensions thereto the following types of insurance and in the amounts indicated:
(a)    Commercial General Liability Insurance: Including coverage for premises liability, personal and advertising injury, products and completed operations liability, sudden and accidental pollution, property damage and contractual liability insurance. Coverage shall be on an “occurrence form” with limits of at least $5,000,000 per occurrence (use of primary and excess limits to achieve the total required limit is acceptable as long as all excess insurance follows form over the underlying). The policy(ies) shall be endorsed to name Customer as “additional insureds” and the coverages for the “additional insureds” shall be primary and non-contributory before any other insurance or self-insurance, including deductible, maintained by or provided to Customer. The policy(ies) shall also be endorsed to provide a waiver of subrogation in favor of Customer.

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(b)    Terminal Operators’ Legal Liability Insurance: The limits of which shall be at least $5,000,000 per occurrence. The policy shall be endorsed to name Customer as “additional insureds” and this coverage shall be primary and non-contributory before any other insurance or self-insurance, including any deductible, maintained by the or provided to Customer.
(c)    Pollution Liability Insurance: The limits of which shall be at least $10,000,000 for each incident and aggregate, including coverage for Third Party Claims of bodily injury and property damage both on-site and off-site, arising out of or involving directly or indirectly work or services of Owner which is the subject of this Agreement. The policy shall be endorsed to name Customer as “additional insureds” and this coverage shall be primary and non-contributory before any other insurance or self-insurance, including any deductible, maintained by, or provided to, Customer.
18.3    Additional Insurance Requirements. With respect to the coverages required pursuant to Sections 18.1 and 18.2 above:
(a)    Each insurance policy must be maintained with an insurance company having an A.M. Best Financial Strength Rating of A-, VIII or higher.
(b)    Each Party shall cause the issuing insurance company to provide at least 30 days prior written notice to the other Party of any cancellation, non-renewal, or reduction in coverage, terms or limits, except that 10 days’ notice shall apply in the case of cancellation for nonpayment of premium.
(c)    No less than five business days prior to the start of any work or services performed for Customer or prior to the Commencement Date of this Agreement (whichever occurs first), each Party shall furnish to the other Party original certificates of insurance evidencing the insurance coverage required of such Party pursuant to this Section 18. The certificates of insurance shall show the other Party as “certificate holder” and “additional insured” as required by the above insurance requirements using the specific wording indicated and showing the primary and non-contributing coverage. No later than the renewal date of any insurance policies required by this Agreement, each Party shall supply the other Party with new, original certificates of insurance in compliance with the terms of this Agreement.
Section 19.    Compliance.
All Customer trucks, common carriers and other Third Parties used by Customer in accessing the Terminals will be required to meet Owner’s reasonable approval. Owner’s requirements for approval shall include meeting Owner’s insurance requirements and execution of a terminal access agreement provided by Owner. All Customer trucks, common carriers and other Third Parties used by Customer in accessing the Terminals will also be required to comply with all of Owner’s health, safety and environmental procedures in place at the applicable Terminal.
Section 20.    Indemnity.
20.1    Indemnity. Subject to Section 7, each Party (“Indemnifying Party”) shall indemnify, defend, and hold the other Party, its Affiliates, and their employees, directors, officers, representatives, agents and contractors (collectively, the “Indemnified Party”) harmless from and against any and all Liabilities arising from the Indemnifying Party’s (i) breach of this Agreement, (ii) negligence or willful misconduct, or the negligence or willful misconduct of its Affiliates and their employees, directors, officers, representatives, and agents, in connection with the performance of such Party’s obligations under this Agreement, or (iii) failure to comply with Applicable Law with respect to the sale, transportation,

22

storage, handling or disposal of the Product, unless and to such extent that such Liability results from the Indemnified Party’s breach of this Agreement, negligence or willful misconduct, or failure to comply with Applicable Law. In addition, Customer shall indemnify, defend, and hold Owner, its Affiliates, and their employees, directors, officers, representatives, and agents harmless from and against any and all Liabilities arising from the instructions and specifications for processing any Product provided in writing by Customer or the use of any Product by Customer or a Third Party, unless and to such extent that such Liability results from Owner’s breach of this Agreement, negligence, willful misconduct or failure to comply with Applicable Law.
20.2    No Third Party Rights. The Parties’ obligations to defend, indemnify and hold each other harmless under the terms of this Agreement shall not vest any rights in or be enforceable by any Third Party, whether a Governmental Authority or private entity, nor shall they be considered an admission of liability or responsibility for any purposes other than those enumerated in this Agreement. The terms of this Agreement are enforceable only by the Parties and their successors and permitted assigns, and no Third Party, including a member of Owner, shall have a separate right to enforce any provision of this Agreement, or to compel any Party to comply with the terms of this Agreement.
20.3    Notice. If any Indemnified Party receives notice of the assertion or commencement of any claim or proceeding made or brought by any Person who is not a Party to this Agreement or an Affiliate of a Party to this Agreement or a representative of the foregoing (a “Third Party Claim”), the Indemnified Party shall notify the Indemnifying Party as soon as practicable after receiving such Third Party Claim and shall furnish to the Indemnifying Party the complete details within its knowledge. Any delay or failure by the Indemnified Party to give notice to the Indemnifying Party shall not relieve the Indemnifying Party of its obligations except to the extent, if any, that the Indemnifying Party shall have been materially prejudiced by reason of such delay or failure.
20.4    Claims. The Indemnifying Party shall have the right to assume the defense, at its own expense and by its own counsel, of any Third Party Claim; provided, however, that such counsel is reasonably acceptable to the Indemnified Party. Notwithstanding the Indemnifying Party’s appointment of counsel to represent an Indemnified Party, the Indemnified Party shall have the right to employ separate counsel reasonably acceptable to the Indemnifying Party, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if in the Indemnified Party’s reasonable judgment (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest or defenses that are available to the Indemnified Party that are not available to the Indemnifying Party or (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such Third Party Claim. If requested by the Indemnifying Party, the Indemnified Party agrees to reasonably cooperate with the Indemnifying Party and its counsel in contesting any claim or proceeding that the Indemnifying Party defends, including, if appropriate, making any counterclaim or cross-complaint. All reasonably incurred costs and expenses incurred in connection with the Indemnified Party’s cooperation shall be borne by the Indemnifying Party.

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20.5    Settlement. No Third Party Claim may be settled or compromised by (i) the Indemnified Party without the consent of the Indemnifying Party or (ii) by the Indemnifying Party without the consent of the Indemnified Party.
20.6    Contribution Agreement. The Contribution Agreement contains additional indemnity provisions. The indemnities contained in this Section 20 are in addition to and not in lieu of the indemnity provisions contained in the Contribution Agreement. Any indemnification obligation of Customer to the Indemnified Parties of Owner on the one hand, or Owner to the Indemnified Parties of Customer on the other hand, pursuant to this Section 20 shall be reduced by an amount equal to any indemnification actually recovered by such Indemnified Parties pursuant to the Contribution Agreement to the extent that such other indemnification recovery arises out of the same event or circumstance giving rise to the indemnification obligation of Customer or Owner, respectively.
Section 21.    Confidentiality.
21.1    Confidential Information. The term “Confidential Information” means all nonpublic information, including technical information, trade or business secrets, or the like, disclosed by either Party to the other Party in carrying out the terms and purpose of this Agreement, either directly or indirectly, in writing, orally or by inspection of tangible objects (including without limitation written or printed documents, email correspondence and attachments, electronic files, and computer disks, whether machine or user readable). “Confidential Information” includes, without limitation, information relating to a Party’s research, development, trade secrets or business affairs that the Party treats as confidential. The Parties acknowledge and agree that any and all information regarding this Agreement, including without limitation the terms and conditions of this Agreement, shall be deemed to be Confidential Information. The term “Receiving Party” means a Party that receives Confidential Information of the other Party (“Disclosing Party”).
21.2    Restrictions on Disclosure. The Receiving Party shall maintain in confidence the Confidential Information so received and will not use such information, except to the extent permitted under this Agreement, to the detriment of the Disclosing Party, until such time as the Confidential Information so received enters the public domain other than by the act or omission of the Receiving Party. A Receiving Party shall limit disclosure of the Disclosing Party’s Confidential Information to those of its employees, subcontractors, attorneys, agents and consultants with a need to know the Confidential Information, subject to a nondisclosure obligation comparable in scope to this Section 21. Each Party shall protect the other Party’s Confidential Information using the same degree of care (but no less than a reasonable degree of care) that it uses to protect its own Confidential Information. The obligations imposed by this Section 21 shall be unlimited in duration; provided, however, that such obligations shall not apply to any Confidential Information that: (i) is or becomes publicly known through no fault of the Receiving Party; (ii) is developed independently by the Receiving Party prior to the date of disclosure; (iii) is rightfully obtained by the Receiving Party from a Third Party entitled to disclose the information without confidentiality restrictions or (iv) the disclosure of which is required by Applicable Law, regulation, a court or other Governmental Authority; provided, further, that for disclosure made pursuant to clause (iv), the Receiving Party shall promptly notify the Disclosing Party of the disclosure requirement prior to disclosure and cooperate with the Disclosing Party (at the latter’s expense and at its request) to resist or limit the disclosure.

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21.3    Injunctive Relief. Receiving Party acknowledges and agrees that a breach or threatened breach of the confidentiality obligations set forth herein will result in immediate and irreparable damage to the Disclosing Party for which there is no adequate remedy at law, and, in such event, the Disclosing Party may seek appropriate injunctive relief, without the necessity of posting bond or other security. Disclosing Party’s pursuit of any remedy will not constitute a waiver of any other right or remedy available under this Agreement or under Applicable Law.
Section 22.    Terms of Applicable Lease.
22.1    As it relates to Leased Facilities, this Agreement is subject and subordinate to the Lease applicable to each Leased Facility. Subject to the modifications set forth in this Agreement, the terms of the applicable Lease are incorporated herein by reference. Customer acknowledges that it has reviewed each applicable Lease and Customer further agrees that it will review any amendments or revisions thereto, when available, and will become familiar with the terms and conditions thereof.
22.2    For the purposes of incorporation herein, the terms of each applicable Lease shall be subject to the following:
(a)    Owner shall not be deemed or construed in any way to indemnify Customer for any breach of the applicable Lease by Lessor or other actions or omissions of Lessor.
(b)    Owner shall pay all rent due under the applicable Lease to Lessor during the Term and shall not otherwise default under the applicable Lease.
Section 23.    [Reserved.]
Section 24.    [Reserved.]
Section 25.    [Reserved.]
Section 26.    Termination of the Applicable Lease.
The use of the Leased Facility is subject to the validity and enforceability of the applicable Lease. If for any reason the term of the applicable Lease for a specific Leased Facility shall terminate prior to the expiration or termination of the Term, this Agreement shall, with respect to the specific Leased Facility involved, automatically terminate, and Owner shall not be liable to Customer by reason thereof unless said termination shall have been caused by the default of Owner under the applicable Lease, and said Owner’s default was not as a result of a Customer default hereunder. Owner shall not voluntarily terminate an applicable Lease without Customer’s prior written consent, and shall consult with Customer with respect to any renewals of the applicable Lease.

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Section 27.    Miscellaneous.
27.1    Headings. The headings of the sections and subsections of this Agreement are for convenience only and shall not be used in the interpretation of this Agreement.
27.2    Amendment or Waiver. This Agreement may not be amended, modified or waived except by written instrument executed by officers or duly authorized representatives of the respective Parties; provided that Customer may, subject to Section 5.5, amend and restate Attachment B at any time to add additional Products to the Facilities, and such amended and restated Attachment B shall replace the prior Attachment B and be incorporated by reference into this Agreement for all purposes. No waiver or failure of enforcement by any Party of any default by any other Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner a release of the defaulting Party from, performance of any other provision, condition or requirement herein, nor deemed to be a waiver of, or in any manner a release of the defaulting Party from, future performance of the same provision, condition or requirement; nor shall any delay or omission of any non-defaulting Party to exercise any right hereunder in any manner impair the exercise of any such right or any like right accruing to it thereafter.
27.3    Severability. Any provision of this Agreement that is prohibited or not enforceable in any jurisdiction shall, as to that jurisdiction, be ineffective only to the extent of the prohibition or lack of enforceability without invalidating the remaining provisions of this Agreement, or affect the validity or enforceability of those provisions in another jurisdiction or the validity or enforceability of this Agreement as a whole.
27.4    Entire Agreement and Conflict with Attachments. This Agreement (including Attachments) contains the entire and exclusive agreement between the Parties with respect to the subject matter hereof, and there are no other promises, representations, or warranties affecting it. The terms of this Agreement may not be contradicted, explained or supplanted by any usage of trade, course of dealing or course of performance and any other representation, promise, statement or warranty made by either Party or their agents that differs in any way from the terms contained herein will be given no force or effect. In the case of any conflict between the body of this Agreement and any of its Attachments, the terms contained in the Attachments will govern.
27.5    Governing Law and Jurisdiction. This Agreement will be construed and governed by the laws of the State of Oklahoma except the choice of law rules of that State that may require the application of the laws of another jurisdiction. Exclusive jurisdiction and venue is agreed to be the state or federal courts within the State of Oklahoma. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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27.6    Counterparts. This Agreement may be executed in any number of counterparts each of which, when so executed and delivered (including by facsimile or electronic mail transmission), will be deemed original but all of which together will constitute one and the same instrument.
27.7    Further Assurances. Subject to the terms and conditions of this Agreement, each of the Parties hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement.
27.8    Independent Contractor. In performing services pursuant to this Agreement, Owner is acting solely as an independent contractor maintaining complete control over its employees and operations. Neither Party is authorized to take any action in any way whatsoever on behalf of the other, except as specified in this Agreement, or in subsequent written agreements between the Parties.
27.9    No Third-Party Beneficiaries. Except as provided in Section 20, nothing contained in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any Person (including any limited partners of Blueknight Energy Partners, L.P.) other than the Parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.
27.10    No Strict Construction. The Parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring a Party by virtue of the authorship of any of the provisions of this Agreement.
[Signature page follows.]

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This Agreement has been executed by the authorized representatives of each Party as indicated below to be effective as of the date first written above.

OWNER:

BKEP MATERIALS, L.L.C.

By:
Name:
Title:
Date Signed:

BKEP ASPHALT, L.L.C.

By:
Name:
Title:
Date Signed:

BKEP TERMINALLING, L.L.C.

By:
Name:
Title:
Date Signed:

CUSTOMER:

ERGON ASPHALT & EMULSIONS, INC.

By:
Name:
Title:
Date Signed:

Signature page to Storage, Throughput and Handling Agreement

ATTACHMENT A

1.     Customer Notice Address

Ergon
[_____]
Email: [_____]

Customer Billing Address

Ergon
[_____]
Email: [_____]

2.     Owner Notice Address

c/o BKEP Materials, L.L.C.
Attn: Chief Operating Officer
6060 American Plaza Suite 600
Tulsa, Oklahoma 74135
Facsimile: _______________
Email: __________________

3.     Fees for Storage and Terminalling Services; Reimbursement of Energy Costs

(a)	Storage Fees:

Beginning on the Commencement Date and continuing thereafter through the Term, Customer shall pay for services hereunder a monthly fee (“Storage Fee”) for each Terminal equal to the product of a minimum monthly commitment for such Terminal (“Minimum Capacity Commitment”), as set forth below, multiplied by a per barrel storage fee for such Terminal (“Per Barrel Storage Fee”), as set forth below, as modified below or as further modified by application of Sections 4.6 or 12.1 of the Agreement.

	Nashville, TN Terminal	Memphis, TN Terminal	Bridgeport, AL Terminal	Yellow Creek, MS Terminal	Pleasanton, TX Terminal	Mount Pleasant, TX Terminal	Ennis, TX Terminal	Chandler, AZ Terminal	Wolcott, KS Terminal	Total
Storage Fee	$******	$******	$******	$******	$******	$******	$******	$******	$******	$******
Minimum Capacity Commitment	******	******	******	******	******	******	******	******	******	******
Per Barrel Storage Fee	******	******	******	******	******	******	******	******	******	******

Should the initial Month under this Agreement be less than a full calendar month, the applicable Storage Fee under this Section 3(a) for that Month shall be prorated to reflect the number of days in such month on which this Agreement was in effect.

(b)    Reimbursement of Energy Costs:
Customer shall reimburse Owner, without markup, for all energy costs, including, without limitation, electricity, fuel oil and natural gas (but expressly excluding steam) attributable to the Services provided by Owner at the Facilities. Customer shall only be responsible for energy costs used by Customer at the Facilities. Energy costs will be based upon usage as determined by metering equipment that serves each of the Facilities. In the event Owner has other tenants or its own operations at the Facility, Owner will charge Customer only for energy costs used by Customer for services hereunder. If, in the case of other operations at the Facility, in Owner’s reasonable opinion it is reasonably economically and technically possible to do so, Owner shall install separate meter(s) for the Facilities, and if not, then charges will be based on a mutually agreeable allocation of energy costs. Energy costs will be invoiced monthly for the prior Month’s energy usage.

4.	Fee Adjustment

No adjustment shall be made for a period of five Contract Years. Thereafter, all fees will escalate every January 1st thereafter such that the prior year fee is multiplied by ******% of the percentage change, if any, in the Consumer Price Index - All Urban Consumers - all items less food and energy (U.S. city average base 1982-84 = 100) (“CPI”), as published by the Bureau of Labor Statistics of the United States Department of Labor, for the last two calendar years for which data is available based on the average of the monthly CPI data for November to October of the most current year available compared to the same months of the prior year (“CPI Adjustment”). In no event shall any of the fees de-escalate.

Following the initial Contract Year, adjustments may also be made as provided in Section 3.2 of the Agreement.

5.	Invoices

Customer shall pay the applicable Storage Fee in advance no later than the first day of each Month. Owner shall invoice Customer in arrears for all other fees on a monthly basis or upon the expiration of a calendar year, as applicable. All invoices shall be paid in accordance with Section 3.3 of the Agreement. Excess maintenance fees (or credits) will be billed as set forth in Section 11 of the Agreement.

6.	Operating Hours

The operating hours of the Facilities shall initially be consistent with past practice prior to the Commencement Date, subject to seasonal fluctuations and with such changes as agreed by Owner and Customer.

7.	Facilities

“Facilities” means the asphalt storage tanks, asphalt processing and related equipment, docks and buildings of Owner located at the following locations, including such other assets of Owner located within the terminal fence.

●	List of nine Facilities here

Location	State	Type
Wolcott	KS	Asphalt
Ennis	TX	Asphalt
Chandler	AZ	Asphalt/ Emulsion
Mt. Pleasant	TX	Emulsion
Pleasanton	TX	Emulsion
Birmingport	AL	Asphalt/ Polymer/ Emulsion
Memphis	TN	Asphalt/ Polymer/ Emulsion
Nashville	TN	Asphalt/ Polymer
Yellow Creek	MS	Asphalt

ATTACHMENT B

Products

Products by Location:

Facility - Wolcott KS

Asphalt Products	Cutback Products	Emulsion Products	Polymer Products
150 PEN
PG58-22
PG58-28
PG58-28W
PG64-22
PG64-22W

Facility - Ennis TX

Asphalt Products	Cutback Products	Emulsion Products	Polymer Products
100 PEN
20 PEN/PDA
AC-20
ASPHALT RESIN
COATING ASPHALT
EXTRA STEEP ASPHALT
PDA BTTMS
PG64-22
SATURANT
SHINGLE ADHESIVE
STEEP ASPHALT
TARGET ASPHALT 270

Facility - Chandler AZ

Asphalt Products	Cutback Products	Emulsion Products	Polymer Products
PG58-22	MC-250	CHFRS-2P
PG58-28	MC-70	CMS-1P
PG58-28/PG58-22	MC-800	CMS-1PC
PG64-22		CMS-1PF
PG64-22/64-16		CMS-1PF 50/50
PG64-28		CMS-1PS
PG64-28 CHANDLER		COHEREX
PG70-10		CQS DILUTE
PG70-16		CQS-1H
PG70-22		CQS-1H (3% 243)
PG70-22 CHANDLER		CQS-1H 50/50
PG76-10		CQS-1HL 3.0L
PG76-16		CQS-1HLM
SJR AR-4000/PG64-10		CQS-1HLM 2% 50/50

STY 203	CQS-1HLM 50/50
CQS-1HP
CQS-1HP 3% SBS
CQS-1HP 4% SBS
CQS-1HP/MSE
CQS-FS
CQS-FSR
CQS-FSR 50/50
CQS-LM
CQS-LM 60/40
CQS-LM/CQS-P/CSS-P
CQS-LMQ
CQS-LMX
CQS-LMX 60/40
CQS-P
CQS/CSS-1H
CRS-2
CRS-2LM 3%
CRS-2LM/CRS-2P
CRS-2P
CSS DILUTE
CSS-1
CSS-1 50/50
CSS-1H
CSS-1H 40/60
CSS-1H 50-50
CSS-1HP
EE-1
ERA
ERA-1
ERA-25
ERA-25 50/50
ERA-75
HFE300P
LMCQS-1H
LMCRS-2 (3%)
MSE
MSE-CR
PASS-CR
PLASTIC SEAL
PLASTIC SEAL DILUTE
PLASTIC SEAL II
PMCQS
PMPE
PMPE 50/50
QPR BLEND
QPR BLEND NO VOC
QPR-A2V
SS-1 DILUTE
SS-1H 50/50

SS-1H/QSH
UPM BLEND
WATER BLENDING

Facility - Mt. Pleasant TX

Asphalt Products	Cutback Products	Emulsion Products	Polymer Products
	MC-30	AE-P
AES-300
ARA
CBC-1
CBC-1H
CBS-MS-1S
CHFRS-2P
CMS-1P
CMS-1P 50/50
CMS-1P CR
CMS-1P QB
CMS-1PF
CMS-1PF 50/50
CMS-2
CMS-2S
CPC-1
CPME
CQS-1F
CQS-1H
CQS-1HLM
CQS-1HT
CRS-1P
CRS-2
CRS-2(SPG67-22)
CRS-2H
CRS-2H+
CRS-2HP
CRS-2L
CRS-2P
CRS-2P PLUS
CRS-2S
CRS-2H
CSS-1 30/70
CSS-1 40/60
CRS-1P
CSS-1 60/40
CSS-1 70/30
CSS-1 80/20
CSS-1FS
CSS-1H
CSS-1H 30/70
CSS-1H 40/60

CSS-1H 50-50
CSS-1H 60/40
CSS-1H 70/30
CSS-1H 80/20
CSS-1HP
CSS-1P
CSS-1R
CSS-1S
EBL
EE-1
ERA-1P
ETR-1
HFRS-2
HFRS-2P
MS-2
MS-2 30/70
MS-2 40/60
MS-2 50/50
NBCP
NOVABOND CP
PASS-CR
RM-90
SS-1
SS-1 30/70
SS-1 40/60
SS-1 50/50
SS-1 70/30
SS-1H
WATER BLENDING

Facility - Pleasanton TX

Asphalt Products	Cutback Products	Emulsion Products	Polymer Products
	MC-30	AE-P
AE-P 30/70
AE-P 40/60
AE-P 50/50
AE-P 60/40
AE-P 70/30
AE-P 80/20
AES-300
ARA-1P
CBC-1
CBC-1H
CBC-1LR
CBS-MS-1S
CHFRS-2P
CIR-EE
CMS-1P
CMS-1P 50/50
CMS-1P CR
CMS-1PF
CMS-2
CMS-2P
CPME
CQS-1H
CQS-1HLM
CQS-1HT
CRS-1P
CRS-2
CRS-2H
CRS-2P
CRS-2P PLUS
CSS-1
CSS-1 30/70
CSS-1H
CSS-1H 30/70
CSS-1H 40/60
CSS-1H 50-50
CSS-1H 60/40
CSS-1H 70/30
CSS-1H 80/20
CSS-1P
EBL
EE-1
ERA-1P
HFRS-2
HFRS-2P
MS-2
MS-2 40/60

NBCP
RS-2
SS-1
SS-1 30/70
SS-1 50/50
SS-1 70/30
SS-1H
WATER BLENDING

Facility - Birmingport AL

Asphalt Products	Cutback Products	Emulsion Products	Polymer Products
150 PEN	MC-30	AE-P	PG70-22
FLUX	MC-70	CBC-1H	PG76-22
PG58-22		CFB-1MS	PG76-22W
PG64-22		CHFRS-2P	PG82-22
PG64-22P		CPME	PG82-22W
PG67-22		CQS-1H
PG67-22W		CQS-1HP
ROOFING FLUX		CQS-1HPT
CRS-1H
CRS-1HBC
CRS-2
CRS-2H
CRS-2HP
CRS-2P
CSS-1
CSS-1 30/70
CSS-1 50/50
CSS-1H
CSS-1HP
CSS-1R
NS-1A
RS-2
SS-1
WATER BLENDING

Facility - Memphis TN

Asphalt Products	Cutback Products	Emulsion Products	Polymer Products
150 PEN	MC-250	AE-3	10% CONCENTRATE
150-200 PEN	MC-30	AE-3 MODIFIED	13% CONCENTRATE
PG58-22	MC-70	AE-P	34556
PG58-28 PMA	MC-800	ARA-3P	34559
PG64-22		CAE-P	34569
PG64-22W		CBC-1	MAC/PG70-22
PG67-22		CBC-1H	PG67-28
PG67-22W		CBC-1LR	PG70-22
		CHFRS-2P	PG70-22M

CHPF-1	PG70-22W
CHPF-1 50/50	PG76-22
CHPF-1 80/20	PG76-22E
CMS-1P	PG76-22W
CMS-1P 50/50	PG76-28
CMS-1P CR	PG76-28E
CMS-1P QB	PG82-22
CMS-1P QB 50/50	STY 203
CMS-1P QB-D	STY 206
CMS-1PC	SUPER CON 7
CMS-1PF	SUPER CON 8
CMS-1PF 50/50
CMS-1PS
CMS-1PS 50/50
CPME
CPP-1
CQS-1H
CQS-1H 50/50
CRS-1
CRS-1P
CRS-2
CRS-2H
CRS-2L
CRS-2P
CSS-1
CSS-1 50/50
CSS-1 80/20
CSS-1DC
CSS-1FS
CSS-1H
CSS-1H 50-50
CSS-1H 80/20
CSS-1HFS
CSS-1HLM
CSS-1HP
EA-1
NS-1A
PASS-CR
QPR BLEND
QPR BLEND NO VOC
RM-90
RS-2
SS-1
SS-1H
SSUV-H
SSUV-S
TTT-2
UPM BLEND
WATER BLENDING

Facility - Nashville TN

Asphalt Products	Cutback Products	Emulsion Products	Polymer Products
PG64-22			MAC/PG70-22
PG64-22W			PG70-22
PG70-22W
PG76-22
PG76-22W
PG82-22

Facility - Yellow Creek MS

Asphalt Products	Cutback Products	Emulsion Products	Polymer Products
150 PEN
PG58-22
PG64-22
PG64-22W
PG67-22
PG67-22W

ATTACHMENT C

Formulations

Formulations will be supplied by Customer. Owner and Customer agree that the quality control programs and state agency plans in effect on the Commencement Date will be utilized in the blending and processing of Products at the Facilities. Customer will have the right from time to time at its discretion to modify the quality control programs and state agency plans to meet its needs, to the extent such modifications are consistent with the capabilities and available equipment at the Facilities. If any Product produced hereunder fails to meet the specifications provided by Customer pursuant to this Attachment C, Owner shall cease shipment of such Product and await further instructions from Customer regarding such non-conformity.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, OWNER MAKES NO OTHER WARRANTY, EXPRESSED OR IMPLIED, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

C - 1

ATTACHMENT D

Facility - Wolcott KS

Location	Tank Number	Volume (gallons)	Volume (bbls)	Active/Inactive
Wolcott, KS	7701	9,996	238	Active
Wolcott, KS	7702	9,996	238	Active
Wolcott, KS	7703	1,504,818	35,829	Active
Wolcott, KS	7704	1,426,530	33,965	Active
Wolcott, KS	7705	100,842	2,401	Inactive
Wolcott, KS	7706	167,916	3,998	Active
Wolcott, KS	7707	145,446	3,463	Active
Wolcott, KS	7708	169,176	4,028	Active
Wolcott, KS	7710	209,958	4,999	Active
Wolcott, KS	7711	3,132,822	74,591	Active
Wolcott, KS	7717	210,966	5,023	Inactive
Total:			168,773

Facility - Ennis TX

Location	Tank Number	Volume (gallons)	Volume (bbls)	Active/Inactive
Ennis, TX	1	41,622	991	Active
Ennis, TX	2	33,054	787	Active
Ennis, TX	3	26,376	628	Active
Ennis, TX	4	40,194	957	Active
Ennis, TX	5	42,000	1,000	Active
Ennis, TX	100	116,172	2,766	Active
Ennis, TX	201	217,560	5,180	Active
Ennis, TX	202	217,560	5,180	Active
Ennis, TX	401	1,054,956	25,118	Active
Ennis, TX	402	1,054,956	25,118	Active
Ennis, TX	403	1,058,736	25,208	Active
Ennis, TX	404	1,062,558	25,299	Active
Ennis, TX	405	1,060,080	25,240	Active
Ennis, TX	406	1,059,534	25,227	Active
Ennis, TX	12	14,784	352	Active
Ennis, TX	C1	29,148	694	Active
Ennis, TX	C2	29,148	694	Active

Location	Tank Number	Volume (gallons)	Volume (bbls)	Active/Inactive
Ennis, TX	C3	38,071	906	Active
Ennis, TX	K0-1	14,364	342	Active
Ennis, TX	K0-2	14,364	342	Active
Ennis, TX	K0-3	14,364	342	Active
Total:			172,371

Facility - Chandler AZ

Location	Tank Number	Volume (gallons)	Volume (bbls)	Active/Inactive
Chandler, AZ	A1	31,016	738	Active
Chandler, AZ	A2	31,016	738	Active
Chandler, AZ	A3	31,016	738	Active
Chandler, AZ	A4	31,016	738	Active
Chandler, AZ	A5	31,016	738	Active
Chandler, AZ	A6	31,016	738	Active
Chandler, AZ	CS2	11,000	262	Active
Chandler, AZ	C1	24,984	595	Active
Chandler, AZ	C2	24,984	595	Active
Chandler, AZ	C3	24,984	595	Active
Chandler, AZ	C4	24,984	595	Active
Chandler, AZ	C5	24,984	595	Active
Chandler, AZ	C6	24,984	595	Active
Chandler, AZ	C7	31,016	738	Active
Chandler, AZ	C8	31,016	738	Active
Chandler, AZ	C9	31,016	738	Active
Chandler, AZ	C10	31,016	738	Active

Location	Tank Number	Volume (gallons)	Volume (bbls)	Active/Inactive
Chandler, AZ	C11	31,016	738	Active
Chandler, AZ	C12	31,016	738	Active
Chandler, AZ	CS1	11,000	262	Active
Chandler, AZ	CW	33,800	805	Active
Chandler, AZ	HW	33,800	805	Active
Chandler, AZ	1,201	53,800	1,281	Active
Chandler, AZ	1,202	53,800	1,281	Active
Chandler, AZ	1,203	53,800	1,281	Active
Chandler, AZ	1,204	53,800	1,281	Active
Chandler, AZ	1,205	53,800	1,281	Active
Chandler, AZ	1,206	53,800	1,281	Active
Chandler, AZ	1,207	53,800	1,281	Active
Chandler, AZ	1,208	53,800	1,281	Active
Chandler, AZ	8,001	8,500	202	Active
Chandler, AZ	8,002	8,500	202	Active
Chandler, AZ	8,003	8,500	202	Active
Chandler, AZ	8,004	5,400	129	Active

Location	Tank Number	Volume (gallons)	Volume (bbls)	Active/Inactive
Chandler, AZ	8,005	8,500	202	Active
Chandler, AZ	8,006	8,500	202	Active
Chandler, AZ	8,007	8,500	202	Active
Chandler, AZ	8,008	8,500	202	Active
Chandler, AZ	8,010	6,389	152	Active
Chandler, AZ	15,001	610,943	14,546	Active
Chandler, AZ	25,001	1,054,411	25,105	Active
Total:			66,160

Facility - Mt. Pleasant TX

Location	Tank Number	Volume (gallons)	Volume (bbls)	Active/Inactive
Mt. Pleasant, TX	T100	19,332	460	Active
Mt. Pleasant, TX	T101	48,000	1,143	Active
Mt. Pleasant, TX	T170	82,210	1,957	Active
Mt. Pleasant, TX	T190	146,880	3,497	Active
Mt. Pleasant, TX	T200	58,752	1,399	Active
Mt. Pleasant, TX	T201	58,752	1,399	Active
Mt. Pleasant, TX	T202	57,528	1,370	Active
Mt. Pleasant, TX	T203	58,752	1,399	Active
Mt. Pleasant, TX	T204	88,128	2,098	Active
Mt. Pleasant, TX	T250	46,200	1,100	Active
Mt. Pleasant, TX	T251	58,752	1,399	Active
Mt. Pleasant, TX	T252	58,752	1,399	Active

Location	Tank Number	Volume (gallons)	Volume (bbls)	Active/Inactive
Mt. Pleasant, TX	T253	58,752	1,399	Active
Mt. Pleasant, TX	T254	88,128	2,098	Active
Mt. Pleasant, TX	T255	8,820	210	Active
Mt. Pleasant, TX	T256	8,820	210	Active
Mt. Pleasant, TX	T300	13,524	322	Active
Mt. Pleasant, TX	T301	13,524	322	Active
Mt. Pleasant, TX	T302	14,112	336	Active
Mt. Pleasant, TX	T303	14,112	336	Active
Mt. Pleasant, TX	T256	8,808	210	Active
Mt. Pleasant, TX	T305	9,408	224	Active
Mt. Pleasant, TX	T306	9,396	224	Active
Mt. Pleasant, TX	T340	13,965	333	Active

Location	Tank Number	Volume (gallons)	Volume (bbls)	Active/Inactive
Mt. Pleasant, TX	T341	6,468	154	Active
Mt. Pleasant, TX	T400	14,112	336	Active
Mt. Pleasant, TX	T509	1,480	35	Active
Mt. Pleasant, TX	T510	9,983	238	Active
Mt. Pleasant, TX	T511	9,983	238	Active
Mt. Pleasant, TX	T512	9,983	238	Active
Total:			26,081

Facility - Pleasanton TX

Location	Tank Number	Volume (gallons)	Volume (bbls)	Active/Inactive
Pleasanton, TX	T1	42,660	1,016	Active
Pleasanton, TX	T2	45,474	1,083	Active
Pleasanton, TX	T3	45,474	1,083	Active
Pleasanton, TX	T4	45,474	1,083	Active
Pleasanton, TX	T5	47,565	1,133	Active
Pleasanton, TX	T6	47,565	1,133	Active
Pleasanton, TX	T7	47,565	1,132	Active
Pleasanton, TX	T8	47,565	1,132	Active
Pleasanton, TX	T9	40,283	959	Active
Pleasanton, TX	T10	66,062	1,573	Active
Pleasanton, TX	T11	66,062	1,573	Active
Pleasanton, TX	T12	66,062	1,573	Active
Pleasanton, TX	T13	66,062	1,573	Active
Pleasanton, TX	T14	66,062	1,573	Active
Pleasanton, TX	T15	41,434	987	Active
Pleasanton, TX	T16	52,500	1,250	Active
Pleasanton, TX	T17	12,684	302	Active

Location	Tank Number	Volume (gallons)	Volume (bbls)	Active/Inactive
Pleasanton, TX	T18	12,684	302	Active
Pleasanton, TX	T19	12,684	302	Active
Pleasanton, TX	T20	16,912	403	Active
Pleasanton, TX	T21	16,912	403	Active
Pleasanton, TX	T22	17,998	429	Active
Pleasanton, TX	T23	16,912	403	Active
Pleasanton, TX	T24	8,808	210	Inactive
Pleasanton, TX	T25	8,808	210	Active
Pleasanton, TX	T26	8,808	210	Active
Pleasanton, TX	T27	8,808	210	Active
Pleasanton, TX	T28	12,895	307	Active
Pleasanton, TX	T29	17,123	408	Active
Pleasanton, TX	T30	1,151	27	Active
Pleasanton, TX	T31	6,765	161	Active
Pleasanton, TX	T32	1,042	25	Active
Pleasanton, TX	T33	8,808	210	Active
Total:			24,373

Facility - Birmingport AL

Location	Tank Number	Volume (gallons)	Volume (bbls)	Active/Inactive
Birmingport, AL	1	15,221	362	Active
Birmingport, AL	1A	43,758	1,042	Active
Birmingport, AL	1B	15,268	364	Active
Birmingport, AL	2	633,563	15,085	Active
Birmingport, AL	3	637,843	15,187	Active
Birmingport, AL	4	426,321	10,151	Active
Birmingport, AL	5	426,321	10,151	Active
Birmingport, AL	6	420,637	10,015	Active
Birmingport, AL	7	420,637	10,015	Active
Birmingport, AL	8	3,382,383	80,533	Active
Birmingport, AL	9	10,048	239	Inactive
Birmingport, AL	11	30,389	724	Active
Birmingport, AL	12	11,744	280	Active
Birmingport, AL	13	42,585	1,014	Active
Birmingport, AL	14	10,027	239	Active
Birmingport, AL	15	23,040	549	Active
Birmingport, AL	16	43,758	1,042	Active

Location	Tank Number	Volume (gallons)	Volume (bbls)	Active/Inactive
Birmingport, AL	17	5,261	125	Active
Birmingport, AL	18	65,769	1,566	Active
Birmingport, AL	20	30,572	728	Active
Birmingport, AL	21	769	18	Active
Birmingport, AL	22	43,758	1,042	Active
Birmingport, AL	23	23,040	549	Active
Birmingport, AL	24	5,576	133	Active
Birmingport, AL	25	9,808	234	Active
Birmingport, AL	27	9,824	234	Active
Birmingport, AL	28	9,711	231	Active
Birmingport, AL	30	2,091,180	49,790	Active
Total:			211,638

Facility - Memphis TN

Location	Tank Number	Volume (gallons)	Volume (bbls)	Active/Inactive
Memphis A&E	T401	30,105	717	Active
Memphis A&E	T402	38,897	926	Active
Memphis A&E	T403	14,680	350	Active
Memphis A&E	T404	23,019	548	Active
Memphis A&E	T405	23,019	548	Active
Memphis A&E	T406	23,019	548	Active
Memphis A&E	T407	30,105	717	Active
Memphis A&E	T408	30,105	717	Active
Memphis A&E	T409	30,105	717	Active
Memphis A&E	T410	6,013	143	Active
Memphis A&E	T411	8,221	196	Active
Memphis A&E	T412	8,221	196	Active
Memphis A&E	T413	14,680	350	Active
Memphis A&E	T414	14,680	350	Active
Memphis A&E	T415	6,360	151	Active
Memphis A&E	T416	8,221	196	Active
Memphis A&E	T417	14,921	355	Active

Location	Tank Number	Volume (gallons)	Volume (bbls)	Active/Inactive
Memphis A&E	T418	38,897	926	Active
Memphis A&E	T419	38,897	926	Active
Memphis A&E	T420	14,680	350	Active
Memphis A&E	T421	10,147	242	Active
Memphis A&E	T422	14,921	355	Active
Memphis A&E	T423	6,013	143	Active
Memphis A&E	T424	38,897	926	Active
Memphis A&E	T425	38,897	926	Active
Memphis A&E	T426	38,897	926	Active
Memphis A&E	T427	38,897	926	Active
Memphis A&E	T428	38,897	926	Active
Memphis A&E	T429	51,793	1,233	Active
Memphis A&E	T430	10,182	242	Active
Memphis Polymer	T32	33,824	805	Active
Memphis Polymer	T33	33,824	805	Active
Memphis Polymer	T34	33,824	805	Active
Memphis Polymer	T35	33,824	805	Active

Location	Tank Number	Volume (gallons)	Volume (bbls)	Active/Inactive
Memphis Polymer	T36	33,824	805	Active
Memphis Polymer	T38	8,268	197	Inactive
Memphis Terminal	T1	424,266	10,102	Active
Memphis Terminal	T1A	1,014,715	24,160	Inactive
Memphis Terminal	T1S	845,596	20,133	Active
Memphis Terminal	T2	845,596	20,133	Active
Memphis Terminal	T2A	845,596	20,133	Inactive
Memphis Terminal	T2S	563,730	13,422	Active
Memphis Terminal	T3	845,596	20,133	Active
Memphis Terminal	T3A	1,714,868	40,830	Active
Memphis Terminal	T3S	845,596	20,133	Active
Memphis Terminal	T4	563,730	13,422	Active
Memphis Terminal	T4A	845,596	20,133	Inactive
Memphis Terminal	T4S	845,596	20,133	Active
Memphis Terminal	T5A	856,019	20,381	Active
Memphis Terminal	T5S	281,865	6,711	Inactive
Memphis Terminal	T6A	19,184	457	Inactive

Location	Tank Number	Volume (gallons)	Volume (bbls)	Active/Inactive
Memphis Terminal	T6S	1,023,964	24,380	Active
Memphis Terminal	T7A	1,585,492	37,750	Active
Memphis Terminal	T7S	1,023,171	24,361	Active
Memphis Terminal	T8A	3,382,383	80,533	Active
Memphis Terminal	T8S	—	—	Inactive
Memphis Terminal	T9	2,348,877	55,926	Active
Memphis Terminal	T9A	3,382,383	80,533	Active
Memphis Terminal	T10	4,217,644	100,420	Active
Memphis Terminal	T11	4,229,740	100,708	Active
Memphis Terminal	T12	16,149	384	Active
Memphis Terminal	T13	16,442	391	Active
Memphis Terminal	T14	10,335	246	Active
Memphis Terminal	T15	4,069	97	Active
Memphis Terminal	T16	4,069	97	Active
Memphis Terminal	T17	11,157	266	Active
Memphis Terminal	T18	11,157	266	Active
Memphis Terminal	T20	11,157	266	Active

Location	Tank Number	Volume (gallons)	Volume (bbls)	Active/Inactive
Memphis Terminal	T21	4,069	97	Active
Memphis Terminal	T22	4,069	97	Active
Memphis Terminal	T23	18,289	435	Active
Memphis Terminal	T24	20,506	488	Active
Memphis Terminal	T25	20,506	488	Active
Memphis Terminal	T26	6,183	147	Inactive
Memphis Terminal	T27	—	—	Inactive
Memphis Terminal	T29	17,662	421	Active
Memphis Terminal	T30	17,662	421	Active
Memphis Terminal	T37	211,399	5,033	Active
Memphis Terminal	T40	6,389	152	Active
Total:			805,815

Facility - Nashville TN

Location	Tank Number	Volume (gallons)	Volume (bbls)	Active/Inactive
Nashville, TN	1	3,383,982	80,571	Active
Nashville, TN	2	414,540	9,870	Active
Nashville, TN	3	1,694,742	40,351	Active
Nashville, TN	4	10,570	252	Active
Nashville, TN	5	10,570	252	Active
Nashville, TN	6	108,577	2,585	Active
Nashville, TN	7	108,577	2,585	Active
Nashville, TN	8	43,736	1,041	Active
Nashville, TN	10	3,383,982	80,571	Active
Nashville, TN	11	5,261	125	Active
Nashville, TN	12	60,883	1,450	Active
Nashville, TN	13	4,219,656	100,468	Active
Total:			320,121

Facility - Yellow Creek MS

Location	Tank Number	Volume (gallons)	Volume (bbls)	Active/Inactive
Yellow Creek, MS	1	3,382,383	80,533	Active
Yellow Creek, MS	2	3,382,383	80,533	Active
Yellow Creek, MS	3	210,882	5,021	Active
Yellow Creek, MS	4	10,000	238	Active
Yellow Creek, MS	6	7,892	188	Active
Yellow Creek, MS	8	424,266	10,102	Active
Yellow Creek, MS	9	845,596	20,133	Active
Yellow Creek, MS	10	210,882	5,021	Active
Yellow Creek, MS	11	13,530	322	Active
Yellow Creek, MS	12	2,960	70	Active
Yellow Creek, MS	13	6,389	152	Active
Total:			202,313

ATTACHMENT E

Leased Facilities

Facility - Yellow Creek MS

Real property in the City of Iuka, County of Tishomingo, State of Mississippi, described as follows:

A parcel of land containing 6 acres, more or less, lying and being situated in the NW 1/4 of the
SW 1/4 of Section 22, T1S-R10E, Tishomingo County, Mississippi and being more particularly described as follows:

Beginning at a Metal Marker No. 1-1-19 (Coordinates: N. 1 932,648; E. 678,185) located on the 423 foot contour of the Southeast shore of the Tanyard Branch Inlet of the Yellow Creek Embayment; thence, South 37 degrees 03 minutes East, 440 feet to a Metal Marker No. 1-1-20 in the Northwest line of the right-of-way for the access highway, said metal marker being 98 feet Northwest of the radially opposite survey station 43 + 19.4 on the surveyed center line for the said access highway; thence with the right-of-way line for the access highway South 34 degrees 54 minutes West, 96 feet to a Metal Marker No. 1-1-21 which is 55 feet North of and opposite survey station 42 + 11.4; thence South 77 degrees 19 minutes West, 214 feet to a Metal Marker No. 1-1-22 which is 85 feet North of and opposite survey station 40 + 00; thence South 63 degrees 04 minutes West, 372 feet to a Metal Marker No. 1-1-23, which is 45 feet North of and opposite survey station 36 + 30.1; thence South 84 degrees 57 minutes West 265 feet to a point on line with a Metal Marker No. 1-1-24 which is 65 feet north of and radially opposite survey station 32 + 00; thence North 05 degrees 03 minutes West 210 feet, more or less, to the 423 foot contour; thence Eastward along the 423 foot contour to the point of beginning, containing 6 acres, more or less.

E - 1

REGISTRATION RIGHTS AGREEMENT
between
BLUEKNIGHT ENERGY PARTNERS, L.P.,
ERGON ASPHALT & EMULSIONS, INC.,
ERGON TERMINALING, INC.,
and
ERGON ASPHALT HOLDINGS, LLC,
dated as of [_____], 2016

This REGISTRATION RIGHTS AGREEMENT, dated as of [_____], 2016 (this “Agreement”), is entered into by and between Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and Ergon Asphalt & Emulsions, Inc., a Mississippi corporation (“EA&E”), Ergon Terminaling, Inc., a Mississippi corporation (“ETI”), and Ergon Asphalt Holdings, LLC, a Delaware limited liability company (“EAH,” and collectively with ETI and EA&E, the “Purchasers”).
WHEREAS, this Agreement is made in connection with the consummation of the transactions contemplated by that certain Contribution Agreement, dated as of July 19, 2016, by and among the Partnership, the Purchasers and BKEP Terminal Holding, L.L.C., a Texas limited liability company (the “Contribution Agreement”);
WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchaser pursuant to the Contribution Agreement; and
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I DEFINITIONS
Section 1.01    Definitions. Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Contribution Agreement. As used in this Agreement, the following terms have the meanings indicated:
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with, such specified Person through one or more intermediaries or otherwise.
“Agreement” shall have the meaning specified in the introductory paragraph of this Agreement.
“Business Day” means each day of the week except Saturdays, Sundays and days on which banking institutions are authorized or required to close in the State of Texas.
“Commission” means the Securities and Exchange Commission.
“Common Unit” shall have the meaning specified in the Partnership’s Fourth Amended and Restated Agreement of Limited Partnership, dated September 14, 2011.
“Contribution Agreement” shall have the meaning specified in the recitals of this Agreement.
“Control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have correlative meanings.

1

“Conversion Common Units” means the Common Units issuable upon the conversion of the Issued Series A Units issued pursuant to the Contribution Agreement.
“Effective Date” means, with respect to a particular Shelf Registration Statement, the date of effectiveness of such Shelf Registration Statement.
“Effectiveness Period” shall have the meaning specified in Section 2.01(a) of this Agreement.
“Exchange Act” means the Securities Exchange Act of 1934.
“Filing Date” shall have the meaning specified in Section 2.01(a) of this Agreement.
“Governmental Authority” means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority having competent jurisdiction.
“Holder” means a record holder of Registrable Securities.
“Included Registrable Securities” shall have the meaning specified in Section 2.02(a) of this Agreement.
“Issued Common Units” shall have the meaning specified in the Contribution Agreement.
“Issued Series A Units” shall have the meaning specified in the Contribution Agreement.
“Launch Date” shall have the meaning specified in Section 2.02(b) of this Agreement.
“Law” means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, executive order, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Authority, each as amended and now or hereinafter in effect.
“Losses” shall have the meaning specified in Section 2.08(a) of this Agreement.
“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

2

“Opt-Out Notice” shall have the meaning specified in Section 2.02(a) of this Agreement.
“Other Holders” shall have the meaning specified in Section 2.02(c) of this Agreement.
“Overnight Underwritten Offering” shall have the meaning specified in Section 2.02(b) of this Agreement.
“Partnership” shall have the meaning specified in the introductory paragraph of this Agreement.
“Person” means any individual or entity, including any firm, corporation, partnership (general or limited), limited liability company, trust, joint venture, Governmental Authority or other entity.
“Piggyback Offering” shall have the meaning specified in Section 2.02(a) of this Agreement.
“Pricing Date” shall have the meaning specified in Section 2.02(b) of this Agreement.
“Primary Offering” shall have the meaning specified in Section 2.04(n) of this Agreement.
“Purchasers” shall have the meaning specified in the introductory paragraph of this Agreement.
“Registrable Securities” means the Issued Common Units and the Conversion Common Units.
“Registration Expenses” shall have the meaning specified in Section 2.07(a) of this Agreement.
“Securities Act” means the Securities Act of 1933.
“Selling Expenses” shall have the meaning specified in Section 2.07(a) of this Agreement.
“Selling Holder” means a Holder who is selling Registrable Securities under a registration statement pursuant to the terms of this Agreement.
“Selling Holder Documentation” shall have the meaning specified in Section 2.02(b) of this Agreement.
“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 of the Securities Act (or any similar provision then in force under the Securities Act).

3

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Units are sold to an underwriter on a best efforts or firm commitment basis for reoffering to the public.
“Underwritten Offering Filing” shall have the meaning specified in Section 2.02(a) of this Agreement.
“Underwritten Offering Request” shall have the meaning specified in Section 2.03(a) of this Agreement.
“Unit Purchase Price” means (i) with respect to the Conversion Common Units, $7.15 and (ii) with respect to the Issued Common units, the Common Purchase Price (as defined in the Contribution Agreement).
Section 1.02    Registrable Securities. Any Registrable Security will cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such registration statement; (b) when such Registrable Security has been disposed of pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; (c) when such Registrable Security is held by the Partnership or one of its subsidiaries; and (d) when such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to the terms of this Agreement.
ARTICLE II
REGISTRATION RIGHTS

Section 2.01    Shelf Registration.
(a)    Shelf Registration. At any time and from time, as soon as practicable following the Partnership’s receipt of written notice from the Purchaser requesting the filing of a Shelf Registration Statement, the Partnership shall prepare and file a Shelf Registration Statement under the Securities Act covering Registrable Securities then outstanding; provided, however, that the right of the Purchaser to request such filing shall expire at any time that the Purchaser and its Affiliates owns less than 10% of the aggregate Conversion Common Units issued to the Purchaser and its Affiliates. If the Shelf Registration Statement is not automatically effective upon filing, the Partnership shall use its reasonable best efforts to cause the Shelf Registration Statement to become effective as soon as reasonably practicable, but in any event not later than 180 days after the date of the filing of such Shelf Registration Statement (the “Filing Date”). A Shelf Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by the Partnership; provided, however, that if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from a Shelf Registration Statement and the Managing Underwriter at any time shall notify the Partnership in writing that, in the reasonable judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Partnership shall use its reasonable best efforts to include such information in the prospectus supplement. The Partnership will use its reasonable best efforts to cause a Shelf Registration Statement filed pursuant to this Section 2.01(a) to be continuously effective under the Securities Act from the Effective Date until the earliest date on which any of the following occurs: (i) all Registrable Securities covered by such Shelf Registration Statement have been distributed in the manner set forth and as contemplated in such Shelf

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Registration Statement, (ii) there are no longer any Registrable Securities outstanding and (iii) two years from the Effective Date of such Shelf Registration Statement (the “Effectiveness Period”). The Partnership covenants that a Shelf Registration Statement when it becomes or is declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the Effective Date of a Shelf Registration Statement, but in any event within three Business Days of such date, the Partnership will notify the Selling Holders of the effectiveness of such Shelf Registration Statement.
(b)    Maximum Shelf Registration Requests; Delay Rights.
(i)    Notwithstanding anything to the contrary contained in this Agreement, the Partnership shall not be obligated to file or effect more than three Shelf Registration Statements (including any post-effective amendments to such Shelf Registration Statement filed for the primary purpose of including Selling Holders or adding Conversion Common Units to such Shelf Registration Statement) pursuant to Section 2.01 of this Agreement. The Purchaser (or its transferees) shall have the right to effect no more than three Shelf Registration Statements (including any post-effective amendments to such Shelf Registration Statement filed for the primary purpose of including Selling Holders or adding Conversion Common Units to such Shelf Registration Statement) pursuant to Section 2.01 of this Agreement.
(ii)    Notwithstanding anything to the contrary contained in this Agreement, the Partnership may, upon written notice to any Selling Holder whose Registrable Securities are included in a Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus that is a part of such Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if (A) the Partnership is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Partnership determines in good faith that the Partnership’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (B) the Partnership has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Partnership, would materially and adversely affect the Partnership; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Shelf Registration Statement for a period that exceeds an aggregate of 60 days in any 180 day period or 90 days (exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering by the Partnership or a Selling Holder) in any 365 day period. Upon disclosure of such information or the termination of the conditions described above, the Partnership shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement.

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Section 2.02    Piggyback Rights.
(a)    Underwritten Offering Piggyback Rights. Except as provided in Section 2.02(b), if at any time the Partnership proposes to file (i) during any time in which the Purchaser has the right to request the filing of a Shelf Registration Statement pursuant to Section 2.01, a registration statement, other than a shelf registration statement, or (ii) during any Effectiveness Period, a prospectus supplement to an effective shelf registration statement, other than a Shelf Registration Statement contemplated by Section 2.01, in either case (i) or (ii), for the sale of Common Units in an Underwritten Offering for its own account, then, as soon as practicable but not less than three Business Days prior to the filing of (A) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) of the Securities Act, (B) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) of the Securities Act (if no preliminary prospectus supplement is used) or (C) such registration statement (other than a shelf registration statement), as the case may be (an “Underwritten Offering Filing”), the Partnership shall give notice of such proposed Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing (a “Piggyback Offering”); provided, however, that the Partnership shall not be required to offer such opportunity to Holders if (aa) the Holders do not offer a minimum of $10 million of Registrable Securities, in the aggregate (determined by multiplying the number of Registrable Securities held by the participating Holders by the average of the closing price for Common Units for the 10 trading days preceding the date of such notice) or (bb) the Partnership has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the Common Units, in which case the amount of Registrable Securities to be offered for the accounts of participating Holders shall be determined based on the provisions of Section 2.02(c) of this Agreement. Each Holder shall keep any information relating to any such Underwritten Offering confidential and shall not disseminate or in any way disclose such information. Except as provided in Section 2.02(b), each Holder shall then have two Business Days from the date of such notice to request inclusion of its Registrable Securities in the Piggyback Offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggyback Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Partnership shall determine for any reason not to undertake or to delay such Underwritten Offering, the Partnership shall give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay of the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Partnership of such withdrawal at least one Business Day prior to the time of pricing of such Underwritten Offering. Each Holder’s rights under this Section 2.02(a) shall terminate when such Holder holds less than $10 million of Registrable Securities (based on the Unit Purchase Price). Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt-Out Notice”) to the Partnership requesting that such Holder not receive notice from the Partnership of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing.

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(b)    Overnight Underwritten Offering Piggyback Rights. If at any time during any Effectiveness Period the Partnership proposes to make an Underwritten Offering Filing and such Underwritten Offering is expected to be effected by launching an Underwritten Offering after the close of trading on one trading day (the “Launch Date”) and pricing the Underwritten Offering before the open of trading on the next succeeding trading day (the “Pricing Date” and, such execution format, an “Overnight Underwritten Offering”), then no later than three Business Days after the Partnership engages a Managing Underwriter for the proposed Overnight Underwritten Offering, (x) the Partnership shall notify the Holders of the pendency of the Overnight Underwritten Offering and (y) if the Holders propose to include Registrable Securities in the Overnight Underwritten Offering, then the Managing Underwriter of the Overnight Underwritten Offering shall, no later than the 10th Business Day prior to the expected Launch Date, provide to the Selling Holders all of the documentation customarily required for the inclusion of Registrable Securities in the Overnight Underwritten Offering, including, without limitation, a custody agreement and power-of-attorney and Selling Holders’ customary representations and warranties (collectively, the “Selling Holder Documentation”). To include Registrable Securities in an Overnight Underwritten Offering, each Selling Holder shall, subject to receipt of notice of the Overnight Underwritten Offering and Selling Holder Documentation within the time periods set forth above, (A) complete its review and return the Selling Holder Documentation, with such revisions as have been agreed to by the Partnership (such agreement not to be unreasonably withheld) and the Selling Holder, at least seven Business Days prior to the expected Launch Date, (B) place the Registrable Securities eligible for inclusion in an Overnight Underwritten Offering into the custody of the Partnership’s transfer agent at least five Business Days prior to the expected Launch Date, (C) agree to participate following reasonable notice in any due diligence calls arranged by the Managing Underwriter of an Overnight Underwritten Offering on the expected Launch Date, the Pricing Date or in advance of the closing of an Overnight Underwritten Offering and any over-allotment option closing, and (D) unconditionally waive any right to withdraw any Registrable Securities placed into the custody of the Partnership’s transfer agent for inclusion in an Overnight Underwritten Offering within three Business Days of the expected Launch Date, whether on the basis of the offering price, underwriter discount, or for any other reason; provided, however, that the Partnership shall not be required to offer such opportunity to Holders if (aa) the Holders do not offer a minimum of $10 million of Registrable Securities, in the aggregate (determined by multiplying the number of Registrable Securities held by the participating Holders by the average of the closing price for Common Units for the 10 trading days preceding the date of such notice) or (bb) the Partnership has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the Common Units, in which case the amount of Registrable Securities to be offered for the accounts of participating Holders shall be determined based on the provisions of Section 2.02(c) of this Agreement. If, at any time after giving written notice of its intention to undertake an Overnight Underwritten Offering and prior to the closing of such Overnight Underwritten Offering, the Partnership shall determine for any reason not to undertake or to delay such Overnight Underwritten Offering, the Partnership shall give written notice of such determination to the Selling Holders and, (i) in the case of a determination not to undertake such Overnight Underwritten Offering, shall be relieved of its obligation to sell any Registrable Securities held by the Selling Holders in connection with such terminated Overnight Underwritten Offering, and (ii) in the case of a determination to delay such Overnight Underwritten Offering, shall be permitted to delay offering any Registrable Securities held by the Selling Holders for the same period as the delay of the Overnight Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Overnight Underwritten Offering by giving written notice to the Partnership of such withdrawal at least three Business Days prior to the Launch Date. Each Holder’s rights under this Section 2.02(b) shall terminate when such Holder holds less than $10 million of Registrable Securities (based on the Unit Purchase Price). Notwithstanding the foregoing, any Holder may deliver an Opt-Out Notice to the Partnership requesting that such Holder not receive notice from the Partnership of any proposed Overnight

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Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing.
(c)    Priority of Piggyback Rights. In connection with an Underwritten Offering contemplated by Section 2.02(a) or Section 2.02(b), if the Managing Underwriter or Underwriters of such Underwritten Offering advises the Partnership that the total amount of Common Units that the Selling Holders and any other Persons intend to include in such Underwritten Offering exceeds the number that can be sold in such Underwritten Offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Common Units that such Managing Underwriter or Underwriters advises the Partnership can be sold without having such adverse effect, with such number to be allocated (i) first to the Partnership, (ii) second pro rata among the Selling Holders and any other Persons who have been or are granted registration rights prior to, on or after the date of this Agreement who have requested participation in the Underwritten Offering (the “Other Holders”) based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (A) the number of Common Units proposed to be sold by such Selling Holder(s) and such Other Holders in such Underwritten Offering; by (B) the aggregate number of Common Units proposed to be sold by all Selling Holders and all Other Holders in the Underwritten Offering.
Section 2.03    Underwritten Offering.
(a)    Request for Underwritten Offering. In the event that a Selling Holder (together with any Affiliates that are Selling Holders) elects to dispose of Registrable Securities under a Shelf Registration Statement pursuant to an Underwritten Offering and reasonably anticipates gross proceeds of greater than $25 million from such Underwritten Offering of Registrable Securities, the Partnership shall, at the request of such Selling Holder (each, an “Underwritten Offering Request”), enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities in customary form, and shall take all such other reasonable actions as are requested by the Managing Underwriter to expedite or facilitate the disposition of the Registrable Securities; provided, however, that the Partnership shall not be required to effect more than four Underwritten Offerings pursuant to Section 2.03 of this Agreement, and the Holders shall be limited to one Underwritten Offering Request in any 180 day period.

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(b)    General Procedures. In connection with any Underwritten Offering (i) under Section 2.02 of this Agreement, the Partnership shall be entitled to select the Managing Underwriter or Underwriters and (ii) under Section 2.03(a) of this Agreement, the Selling Holders (by a majority in interest of the Registrable Securities to be sold in such Underwritten Offering) shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Partnership shall be obligated to enter into an underwriting agreement with the Managing Underwriter or Underwriters that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities. No Selling Holder may participate in an Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers-of-attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with the Partnership or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an Underwritten Offering, such Selling Holder may elect to withdraw therefrom by notice to the Partnership and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the pricing of such Underwritten Offering to be effective. No such withdrawal or abandonment shall affect the Partnership’s obligation to pay Registration Expenses. Upon the receipt by the Partnership of a written request from the Holders of at least $50 million of Common Units that are participating in an Underwritten Offering, the Partnership’s management shall be required to participate in a roadshow or similar marketing effort in connection with that Underwritten Offering; provided, that management: (i) is given at least 30 days notice prior to the commitment of any roadshow or similar marketing effort; (ii) agrees to the proposed commencement date of any roadshow or similar marketing effort; and (iii) is not required to participate in any roadshow or similar marketing effort for more than the time reasonably requested by the Managing Underwriter.

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Section 2.04    Sale Procedures. In connection with its obligations under this Article II, the Partnership will, as expeditiously as possible:
(a)    prepare and file with the Commission such amendments and supplements to a Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective for its Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement;
(b)    furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Shelf Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) an electronic copy of such Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;
(c)    if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by a Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or “blue sky” laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Partnership shall not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
(d)    notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to such Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;
(e)    notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, or any supplemental amendment thereto, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or any other registration statement

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contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
(f)    upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
(g)    in the case of an Underwritten Offering, furnish upon request, (i) an opinion letter of counsel for the Partnership dated the date of the closing under the underwriting agreement, including a standard “10b-5” letter and (ii) a “cold comfort” letter dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus included therein and any supplement thereto) and as are customarily covered in opinion letters of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten offerings of equity securities;
(h)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(i)    make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and the Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Partnership need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Partnership reasonably satisfactory to the Partnership;

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(j)    cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system, if any, on which similar securities issued by the Partnership are then listed;
(k)    use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;
(l)    provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;
(m)    enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, to expedite or facilitate the disposition of such Registrable Securities; and
(n)    (i) cooperate with a Selling Holder if such Selling Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of the Registrable Securities of such Selling Holder pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement a “Primary Offering”), in allowing such Selling Holder to conduct customary “underwriter’s due diligence” with respect to the Partnership and satisfy its obligations in respect thereof and (ii) permit legal counsel to such Selling Holder to review and comment upon any such Primary Offering at least five Business Days prior to its filing with the Commission and all amendments and supplements to any such Primary Offering within a reasonable number of days prior to their filing with the Commission and not file any Primary Offering or amendment or supplement thereto in a form to which such Selling Holder’s legal counsel reasonably objects in writing.
Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (e) of this Section 2.04, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.04 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Partnership, such Selling Holder will deliver, or will request the Managing Underwriter or underwriters, if any, to deliver to the Partnership all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus and any prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.
If reasonably requested by a Selling Holder, the Partnership shall: (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Shelf Registration Statement or any other registration statement contemplated by this Agreement.

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Section 2.05    Cooperation by Holders
. It shall be a condition precedent to the obligations of the Partnership to include Registrable Securities of a Holder in a Shelf Registration Statement or in an Underwritten Offering under Article II of this Agreement that such Selling Holder shall timely furnish such information regarding itself, the Registrable Securities held by it, and the intended method(s) of disposition of such securities as shall be required for such Shelf Registration Statement or prospectus supplement, as applicable, to comply with the Securities Act.
Section 2.06    Restrictions on Public Sale by Holders of Registrable Securities
. During the Effectiveness Period, each Holder of Registrable Securities agrees not to effect any public sale or distribution of the Registrable Securities during the 60 calendar day period beginning on the date that a prospectus supplement or other prospectus (including any free writing prospectus) is filed with the Commission with respect to an Underwritten Offering of equity securities of the Partnership; provided, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers, directors or any other unitholder of the Partnership on whom a restriction is imposed in connection with such public offering; provided, further, that this Section 2.06 shall apply only to a Selling Holder (together with any Affiliates that are Selling Holders) that holds at least $25 million of Registrable Securities, in the aggregate (determined by multiplying the number of Registrable Securities held by the participating Holders by the average of the closing price for Common Units for the 10 trading days preceding the date of such filing).
Section 2.07    Expenses
(a)    Certain Definitions. “Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration Statement pursuant to Section 2.01 or an Underwritten Offering pursuant to Section 2.03 and the disposition of such securities, including, without limitation, all customary registration, filing, securities exchange listing and NASDAQ fees or fees of any other national securities exchange or over-the-counter market upon which the Common Units trade, all customary registration, filing, qualification and other fees and expenses of complying with securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel to the Partnership and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters and legal opinions required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions (and similar fees or arrangements associated with) and transfer taxes allocable to the sale of the Registrable Securities.
(b)    Expenses. The Partnership will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to the related registration statement. Except as otherwise provided in Section 2.08, the Partnership shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights and obligations under this Agreement hereunder, or for any Selling Expenses. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities.

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Section 2.08    Indemnification.
(a)    By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees, agents and managers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees, agents and managers, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in the light of the circumstances under which such statement is made) contained in a Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in the Shelf Registration Statement or such other registration statement, free writing prospectus or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer, employee, agent, manager or controlling Person, and shall survive the transfer of such securities by such Selling Holder.
(b)    By Each Selling Holder. Each Selling Holder agrees to indemnify and hold harmless the Partnership, its directors, officers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder by way of indemnity under this Section 2.08(b) or contribution under Section 2.08(d) shall not be greater in amount than the dollar amount of the proceeds (net of Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Partnership or any such director, officer, employee, agent, manager or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

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(c)    Notice. Promptly after any indemnified party has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the indemnified party believes in good faith is an indemnifiable claim under this Agreement, the indemnified party shall give the indemnifying party written notice of such claim but failure to so notify the indemnifying party will not relieve the indemnifying party from any liability it may have to such indemnified party hereunder except to the extent that the indemnifying party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable out-of-pocket expenses and fees of such separate counsel and other reasonable out-of-pocket expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.
(d)    Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification; and provided, further, that in no event will a Selling Holder’s liability pursuant to this Section 2.08(d) when combined with amounts paid or payable under Section 2.08(b) exceed the proceeds (net of Selling Expenses) received by such Selling Holder. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation

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(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e)    Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to Law, equity, contract or otherwise.
Section 2.09    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its reasonable best efforts to:
(a)    make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the date hereof;
(b)    file with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the date hereof; and
(c)    so long as a Holder owns any Registrable Securities, furnish, unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request (i) a copy of the most recent annual or quarterly report of the Partnership, and (ii) such other reports and documents so filed with the Commission as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
Section 2.10    Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities granted to the Purchaser by the Partnership under this Article II may be transferred or assigned by a Holder to a transferee or assignee; provided, that (i) the transferee or assignee is an Affiliate of the Purchaser or (ii) there is transferred to such transferee at least $10 million of Registrable Securities (based on the Unit Purchase Price). The transferor shall give written notice to the Partnership at least 10 Business Days prior to any said transfer or assignment, setting forth the information required under Section 3.01 of this Agreement for each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and each such transferee shall agree in writing to be subject to all the terms and conditions of this Agreement.

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ARTICLE III MISCELLANEOUS
Section 3.01    Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:
Notice to the Partnership:
Blueknight Energy Partners, L.P.
Two Warren Place
6120 South Yale Avenue, Suite 500
Tulsa, Oklahoma 74136
Fax: (918) 237-4001
Email: astallings@bkep.com
Attn: Chief Financial Officer
With copies to (which shall not constitute notice):
Jackson Walker LLP
2323 Ross Avenue, Suite 600
Dallas, Texas 75201
Fax: (214) 661-6629
Email: acrow@jw.com
Attn: Alden Crow
and
Potter Anderson Corroon LLP
1313 North Market Street, 6th Floor
P.O. Box 951
Wilmington, Delaware 19801
Fax: (302) 778-6204
Email: tmullen@potteranderson.com
Attn: Thomas A. Mullen

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Notice to the Purchaser:
Ergon Asphalt Holdings, LLC
c/o Ergon, Inc.
P.O. Box 1639,
Jackson, MS 39215-1639
Attention: A. Patrick Busby, Executive Vice President and Chief Financial Officer
Facsimile: (601) 933-3371
Email: pat.busby@ergon.com

With copies to (which shall not constitute notice):

Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
Fax: (713) 229-7734
Email: gerald.spedale@bakerbotts.com
Attn: Gerald M. Spedale
Andrew J. Ericksen
Facsimile: (713) 229-7734
(713) 229-2793
Email: gerald.spedale@bakerbotts.com
aj.ericksen@bakerbotts.com
and
Watson Heidelberg Jones PLLC
P. O. Box 23546
Jackson, MS 39225
Attention: J. Kevin Watson
Facsimile: (601) 932-4400
Email: kwatson@whjpllc.com
or, if to a transferee of the Purchaser, to the transferee at the addresses provided pursuant to Section 2.10 above. Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, facsimile, ordinary mail, or electronic mail). Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.
Section 3.02    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

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Section 3.03    Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
Section 3.04    Recapitalization, Exchanges, Etc. Affecting the Registrable Securities. The provisions of this Agreement shall apply to the fullest extent set forth herein with respect to any and all units of the Partnership or any successor or assignee of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, splits, recapitalizations and the like occurring after the date of this Agreement.
Section 3.05    Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
Section 3.06    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
Section 3.07    Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement
Section 3.08    Governing Law, Submission to Jurisdiction. This Agreement and the performance of the transactions contemplated hereby and obligations of the parties hereunder will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of Law principles. Each of the parties agrees that this Agreement (i) involves at least $100,000.00 and (ii) has been entered into by the parties in express reliance on 6 Del. C. § 2708. Each of the parties hereby irrevocably and unconditionally agrees (A) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (B)(1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other parties of the name and address of such agent, and (2) that service of process may, to the fullest extent permitted by law, also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (B)(1) or (2) above shall, to the fullest extent permitted by law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

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Section 3.09    Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 3.10    Severability of Provisions. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof, if both the economic and legal substance of the transactions contemplated by this Agreement are not affected in any manner adverse to any party.
Section 3.11    Entire Agreement. This Agreement and the certificates, documents, instruments and writings, if any, that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. There are no third party beneficiaries having rights under or with respect to this Agreement.
Section 3.12    Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall adversely affect the rights of any Holder hereunder without the consent of such Holder.
Section 3.13    No Presumption. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.
Section 3.14    Obligations Limited to Parties to this Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than each Purchaser, its respective permitted assignees and the Partnership shall have any obligation hereunder and that, notwithstanding that one or more of the Partnership and the Purchaser may be a corporation, partnership, limited liability company or other entity, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Partnership, the Purchaser or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Partnership, the Purchaser or any of their

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respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Partnership, the Purchaser or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of a Holder.
Section 3.15    Interpretation. Article and Section references in this Agreement are references to the corresponding Article and Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by the Partnership under this Agreement, such action shall be in the Partnership’s sole discretion unless otherwise specified.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

BLUEKNIGHT ENERGY PARTNERS, L.P.

By:	Blueknight Energy Partners G.P., L.L.C.,
its general partner,

By:
Alex G. Stallings
Chief Financial Officer and Secretary

ERGON ASPHALT & EMULSIONS, INC.

By:
Name:
Title:

ERGON TERMINALING, INC.

By:
Name:
Title:

ERGON ASPHALT HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

SECONDMENT AGREEMENT

THIS SECONDMENT AGREEMENT (this “Agreement”), dated as of [•], 2016 (the “Effective Date”), is by and between Ergon Asphalt & Emulsions, Inc., a Mississippi corporation (“Ergon”), and BKEP Terminalling, L.L.C., a Texas limited liability company (“BKEP”).

WHEREAS, Ergon and BKEP desire to enter into this Agreement in order to second certain employees of Ergon who perform services for (a) BKEP, (b) Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and (c) certain direct and indirect subsidiaries of the Partnership (collectively with BKEP and the Partnership, the “Subject Parties”);
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
Section 1.1    Seconded Employees. Those persons (a) who immediately prior to the beginning of the Secondment Period, are employed by Ergon and (b) who perform services on behalf of BKEP and/or the Partnership and its subsidiaries (the “Seconded Employees”), a list of whom shall be provided by Ergon as soon as practicable after the execution hereof and from time to time upon request, which list shall be updated from time to time upon mutual agreement of the parties to include additional employees of Ergon who may perform such services, shall be seconded to BKEP for the period beginning on the Effective Date and ending on the sooner to occur of (i) the termination of this Agreement in accordance with its terms (the “Secondment End Date”) or (ii) the resignation or termination of employment with respect to any Seconded Employee. From the Effective Date until the Secondment End Date (the “Secondment Period”), Ergon or its applicable affiliate will continue to employ the Seconded Employees and as a consequence will maintain the Seconded Employees on its payroll as employees of Ergon. Nothing in this Agreement shall be deemed to construe an employment relationship between BKEP and the Seconded Employees.
Section 1.2     Seconded Employees’ Services and Supervision. During the Secondment Period, the Seconded Employees shall provide services to BKEP or its designees as may be reasonably required by BKEP and shall report to, and work under the direction, supervision and control of BKEP. The parties acknowledge that certain of the Seconded Employees may also provide services to Ergon in connection with operations conducted by Ergon (“Shared Seconded Employees”) and the parties intend that such Shared Seconded Employees shall only be seconded to BKEP during those times that the Shared Seconded Employees are performing services for the Subject Parties hereunder.
Section 1.3    Employee Benefits; Workers’ Compensation & Employer’s Liability. During the Secondment Period, Ergon shall, and shall cause its affiliates to, continue to provide to the Seconded Employees all benefits currently provided by Ergon or its affiliates to the said Seconded Employees without increase or decrease in the level of benefits provided unless such increase or decrease has been made with the prior written consent of BKEP. Ergon or its insurers shall be responsible, or Ergon shall cause its affiliates and their insurers to be responsible, for all claims incurred prior to or during the Secondment Period under any benefit program maintained by Ergon or its affiliates to provide medical, dental, life and disability insurance coverage for Seconded Employees and their eligible dependents. During the Secondment Period, Ergon will maintain workers’ compensation insurance (either through an insurance company or qualified self-insurance program) which shall (i) afford coverage to the Seconded Employees and (ii) name BKEP as a named insured under such policy.

Section 1.4    Reimbursement of Costs and Expenses.
(a)    Secondment Period Costs and Expenses. BKEP agrees to reimburse Ergon or its designees (i) the salary costs, (ii) out-of-pocket benefits costs incurred as a result of Section 1.3 hereof, (iii) the Payroll Tax (as defined below, but excluding therefrom any amounts which constitute deductions made from salary or other payments as described below), (iv) the cost of workers compensation coverage, including any out-of-pocket claims, allocable to the Secondment Period, (v) business travel expenses and other business expenses reimbursed in the normal course by Ergon, such as subscriptions to business-related periodicals, dues to professional business organizations and employer-provided mobile phones, and (vi) fuel expenses for employer-provided vehicles (items (i)-(vi) collectively, the “Gross Payroll”) in each case during the Secondment Period. Ergon and its applicable affiliates shall account to all relevant statutory authorities for all taxation and any other cost or charge (including social security contributions) payable in respect of, or deducted from, all salary costs, benefit costs or other payroll costs as aforesaid, or payments thereof paid in respect of their employment of the Seconded Employees during the Secondment Period (the “Payroll Tax”), subject to reimbursement by BKEP pursuant to the preceding sentence. With respect to each Shared Seconded Employee, Ergon will determine in good faith the percentage of such Shared Seconded Employee’s time spent providing services to BKEP (the “Allocation Percentage”). For each month during the Secondment Period, the amount of the Gross Payroll payable by BKEP with respect to each Shared Seconded Employee shall be calculated by multiplying the Gross Payroll for such Shared Seconded Employee by the Allocation Percentage for such Shared Seconded Employee; provided, however, that travel expenses and other expenses incurred with respect to and/or reimbursable to a Shared Seconded Employee shall be paid by the party for whom the Shared Seconded Employee was working at the time they were incurred, except that expenses related to activities that benefit both BKEP and Ergon (e.g., some types of training) shall be shared by the parties in accordance with the Allocation Percentage (or such other allocation as may be agreed between the parties).
(b)    Payment. All undisputed amounts payable by BKEP to Ergon or its designee pursuant to this Section 1.4 shall be paid within 15 days following receipt by BKEP of a detailed written invoice confirming the Gross Payroll amount paid during the Secondment Period, the identity of the Seconded Employees in respect of whom the Gross Payroll was made and the Allocation Percentage with respect to any Shared Seconded Employees. All disputed amounts payable by BKEP to Ergon shall be paid within 10 days following the resolution of such dispute. The payment pursuant to this Section 1.4 shall be made free and clear of, and without deduction or withholding for, any taxes or other amounts, except as may be required by applicable law; provided that, if BKEP is required by applicable law to deduct or withhold any taxes or other amounts from such payments, then (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable pursuant to this Section 1.4), Ergon receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) BKEP shall make such deductions and withholdings and (iii) BKEP shall pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law. Upon notice to Ergon within 90 days following the end of each calendar year, BKEP shall have the right to audit annually Ergon’s books and records with respect to all costs and expenses payable by BKEP to Ergon or its designee pursuant to this Section 1.4, and Ergon shall provide BKEP with reasonable access to its relevant books and records at reasonable times following reasonable notice and shall enable BKEP to make copies of all relevant documents.

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Section 1.5    Notice of Certain Events. Each party shall use its commercially reasonably efforts to provide the other party with prompt notice upon becoming aware any occurrence that could reasonably be expected to result in a liability or obligation, either hereunder or otherwise in connection with the activities of the Seconded Employees, on behalf of the party receiving such notice.
Section 1.6    Binding Effect. This Agreement will be binding upon, and be enforceable by, the parties and their respective successors and permitted assigns.
Section 1.7    No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than Ergon, BKEP or their respective successors or permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no person (except as so specified) shall be deemed a third-party beneficiary under or by reason of this Agreement.
Section 1.8    Termination. This Agreement will terminate automatically upon the termination of that certain Storage, Throughput and Handling Agreement No. ____ dated __________, 2016 by and between Ergon, BKEP, BKEP Materials, L.L.C. and BKEP Ashplant, L.L.C.
Either party may terminate this Agreement and the Secondment Period (i) immediately, upon written notice to the other party if the other party materially breaches this Agreement and fails to cure such breach within 30 days following the receipt of written notice from the non-breaching party, or (ii) following 60 days advance written notice to the other party if there shall occur any transaction in which Ergon or its affiliates cease to own, directly or indirectly, at least 50% of the outstanding equity interests in Blueknight Energy Partners G.P., L.L.C.
Additionally, upon termination of this Agreement, all rights and obligations of the parties under this Agreement shall terminate, provided, however, that such termination shall not affect or excuse the performance of any party under the provisions of Section 1.4 or Section 1.5, which provisions shall survive the termination of this Agreement indefinitely.
Section 1.9    Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma without giving effect to the conflicts of law principles thereof. Any dispute arising out of or relating to this Agreement shall be resolved exclusively in in Tulsa, Oklahoma.

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Section 1.10    Amendment and Modification. No amendments, additions to, alterations, modifications or waivers of all or any part of this Agreement shall be of any effect, whether by course of dealing or otherwise, unless explicitly set forth in writing and executed by both parties hereto.
Section 1.11    Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of BKEP and Ergon that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving the original intent and economic balance of the parties as reflected in the severed provision or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same economic objective.
Section 1.12    Relationship of the Parties. Nothing in this Agreement shall constitute, or be deemed or construed to create, a partnership, joint venture or similar relationship between the parties hereto. Neither party shall be deemed to be the agent of the other party by virtue of this Agreement, it being understood and agreed that Ergon and BKEP are independent parties contracting for services. Neither party has held, and neither party shall hold, itself out as having any authority to enter into any contract or create any obligation or liability on behalf of the other party.
Section 1.13    Transaction Taxes. It is the intent of the BKEP and Ergon that the services to be provided by the Seconded Employees to BKEP under this Agreement shall be resold in the ordinary course of business and that such services are being provided with respect to products being manufactured for sale in the ordinary course of business. Ergon and BKEP shall fully cooperate in providing documentation, exemption, or resale certificates required by applicable law to document and establish the scope of the services provided and the qualifications for any sales, use, or other transaction tax exemptions available to the services to be provided under this Agreement.
Section 1.14    Descriptive Headings. The descriptive headings used in this Agreement are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.
Section 1.15    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement binding on BKEP and Ergon.
Section 1.16    Notices. All notices, demands or other communications hereunder shall be addressed to the appropriate party as follows:

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If to Ergon:
Ergon Asphalt & Emulsions, Inc.
P.O. Box 1639,
Jackson, MS 39215-1639
Attention: A. Patrick Busby, Executive Vice President and Chief Financial Officer
Facsimile: (601) 933-3371
Email: pat.busby@ergon.com
with copies (which shall not constitute notice) to:

Watson Heidelberg Jones PLLC
P. O. Box 23546
Jackson, MS 39225
Attention: J. Kevin Watson
Facsimile: (601) 932-4400
Email: kwatson@whjpllc.com
If to BKEP:
BKEP Management, Inc.
Attn: Jeff Speer
6060 American Plaza, Suite 600
Tulsa, OK 74135
Phone No: (918) 237-4033
Facsimile: (918) 237-4000
Email: jspeer@bkep.com

with a copy to (which shall not constitute notice):

Chris A. Paul, General Counsel
6060 American Plaza, Suite 600
Tulsa, OK 74135
Phone No.: (918) 237-4037
Facsimile No: (918) 237-4138
Email: cpaul@bkep.com
Jackson Walker L.L.P.
2323 Ross Avenue
Suite 600
Dallas, TX 75201
Attention:    James S. Ryan, III
Alden S. Crow
Facsimile:    (214) 661-6688
(214) 661-6629
Email:    jryan@jw.com
acrow@jw.com

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Written communications shall be deemed given, when addressed to the other party as set forth above, 5 days after sent by registered or certified mail, 1 day after sent by overnight courier of national repute, on the same day when delivered in person or when sent by facsimile or e-mail to the facsimile number or e-mail address listed above, provided that the sending party can provide written evidence of its successful transmission to such facsimile number or e-mail address. The notification information of either party may be changed by notifying the other party of such change in accordance with this Section 1.16.

[Signature Page immediately to follow.]

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ERGON ASPHALT & EMULSIONS, INC.

By:
	Name:	A. Patrick Busby
	Title:	Executive Vice President and Chief
Financial Officer

BKEP TERMINALLING, L.L.C.

By:
Name:
Title:

[Signature Page to Secondment Agreement]

OMNIBUS AGREEMENT
This Omnibus Agreement (“Agreement”) is entered into on, and effective as of, [•], 2016, among Ergon Asphalt & Emulsions, Inc., a Mississippi corporation (“Ergon”), Blueknight Energy Partners G.P., L.L.C., a Delaware limited partnership (the “General Partner”), Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), BKEP Terminalling, L.L.C., a Texas limited liability company (“Holdings”), BKEP Asphalt, L.L.C., a Texas limited liability company (“BKEP Asphalt”), and BKEP Materials, L.L.C., a Texas limited liability company (“BKEP Materials”).
RECITALS
The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article 2, with respect to Ergon’s (i) right of first offer with respect to the ROFO Assets (as defined herein) and (ii) right of first refusal with respect to the ROFR Assets (as defined herein).

In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE 1
Definitions
1.1    Definitions. As used in this Agreement (including the Recitals, which are incorporated herein for all purposes) the following terms shall have the meanings set forth below:
“Acceptance Terms” is defined in Section 2.3(b).
“Affiliate” is defined in the Partnership Agreement.
“Agreement” is defined in the introductory paragraph to this Agreement.
“BKEP Asphalt” is defined in the introductory paragraph to this Agreement.
“BKEP Materials” is defined in the introductory paragraph to this Agreement.
“Business Day” means each calendar day other than a Saturday, Sunday or a day that is an official holiday in the State of Oklahoma.
“Closing Date” is defined in the Contribution Agreement.
“Contribution Agreement” means the Contribution Agreement dated as of July 19, 2016, by and among BKEP Terminal Holding, L.L.C., Ergon, Ergon Terminaling, Inc., Ergon Asphalt Holdings, LLC and the Partnership.
“Ergon” is defined in the introductory paragraph to this Agreement.

“General Partner” is defined in the introductory paragraph to this Agreement.
“Governmental Authority” means any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States, Native American Indian Tribe, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any administrative, executive, judicial, legislative, police, regulatory, taxing, importing or other governmental or quasi-governmental authority.
“GP Change of Control” means any of the following events: (i) Ergon and Affiliates cease to be the direct or indirect beneficial owner of 50% or more of the combined voting power of the equity interests in the general partner of the Partnership; or (ii) the sale or other disposition by the General Partner of all or substantially all of the assets of the General Partner in one or more transactions to any person other than Ergon and its Affiliates.
“Group Member” is defined in the Partnership Agreement.
“Holdings” is defined in the introductory paragraph to this Agreement.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Limited Partner” is defined in the Partnership Agreement.
“Partnership” is defined in the introductory paragraph to this Agreement.
“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 14, 2011, as the same may be amended from time to time.
“Partnership Group” is defined in the Partnership Agreement.
“Party” means a signatory to this Agreement, and “Parties” means all of the signatories to this Agreement.
“Permitted Transferee” an Affiliate of any Group Member (i) to whom any ROFO Asset is Transferred and who agrees in writing that such ROFO Asset remains subject to the provisions of Article 2 and assumes the obligations under Article 2 with respect to such ROFO Asset or (ii) to whom any ROFR Asset is Transferred and who agrees in writing that such ROFR Asset remains subject to the provisions of Section 2.4 and assumes the obligations under Section 2.4 with respect to such ROFR Asset.
“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“Proposed ROFO Transaction” is defined in Section 2.3(a).

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“ROFO Assets” means the assets described on Exhibit A attached hereto.
“ROFO Asset Owner” means Holdings, BKEP Asphalt and BKEP Materials, as applicable, and each Permitted Transferee of a ROFO Asset.
“ROFO Drop Dead Date” is defined in Section 2.3(b)(vi).
“ROFO Notice” is defined in Section 2.3(a).
“ROFO Response” is defined in Section 2.3(a).
“ROFR Assets” means the assets described on Exhibit B attached hereto.
“ROFR Asset Owner” means BKEP Asphalt, BKEP Materials, as applicable, and each Permitted Transferee of a ROFR Asset.
“ROFR Period” means the period commencing on the date of this Agreement and terminating on December 31, 2018.
“ROFR Right” is defined in Section 2.4.
“Term ROFR Exercise Notice” is defined in Section 2.4(a).
“Term ROFR Notice” is defined in Section 2.4(a).
“Term ROFR Period” is defined in Section 2.4(a).
“Transfer” means to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of, whether in one or a series of transactions.
1.2    Rules of Construction. Unless expressly provided for elsewhere in this Agreement, this Agreement shall be interpreted in accordance with the following provisions:
(a)    If a word or phrase is defined, its other grammatical forms have a corresponding meaning.
(b)    The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(c)    A reference to any Party to this Agreement or another agreement or document includes the Party’s successors and assigns.
(d)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection and schedule references are to this Agreement unless otherwise specified.
(e)    The words “including,” “include,” “includes” and all variations thereof shall mean “including without limitation.”

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(f)    The word “or” shall have the inclusive meaning represented by the phrase “and/or.”
(g)    The words “shall” and “will” have equal force and effect.
(h)    The schedule identified in this Agreement are incorporated herein by reference and made a part of this Agreement.
ARTICLE 2
Right of First Offer; Right of First Refusal
2.1    Reserved.
2.2    Right of First Offer to Purchase Certain ROFO Assets.
(a)    Each ROFO Asset Owner hereby grants to Ergon a right of first offer with respect to any ROFO Asset to the extent that such ROFO Asset Owner proposes to Transfer any ROFO Asset (other than to a Permitted Transferee) during the term of this Agreement.
(b)    The Parties acknowledge that all potential Transfers of ROFO Assets pursuant to this Article 2 are subject to obtaining any and all required written consents of Governmental Authorities and other third parties and to the terms of all existing agreements in respect of the ROFO Assets.
2.3    ROFO Procedures.
(a)    In the event a ROFO Asset Owner proposes to Transfer any applicable ROFO Asset (other than to a Permitted Transferee) during the term of this Agreement (a “Proposed ROFO Transaction”), such ROFO Asset Owner shall, prior to entering into any such Proposed ROFO Transaction, first give notice in writing to Ergon (the “ROFO Notice”) of its intention to enter into such Proposed ROFO Transaction. The ROFO Notice shall include any material terms, conditions and details as would be necessary for Ergon to make a responsive offer to enter into the Proposed ROFO Transaction with the applicable ROFO Asset Owner. Ergon shall have 30 days following receipt of the ROFO Notice to propose an offer to enter into the Proposed ROFO Transaction with such ROFO Asset Owner (the “ROFO Response”). The ROFO Response shall be in writing and shall set forth the terms and conditions (including the purchase price Ergon proposes to pay for the ROFO Asset and the other terms of the purchase) pursuant to which Ergon would be willing to enter into a binding agreement for the Proposed ROFO Transaction. If no ROFO Response is delivered by Ergon within such 30-day period, then Ergon shall be deemed to have waived its right of first offer with respect to such ROFO Asset, except to the extent reinstated as provided in Section 2.3(e).
(b)    If Ergon timely delivers a ROFO Response in accordance with Section 2.3(a), then, unless the ROFO Response is rejected pursuant to written notice delivered by the applicable ROFO Asset Owner to Ergon within 30 days of the delivery of the ROFO Response, such ROFO Response shall be deemed to have been accepted by the applicable ROFO Asset Owner and the applicable ROFO Asset Owner shall enter into an agreement with Ergon or its Affiliate providing for the consummation of the Proposed ROFO Transaction upon the terms set forth in the ROFO Response. Unless otherwise agreed between the Partnership and Ergon, the terms of the purchase and sale agreement will include the following provisions (the “Acceptance Terms”):

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(i)    Ergon will agree to deliver the purchase price entirely in cash;
(ii)    Ergon shall purchase the ROFO Assets “as is, where is”;
(iii)    the ROFO Asset Owner will represent to Ergon that it has title to the ROFO Assets that is sufficient to operate the ROFO Assets in accordance with their historical use, subject to all recorded matters and all physical conditions in existence on the closing date for the purchase of the applicable ROFO Assets. If Ergon desires to obtain any title insurance with respect to the ROFO Asset, the full cost and expense of obtaining the same (including the cost of title examination, document duplication and policy premium) shall be borne by Ergon;
(iv)    the ROFO Asset Owner will grant to Ergon the right, exercisable at Ergon’s risk and expense prior to closing of the Proposed ROFO Transaction, to make such surveys, tests and inspections of the ROFO Assets as Ergon may deem desirable, so long as such surveys, tests or inspections do not damage the ROFO Assets or interfere with the activities of the applicable ROFO Asset Owner; provided, however, that no invasive inspection or sampling of soil or materials shall be performed without the prior written consent of the ROFO Asset Owner, which may be withheld in its sole and absolute discretion;
(v)    Ergon will have the right to terminate its obligation to purchase the ROFO Asset under this Article 2 if the results of any title examination, survey, test or inspection obtained under Sections 2.3(b)(iii) and 2.3(b)(iv) are, in the reasonable opinion of Ergon, unsatisfactory;
(vi)    on the closing date set forth in the ROFO Response (such date to be not less than 90 and not more than 120 days after the date such ROFO Response is delivered to the ROFO Asset Owner (the “ROFO Drop Dead Date”)), the ROFO Asset Owner and Ergon shall close the purchase of the ROFO Assets on the terms set forth in the ROFO Response and on the Acceptance Terms, and in the event of any conflict between the terms set forth in the ROFO Response and the Acceptance Terms, the Acceptance Terms shall control;
(vii)    the ROFO Asset Owner and Ergon shall use commercially reasonable efforts to do or cause to be done all things that may be reasonably necessary or advisable to effectuate the consummation of any transactions contemplated by this Article 2, including causing its respective Affiliates to execute, deliver and perform all documents, notices, amendments, certificates, instruments and consents required in connection therewith;
(viii)    neither the ROFO Asset Owner nor Ergon shall have any obligation to sell or buy the ROFO Assets if any of the consents referred to in Section 2.2(b) has not been obtained; and

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(ix)    the ROFO Asset Owner and Ergon shall cooperate in good faith in obtaining all necessary governmental and other third-party approvals, waivers and consents required for the closing. Any such closing shall be delayed (and the ROFO Drop Dead Date shall be extended), to the extent required, until the third Business Day following the expiration of any required waiting periods under the HSR Act; provided, however, that such ROFO Drop Dead Date shall not extended for more than 65 days following the original ROFO Drop Dead Date described in Section 2.3(b)(vi).
(c)    If the ROFO Asset Owner accepts or is deemed to have accepted the ROFO Response, but the closing of the Proposed ROFO Transaction between the ROFO Asset Owner and Ergon does not occur on or before the ROFO Drop Dead Date, as such date may be extended pursuant to Section 2.3(b)(ix) (other an as a result of a breach of this Agreement or the applicable purchase and sale agreement by the ROFO Asset Owner), then the ROFO Asset Owner shall be free to enter into a Proposed ROFO Transaction with any third party (i) on terms and conditions (excluding those relating to price) that are not more favorable in the aggregate to such third party than those proposed by Ergon in the ROFO Response and (ii) at a price equal to no less than 100% of the price offered by Ergon in the ROFO Response to such ROFO Asset Owner.
(d)    If Ergon has not timely delivered a ROFO Response as specified above with respect to a Proposed ROFO Transaction that is subject to a ROFO Notice, the applicable ROFO Asset Owner shall be free to enter into a Proposed ROFO Transaction with any third party on terms and conditions no more favorable to such third party than those set forth in the ROFO Notice. If a ROFO Response with respect to such Proposed ROFO Transaction is rejected by the applicable ROFO Asset Owner, such ROFO Asset Owner shall be free to enter into a Proposed ROFO Transaction with any third party (i) on terms and conditions (excluding those relating to price) that are not more favorable in the aggregate to such third party than those proposed in respect of Ergon in the ROFO Response and (ii) at a price equal to no less than 100% of the price offered by Ergon in the ROFO Response to such ROFO Asset Owner.
(e)    If a Proposed ROFO Transaction with a third party is not consummated as provided in Section 2.3(c) or Section 2.3(d) within one year of, as applicable, the ROFO Drop Dead Date (with respect to a Proposed ROFO Transaction described in Section 2.3(c)) or Ergon’s failure to timely deliver a ROFO Response with respect to such Proposed ROFO Transaction that is subject to a ROFO Notice or the rejection by the ROFO Asset Owner of a ROFO Response (with respect to a Proposed ROFO Transaction described in Section 2.3(d)), then, in each case, the ROFO Asset Owner may not Transfer any ROFO Assets described in such ROFO Notice without complying again with the provisions of this Article 2, if and to the extent then applicable.
2.4    Right of First Refusal to Purchase Certain ROFR Assets. Subject to the terms and conditions set forth above (including, without limitation, Sections 2.1 through 2.3), if any ROFR Asset Owner proposes or intends to sell any ROFR Asset to a third party (other than a Permitted Transferee) during the ROFR Period then Ergon shall have the right to purchase the ROFR Assets (the "ROFR Right") on the following terms and conditions:

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(a)    If any ROFR Asset Owner executes a contract or letter of intent to sell the ROFR Assets to such third party, which transaction is expected to close during the ROFR Period, such ROFR Asset Owner shall provide Ergon with written notice setting forth the ROFR Assets, the proposed sale price and other material terms and conditions upon which such ROFR Asset Owner intends to sell the ROFR Assets to a third party (the "Term ROFR Notice"). Within 30 days after it receives the Term ROFR Notice (the "Term ROFR Period"), Ergon may deliver written notice (the "Term ROFR Exercise Notice") to such ROFR Asset Owner that Ergon is exercising its ROFR Right and will purchase the ROFR Assets for the price and upon the terms and conditions contained in the Term ROFR Notice. If Ergon does not deliver the Term ROFR Exercise Notice to such ROFR Asset Owner during the Term ROFR Period, then such ROFR Asset Owner shall thereafter be free to sell the ROFR Assets to such third party substantially on the terms and conditions contained in the Term ROFR Notice or pursuant to higher or more favorable terms and conditions.
(b)    Notwithstanding anything to the contrary contained herein, the ROFR Right shall not apply to any mortgage of the ROFR Asset or any portion thereof to secure the repayment of borrowings by the ROFR Asset Owner or any of its Affiliates. A foreclosure sale by such lender shall not be a sale to which the ROFR Right shall be applicable, and upon any such foreclosure sale the ROFR Right shall terminate automatically and be of no further force or effect notwithstanding the existence of, or any term contained in, any non-disturbance agreement from such ROFR Asset Owner’s lenders. In clarification of the foregoing, after any such foreclosure sale, the ROFR Right shall never apply. In the event of a foreclosure sale, to the extent that such ROFR Asset Owner receives notice thereof, such ROFR Asset Owner shall provide Ergon notice of such sale, including the date, time and place of sale, if known by such ROFR Asset Owner; such notice to be provided by such ROFR Asset Owner within five Business Days following such ROFR Asset Owner ‘s receipt of such information, if any. As used herein, "foreclosure sale" shall include a conveyance in lieu of foreclosure. It is the intention of the Parties that the ROFR Right be subordinate to any mortgage presently encumbering the ROFR Assets.
ARTICLE 3
Miscellaneous
3.1    Reserved.
3.2    Choice of Law; Venue.
(a)    This Agreement shall be subject to and governed by the laws of the State of Oklahoma, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.
(b)    The Parties agree that any dispute, controversy, or claim arising out of or relating to this Agreement shall be settled exclusively in Tulsa, Oklahoma.
3.3    Notice. All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by facsimile or email to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by facsimile or email shall be effective upon transmission (return receipt requested) if sent during the recipient’s normal business hours or at the beginning of the recipient’s next Business Day after transmission if not sent during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 3.3.

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If to Ergon:
c/o Ergon, Inc.
P.O. Box 1639,
Jackson, MS 39215-1639
Attention: A. Patrick Busby, Executive Vice President and Chief Financial Officer
Facsimile: (601) 933-3371
Email: pat.busby@ergon.com
If to any Group Member:
Blueknight Energy Partners, L.P.
Attn: Jeff Speer
6060 American Plaza, Suite 600
Tulsa, OK 74135
Phone No: (918) 237-4033
Facsimile: (918) 237-4000
Email: jspeer@bkep.com

3.4    Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.
3.5    Termination of Agreement. This Agreement, other than the provisions set forth in Article 3 hereof, may be terminated (a) by the written agreement of all of the Parties or (b) by Ergon or the Partnership immediately upon a GP Change of Control by written notice given to the other Parties to this Agreement.
3.6    Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.
3.7    Assignment. No Party shall have the right to assign (whether directly or indirectly, by operation or law or otherwise) its rights or obligations under this Agreement without the consent of the other Parties; provided, however, that the Partnership Group may make a collateral assignment of this Agreement solely to secure financing for the Partnership Group.

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3.8    Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document and shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.
3.9    Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.
3.10    Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each Party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.
3.11    Rights of Limited Partners and Third parties. The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no Limited Partner, other interest holder of the Partnership or other third party shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.
[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement on, and effective as of, the date first written above.

ERGON ASPHALT & EMULSIONS, INC. By:____________________________________ Name: Title:	BLUEKNIGHT ENERGY PARTNERS G.P., L.L.C. By:_____________________________________ Name: Title:
BLUEKNIGHT ENERGY PARTNERS, L.P. By:____________________________________ Name: Title:	BKEP TERMINALLING, L.L.C. By:_____________________________________ Name: Title:
BKEP ASPHALT, L.L.C. By:____________________________________ Name: Title:	BKEP MATERIALS, L.L.C. By:_____________________________________ Name: Title:

[Signature Page to Omnibus Agreement]

EXHIBIT A
ROFO Assets
Set forth below is a list of each ROFO Asset and the corresponding ROFO Asset Owner.

ROFO Asset	ROFO Asset Owner
Wolcott, KS Asphalt Terminal	BKEP Terminalling, L.L.C.
Ennis, TX Asphalt Terminal	BKEP Terminalling, L.L.C.
Chandler, AZ Asphalt/Emulsion Terminal	BKEP Terminalling, L.L.C.
Mt. Pleasant, TX Emulsion Terminal	BKEP Terminalling, L.L.C.
Pleasanton, TX Emulsion Terminal	BKEP Terminalling, L.L.C.
Birmingport, AL Asphalt/Polymer/Emulsion Terminal	BKEP Terminalling, L.L.C.
Memphis, TN Asphalt/Polymer/Emulsion Terminal	BKEP Terminalling, L.L.C.
Nashville, TN Asphalt/Polymer Terminal	BKEP Terminalling, L.L.C.
Yellow Creek, MS Asphalt Terminal	BKEP Terminalling, L.L.C.
Fontana, CA Asphalt/Emulsion Terminal	[•]
Las Vegas, NV Asphalt/Emulsion/Polymer Terminal	[•]

EXHIBIT B
ROFR Assets
Set forth below is a list of each ROFR Asset and the corresponding ROFR Asset Owner.

ROFR Asset	ROFR Asset Owner
Fontana, CA Asphalt/Emulsion Terminal	[•]
Las Vegas, NV Asphalt/Emulsion/Polymer Terminal	[•]

Form of Opinion
1.    Existence and Good Standing. Each of the Partnership and the General Partner (collectively, the “Partnership Parties”) is validly existing and in good standing as a limited partnership or limited liability company, as the case may be, under the laws of the State of Delaware, with all requisite limited partnership or limited liability company, as the case may be, power and authority to own or lease its properties and conduct its business, in each case, in all material respects as described in the SEC Documents.
2.    Power and Authority to Act as General Partner of the Partnership. The General Partner is the sole general partner of the Partnership and has all requisite power and authority to act as general partner of the Partnership in all material respects.
3.    Valid Issuance of the Issued Units. (a) The Issued Units to be purchased by the Contributors from the Partnership and the limited partner interests represented thereby have been duly authorized for issuance and sale to the Contributors pursuant to the Contribution Agreement and, when issued and delivered by the Partnership pursuant to the Contribution Agreement against payment of the consideration set forth therein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)). (b) The Common Units (as defined in the Partnership Agreement) issuable upon conversion of the Issued Series A Units have been duly authorized by the General Partner on behalf of the Partnership pursuant to the Partnership Agreement and, when issued upon conversion of the Issued Series A Units in accordance with the terms of the Partnership Agreement, will be validly issued, fully paid (to the extent required by applicable law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
4.    No Preemptive Rights, Registration Rights or Options. Except as described in the SEC Documents or as set forth in the Partnership Agreement or Schedule 1 to this opinion letter, NTD: If applicable. there are no (i) preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership; or (ii) outstanding options or warrants to purchase any securities of the Partnership, in each case pursuant to or under any agreement or other instrument listed on a schedule to such opinion letter.
5.    Authority and Authorization. Each of the Partnership Parties has all requisite limited partnership or limited liability company, as applicable, power and authority to execute and deliver the Partnership Agreement, the Registration Rights Agreement, the Contribution Agreement and the GP LLC Agreement (collectively, the “Operative Documents”) to which it is a party and to perform its obligations thereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Issued Units, in accordance with and upon the terms and conditions set forth in the Contribution Agreement and the Partnership Agreement. All limited partnership or limited liability company action,

1 NTD: If applicable.

1

as applicable, required to be taken by each of the Partnership Parties for the authorization, issuance, sale and delivery of the Issued Units by the Partnership, the execution and delivery by the Partnership Parties, as applicable, of the Operative Documents and the consummation of the transactions provided for in the Operative Documents has been validly taken.
6.    Authorization and Binding Effect. The Operative Documents have been duly authorized, executed and delivered by the Partnership Parties, as applicable. Assuming the due authorization, execution and delivery by the other parties thereto, the Registration Rights Agreement, the Partnership Agreement and the GP LLC Agreement are valid and legally binding agreements of the Partnership Parties, as applicable, enforceable against the Partnership Parties, as applicable, in accordance with their terms; provided, that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.
7.    Non-contravention. None of (A) the offering, issuance or sale by the Partnership of the Issued Units or (B) the execution, delivery and performance of the Operative Documents by the Partnership Parties, as applicable, (i) constitutes or will constitute a violation of the Partnership Agreement or the GP LLC Agreement, (ii) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument listed on a schedule to such opinion letter, or (iii) violates or will violate the Delaware LP Act, the Delaware Limited Liability Company Act (the “Delaware LLC Act”), or federal law, which conflicts, breaches, violations, defaults or Liens, in the case of clause (ii) or (iii), would, individually or in the aggregate, reasonably be expected to have an Acquirer Material Adverse Effect.
8.    No Consent. No authorization, consent, approval, license, qualification, filing, declaration, qualification or registration with, any Governmental Authority, is required for the issuance and sale by the Partnership of the Issued Units, the execution, delivery and performance by the Partnership Parties of the Operative Documents, or the consummation of the transactions contemplated by any such agreements, except (i) as may be required in connection with the Partnership Parties’ obligations under the Registration Rights Agreement to register the resale of the Issued Common Units and the Common Units issuable upon conversion of the Issued Series A Units under the Securities Act and the applicable rules and regulations of the SEC thereunder, (ii) where the failure to receive such authorization, consent, approval, license, qualification, filing, declaration, qualification or registration could not, individually or in the aggregate, reasonably be expected to have an Acquirer Material Adverse Effect, (iii) those that have been obtained, or (iv) as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion.

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9.    Investment Company Act. The Partnership is not, and after the consummation of the transactions contemplated by the Contribution Agreement will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
10.    Registration. Assuming the accuracy of the representations and warranties of Acquirer, the Contributors and the Partnership contained in the Contribution Agreement, the offer, issuance and sale of the Issued Units by the Partnership to the Contributors solely in the manner contemplated by the Contribution Agreement are exempt from the registration requirements of the Securities Act.

3